   As filed with the Securities and Exchange Commission on October 11, 2005



                                                     REGISTRATION NO. 333-126172


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                 AMENDMENT NO. 1


                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                MAN-AHL 130, LLC
             (Exact name of registrant as specified in its charter)

        DELAWARE                       6221                     84-1676365
(State of Organization)    (Primary Standard Industrial        (IRS Employer
                            Classification Code Number)   Identification Number)

                         C/O MAN INVESTMENTS (USA) CORP.
                       123 NORTH WACKER DRIVE, 28TH FLOOR
                             CHICAGO, ILLINOIS 60606
                                 (312) 881-6800
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  JOHN M. KELLY
                         C/O MAN INVESTMENTS (USA) CORP.
                       123 NORTH WACKER DRIVE, 28TH FLOOR
                             CHICAGO, ILLINOIS 60606
                                 (312) 881-6800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   COPIES TO:
                                David R. Sawyier
                                 James B. Biery
                         Sidley Austin Brown & Wood LLP
                                 Bank One Plaza
                            10 South Dearborn Street
                             Chicago, Illinois 60603

                                   ----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

                                   ----------

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------

                         CALCULATION OF REGISTRATION FEE


  TITLE OF EACH CLASS OF                         MAXIMUM          MAXIMUM            AMOUNT OF
     SECURITIES BEING         AMOUNT BEING   OFFERING PRICE      AGGREGATE          ADDITIONAL
        REGISTERED             REGISTERED       PER UNIT      OFFERING PRICE    REGISTRATION FEE(1)
  ---------------------      -------------   --------------   --------------    -------------------
Units of Limited Liability
   Company Interest
   Class A ...............    50,000              $100            5,000,000         $         0
   Class B ...............    50,000              $100            5,000,000         $         0
                             -------                            -----------         -----------
      TOTAL                  100,000 UNITS                      $10,000,000         $         0
                             =======                            ===========         ===========


                                   ----------

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


(1) In connection with the registrant's Registration Statement filed on June 28, 2005 (Reg. #333-126172), the registrant paid the total amount of $1,177 in registration fees.


================================================================================

                                MAN-AHL 130, LLC




                   UNITS OF LIMITED LIABILITY COMPANY INTEREST


                               CLASS A AND B UNITS



    (MINIMUM OF EACH CLASS: 5,000 UNITS; MAXIMUM OF EACH CLASS: 50,000 UNITS)


THE FUND





The Fund will trade in the global futures and forward markets pursuant to the AHL Diversified Program, a speculative, trend-following managed futures strategy.






The Fund will invest approximately 30% of its capital in Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC (collectively, "Man-Glenwood"), registered investment companies which, in turn, invest in a portfolio of private investment funds.





THE MANAGING MEMBER

Man Investments (USA) Corp. Affiliates of the Managing Member manage the AHL Diversified Program as well as Man-Glenwood.

THE UNITS


Two Classes of Units are being offered (Class A Units are offered to taxable investors and Class B Units are offered to tax-exempt investors). These Classes are substantially identical except that Class B Units have been structured so as not to cause tax-exempt investors to recognize "unrelated business taxable income" on their investment in the Fund.


THE OFFERING


This is a best efforts, not a "firm commitment" offering. Subscription proceeds received before the Fund begins operations will be held in escrow at [Bank]. Units of each Class are offered separately. If subscriptions for at least 5,000 Units of Class A or 25,000 Units of Class B are not accepted during the Initial Offering Period ending [___] (subject to extension until no later than [___] for Class A Units and [___] for Class B Units), the offering of such Class(es) will be terminated and subscription proceeds received in respect of such Class(es) will be returned within 5 business days to subscribers together with any interest earned thereon.


After a Class of Units has initially been issued, Units of such Class will be continuously offered as of the first day of each calendar month without any scheduled termination of the offering, and no minimum number of Units will need to be sold as of the beginning of any month for additional Units of that Class then to be issued.


The Units are initially offered at $100 per Unit and thereafter at Net Asset Value. The minimum investment in Class A Units is $25,000, and in Class B Units it is $10,000; additional investments in any Class are permitted in $1,000 increments.


If the minimum amount of Units offered pursuant to this offering is sold, the proceeds to the Fund will be $500,000; if the total amount of Units offered pursuant to this offering is sold, the proceeds to the Fund will be $10,000,000.

"ACCREDITED INVESTORS" ONLY


The Managing Member has determined to limit the persons eligible to invest in the Units to "Accredited Investors." Individual "Accredited Investors" must have an annual income of at least $200,000 (or joint annual income with spouse of $300,000) in each of the two most recent years and a reasonable expectation of such income in the current year or a net worth (including assets held jointly with spouse) of $1,000,000.


THE RISKS


     THE FUND IS A SPECULATIVE MANAGED FUTURES FUND, AND INVOLVES A HIGH DEGREE OF RISK. BEFORE YOU DECIDE WHETHER TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER "RISK FACTORS" BEGINNING ON PAGE 9.



- The Fund is a speculative and leveraged managed futures fund. The AHL Diversified Program will typically hold futures positions with a face amount equal to 300% to 800% of the Fund's Net Asset Value. Man-Glenwood currently leverages its investment in the portfolio funds in which it invests to approximately 120% of Man-Glenwood's net asset value. Leverage magnifies losses as well as profits.



-    You may lose all or substantially all of your investment in the Fund.


- The AHL Diversified Program is dependent for its profitability on there being sustained price trends of the type which the Program is designed to identify.


- The Fund's substantial expenses must be offset by trading profits and interest income for the Fund to be profitable. The Managing Member estimates the expenses of the Fund, irrespective of profitability, at approximately 6.25% for Class A and B Series 1 Units and 5.00% for Class A and B Series 2 Units, of the Fund's average Net Asset Value, on a break-even basis.



- The Fund is subject to material conflicts of interest; members of the Man Group act as the manager, commodity broker and foreign exchange trader of the AHL Diversified Program and as the manager of Man-Glenwood.



- Investors must pay tax every year on any income allocated to their investment in the Fund, irrespective of receiving no distributions from the Fund.



- The Fund trades to a substantial degree on non-U.S. markets which are not subject to the same regulations as are their U.S. counterparts.



-    The Fund is newly-formed and has no operating history.



- There is no market for the Units, and they may only be redeemed as of the end of a calendar quarter on 45 days' prior notice, subject to the limitation that no more than 15% of the Fund's total outstanding Units may be redeemed as of any calendar quarter-end.




NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE
      MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON
              THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
                              MAN INVESTMENTS INC.
                                  SELLING AGENT
                                   [___], 2005

                              [OUTSIDE BACK COVER]

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE MANAGING MEMBER, THE SELLING AGENT OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.

     UNTIL ___________, 2005, ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     ALL SELLING AGENTS MUST DELIVER TO PROSPECTIVE INVESTORS ANY SUPPLEMENTED OR AMENDED PROSPECTUS ISSUED BY THE FUND DURING BOTH THE INITIAL AND THE ONGOING OFFERING PERIODS.

                      COMMODITY FUTURES TRADING COMMISSION
                            RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.


     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL ON PAGES 30 TO 33 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, ON PAGE 7.



     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, ON PAGES 9 TO 15.


     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                                   ----------


               PLEASE SEE THE IMPORTANT PRIVACY POLICY ON PAGE 47.


                                   ----------

     THE FUND IS A "COMMODITY POOL," REGULATED BY THE COMMODITY FUTURES TRADING COMMISSION (THE "CFTC"), AND NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940. PROSPECTIVE INVESTORS MUST BE AWARE THAT IN INVESTING IN THE FUND THEY WILL NOT HAVE THE BENEFIT OF ANY OF THE NUMEROUS INVESTOR PROTECTION PROVISIONS OF THE INVESTMENT COMPANY ACT.

     DUE TO THE FUND'S STATUS AS A "COMMODITY POOL," APPLICABLE CFTC RULES REQUIRE THAT THIS PROSPECTUS BE ACCOMPANIED (ONCE THE FUND HAS BEGUN TRADING) BY THE FUND'S MOST CURRENT MONTHLY ACCOUNT STATEMENT OR BY SUMMARY PERFORMANCE INFORMATION RELATING TO THE FUND, CURRENT WITHIN 60 CALENDAR DAYS OF THE DATE OF THE DELIVERY OF THIS PROSPECTUS.

                                   ----------

     THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE FUND'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") IN WASHINGTON, D.C.

     THE FUND WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. AT 450 FIFTH STREET, NW, WASHINGTON D.C. 20549. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

     THE FUND'S REGISTRATION STATEMENT AND REPORTS FILINGS WILL ALSO BE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

     MAN-GLENWOOD ARE PUBLICLY-OFFERED "INVESTMENT COMPANIES," REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940. INFORMATION REGARDING MAN-GLENWOOD IS ALSO AVAILABLE AT THE SEC'S WEBSITE AS DESCRIBED IN THE PRECEDING PARAGRAPH.

                              ORGANIZATIONAL CHART

                                MAN-AHL 130, LLC





                                  (FLOW CHART)



     SEE "CONFLICTS OF INTEREST; TRANSACTIONS BETWEEN MAN GROUP AND THE FUND" AT PAGE 35.



     ALL ENTITIES INDICATED ABOVE, EXCEPT THE FUND (ONCE TRADING BEGINS), MAN-GLENWOOD, THE PORTFOLIO COMPANY, THE SUB-FUNDS AND THE THIRD-PARTY ADMINISTRATOR, ARE 100% OWNED, DIRECTLY OR INDIRECTLY, BY MAN GROUP PLC.



     FOR CONVENIENCE, MAN GROUP PLC AND ENTITIES AFFILIATED WITH IT ARE SOMETIMES COLLECTIVELY REFERRED TO AS "MAN GROUP."

CONTENTS

                                    PART ONE
                               DISCLOSURE DOCUMENT


SECTION                                                                     PAGE
-------                                                                     ----
Summary..................................................................     2
Risk Factors.............................................................     9
   You May Lose Your Entire Investment...................................     9
   The Fund Uses Leverage, Which Increases Risk..........................     9
   The Fund is the First Public Futures Fund Sponsored by the Managing
      Member.............................................................     9
   The Fund Has No Operating History.....................................     9
   "Risk of Ruin"........................................................     9
   The Fund's Performance is Expected to be Volatile.....................     9
   The Fund's Substantial Fees and Expenses Will Cause Losses Unless
      Offset by Profits and Interest Income..............................    10
   An Investment in the Fund is not a Liquid Investment..................    10
   Substantial Redemptions may Cause the Fund to Incur Losses............    10
   The Fund is Subject to Conflicts of Interest..........................    10
   The Managing Member has not Established Formal Procedures to Resolve
      Conflicts of Interest..............................................    11
   The Fund's Investment in Man-Glenwood may Incur Losses................    11
   Changes in Regulatory Requirements may be Adverse to the Fund.........    11
   The AHL Incentive Fee Calculation may not Reflect Your Investment
      Experience.........................................................    11
   You Will be Taxed Each Year on Your Share of Fund Profits; You Will
      be Required to Extend the Filing Date of Your Tax Returns..........    12
   The Fund Could Lose Assets and Have its Trading Disrupted due to the
      Bankruptcy of its Commodity Broker, Counterparties or Others.......    12
   Trading on Foreign Exchanges Presents Greater Risk Than Trading on
      U.S. Exchanges.....................................................    12
   The Fund Trades in Unregulated Markets................................    12
   Exchange Rate Risk....................................................    13
   Lack of Price Trends Will Cause Losses; There Have Been Sustained
      Periods of Time With Insufficient Price Trends for the AHL
      Diversified Program to Trade Profitably. The Managing Member
      Expects That There Will be Similar Periods in the Future...........    13
   AHL's Trading Decisions are Based on Technical Systems not on an
      Analysis of Economic Factors.......................................    13
   Increased Competition Among Trend-Following Traders Could Reduce AHL's
      Profitability......................................................    14
   Market Conditions Will Dominate AHL's Results.........................    14
   Reliance on a Single Futures Trading Strategy.........................    14
   Possible Effects of Speculative Position Limits.......................    14
   Possible Effects of Daily Price Fluctuation Limits....................    14
   The Fund is Unlikely to Realize its Potential Except in the Medium
      to Long Term.......................................................    14
Use of Proceeds..........................................................    14
Management's Discussion and Analysis of the Fund's Prospective
   Operations............................................................    19
Management of the Fund...................................................    21
Performance Information..................................................    23
Net Asset Value..........................................................    29
Fees and Expenses Paid by the Fund.......................................    30
Clearing Broker..........................................................    34
Redemptions and Transfers of Units.......................................    34
Conflicts of Interests; Transactions Between Man Group and the Fund......    35
Summary of the Limited Liability Company Agreement.......................    38
Tax Consequences.........................................................    39
Benefit Plan Investors...................................................    42
Plan of Distribution.....................................................    44
Reports..................................................................    46
Lawyers; Accounts........................................................    46
Privacy Policy...........................................................    47
Index to Financial Statements............................................    49


                                    PART TWO
                             STATEMENT OF ADDITIONAL
                                   INFORMATION


SECTION                                                                     PAGE
-------                                                                    -----
Futures Markets and Trading Methods.....................................      59
Alternative Investment Strategies in General............................      62
Supplemental Performance Information....................................      63
Appendix -- Excerpts of Prospectus of Man-Glenwood Lexington, LLC.......   APP-1
Exhibit A -- Limited Liability Company Agreement........................     A-1
Exhibit B -- Subscription Requirements..................................    SR-1
Exhibit C -- Subscription Instructions..................................    SA-1



THIS PROSPECTUS IS INTENDED FIRST TO BE USED AS OF THE DATE SET FORTH ON THE COVER OF THIS PROSPECTUS. APPLICABLE RULES OF THE CFTC REQUIRE THAT THIS PROSPECTUS BE UPDATED AT LEAST EVERY NINE MONTHS FROM THE DATE OF FIRST USE, AND THAT IT BE ACCOMPANIED BY THE MOST RECENT CFTC-REQUIRED MONTHLY REPORT OR SUMMARY PERFORMANCE INFORMATION CURRENT WITHIN 60 DAYS OF DELIVERY.

SUMMARY

THE FUND

     Man-AHL 130, LLC (the "Fund") is a limited liability company organized in 2005 under the laws of Delaware. The fiscal year of the Fund ends March 31, and its taxable year ends on December 31.

     The Fund is a speculative, managed futures fund which will trade pursuant to the AHL Diversified Program (the "AHL Diversified Program").


     The AHL Diversified Program is a managed futures program directed on behalf of the Fund by Man-AHL (USA) Limited ("AHL").



     The AHL Diversified Program is quantitative and primarily directional (i.e., it employs statistical models of market behavior in seeking to identify and take advantage of upward and downward price trends in the commodities markets). Trading takes place 24 hours a day using real time price information to respond to price moves across a range of global markets encompassing stock indices, bonds, currencies and short-term interest rates.



     AHL's trading process is the product of sophisticated research and applies a technical approach that was developed in and has been operated, with modifications, in a company form since 1987. Although the underlying investment methodology is proprietary and the precise details confidential, the guiding principles have remained unchanged through the years: diversification, discipline, efficiency, rigorous risk management and ongoing research. The AHL Diversified Program to be traded on behalf of the Fund has been operating since December 1990.


                                    * * * * *


     Managed futures funds typically hold all of their capital in reserve to cover trading losses and margin their open futures and forward positions. The Fund will maintain approximately 70% of its capital in cash and cash equivalents. The Fund will invest the remainder of its capital -- approximately 30% -- in Man-Glenwood. The 30% investment in Man-Glenwood will be made by investing approximately 30% of Class A capital in Man-Glenwood Lexington, LLC and 30% of Class B capital in Man-Glenwood Lexington TEI, LLC, each a registered investment company, such that the investment in Man-Glenwood represents approximately 30% of the Fund's capital. Man-Glenwood, in turn, allocate their capital, through an investment in Man-Glenwood Lexington Associates Portfolio, LLC, a master investment vehicle (the "Portfolio Company"), to a portfolio of private investment funds (the "Sub-Funds"). The Fund's Man-Glenwood investment also has the potential to perform differently from the AHL Diversified Program. Such non-correlation of results can reduce the risk of the Fund's overall portfolio, with Man-Glenwood gains potentially offsetting the AHL Diversified Program losses and vice versa. The Managing Member will attempt to rebalance the Fund's portfolio on a quarterly basis so as to maintain the Fund's investment in Man-Glenwood at approximately 30% of Fund capital. If the Managing Member deems it to be necessary or advisable, however, the Managing Member will reduce or eliminate its investment in Man-Glenwood.


MANAGING MEMBER

     Man Investments (USA) Corp. is the Managing Member of the Fund and is responsible for its overall management and administration.


     The Managing Member is a subsidiary of Man Group plc, which is listed on the London Stock Exchange and a constituent of the FTSE 100 index of leading UK stocks. Man Group plc is a diversified global financial services firm that engages in a broad spectrum of activities including financial advisory services, asset management activities, sponsoring and managing private investment funds, engaging in broker-dealer transactions (through its Man Financial division) and other activities. The Man Investments division of Man Group plc has launched approximately 450 alternative investment products, including numerous commodity pools, and, as of September

30, 2005 had an estimated $44 billion under management.


     AHL and Glenwood Capital Investments, L.L.C. ("Glenwood"), which manage the AHL Diversified Program for the Fund and Man-Glenwood, respectively, are members of the Man Group.


     Man Financial Inc., the commodity broker used for the Fund's AHL Diversified Program account, and Man Financial Limited, the entity through which the Fund will conduct its foreign exchange trading, are both affiliates of the Managing Member.



     Man Investments Inc., the Selling Agent, is a registered broker-dealer and is an affiliate of the Managing Member. The Selling Agent may engage additional selling agents ("Additional Selling Agents") to assist it with the placement of the Fund's Units.


PRINCIPAL OFFICES

     The Fund's and the Managing Member's principal offices and the place where their principal books and records are kept, are located at 123 N. Wacker Drive, 28th Floor, Chicago, Illinois 60606; telephone number: (312) 881-6800. Certain records of the Fund will be located at the offices of the Fund's administrator.

THE OFFERING

INITIAL OFFERING PERIOD


     The Fund is offering Units during an Initial Offering Period expected to end [___], subject to extension until no later than [___] for Class A Units and [___] for Class B Units.



     The Units will initially be offered at $100 per Unit. This initial offering price has been arbitrarily determined; investors' participation in the Fund is determined on the basis of the dollar amount which they invest. After the initial issuance of the Units of each Class, additional Units will be issued at the beginning of each month based on their Net Asset Value as of the end of the previous calendar month.


     Units will be issued in fractions calculated to two decimal points.


CLASSES AND SERIES OF UNITS



     The Fund offers two Classes of Units. These Classes have identical trading and investment portfolios. Class A Units are offered only to taxable investors, while the Class B Units are offered only to tax-exempt investors. The Class B Units have been structured so as not to cause tax-exempt investors to recognize taxable "unrelated business taxable income."



     Within each Class, Units will be issued in two separate Series. Class A Series 1 and Class B Series 1 Units are subject to a 1.25% annual Client Servicing Fee.



     Class A Series 2 and Class B Series 2 Units are available exclusively to investors participating in selling agent asset-based or fixed fee investment programs, or in investment advisors' fee-based advisory programs and are not charged the Client Servicing Fee.


MINIMUM INVESTMENT


     Minimum initial investment: Class A Units, $25,000; Class B Units, $10,000; additional investments (whether at the time of the initial investment or thereafter): $1,000 for either Class of Units.


MINIMUM CAPITALIZATION


     A minimum of (i) 5,000 Class A Units ($500,000), or (ii) 25,000 Class B Units ($2,500,000), must be sold for the Units of such Classes to be issued. The Fund will only issue Class B Units at such time as there are at least 100 subscribers for the Class B Units.


MAJOR RISKS OF THE FUND

     The Fund is speculative. You may lose all or substantially all of your investment in the Fund.

     The Fund is newly formed and thus has no performance history. The past performance of the AHL Diversified Program is not necessarily indicative of the future results of the Fund.


     The Fund is leveraged. The AHL Diversified Program will typically hold futures positions with a face amount equal to 300% to 800% of the Fund's Net Asset Value. Man-Glenwood currently leverages its indirect investment in the Sub-Funds in which it invests up to approximately 120% of Man-Glenwood's net asset value. Leverage magnifies losses as well as profits.


     The Fund's performance is expected to be volatile. The Fund may suffer sudden and substantial losses from time to time and the day-to-day value of the Units will be variable.


     The Fund is subject to substantial fees and expenses. To be profitable, the Fund's fees and expenses must be offset by trading profits and interest income. The Managing Member estimates the expenses of the Fund, irrespective of profitability, at approximately 6.25% of the Series A1 and B1 Units and 5.00% of the Series A2 and B2 Units, of the Fund's average Net Asset Value on a break-even basis.



     The Fund is subject to material conflicts of interest; members of the Man Group act as the manager, commodity broker and foreign exchange trader of the AHL Diversified Program and as the manager of Man-Glenwood. The Selling Agent is also an affiliate.



     The Units are not liquid. No secondary market exists for the Units, and the Units may be redeemed only as of a quarter-end upon 45 days' notice. The Net Asset Value of a Unit may change materially between the date that a notice of redemption must be submitted and the redemption date for such Unit.



     No more than 15% of the Fund's total outstanding Units may be redeemed as of any calendar quarter. In the event that the Fund receives redemption requests in excess of such 15% limitation for eight consecutive quarters, the Fund will cease its trading and investment activities and will terminate as promptly as possible.






     Investors must pay tax every year on any income allocated to their investment in the Fund, irrespective of receiving no distributions from the Fund.



     The Fund is newly formed and has no operating history.


ACCREDITED INVESTORS ONLY

     Despite the Units being publicly offered, the Managing Member has determined that only "Accredited Investors" may invest. An "Accredited Investor" generally is: (i) an individual who has had an annual income of at least $200,000 ($300,000 together with spouse) during the past two years and reasonably expects to earn at least such amount of income in the current year or has a net worth of $1,000,000; or (ii) an entity with a net worth of $5,000,000. "Accredited Investor" status is not any assurance that an investment in the Fund is suitable for any prospective investor.

     To subscribe, you must complete and sign the Subscription Agreement and Power of Attorney Signature Page which accompanies this Prospectus and deliver it to your Selling Agent. See Exhibit B -- Subscription Requirements and Exhibit C -- Subscription Agreement and Power of Attorney. You should review this entire Prospectus carefully before deciding whether to invest in the Units.


     Pending investment in the Units, subscription funds will be held in escrow at [bank], which will serve as the Escrow Agent. All interest earned on subscription funds while held in escrow will be invested in the Fund at the time that the related Units are issued and will become a general asset of the Fund. Subscription funds not invested in the Fund will be returned to investors together with any interest actually earned thereon.



LIMITED LIABILITY



     Investors invest with limited liability and cannot lose more than their investments and unredeemed profits.

POTENTIAL INVESTMENT ADVANTAGES



     The Fund offers the following potential advantages.



- Access to the AHL Diversified Program. Past performance is not necessarily indicative of future results.



- Diversification into managed futures; the AHL Diversified Program, which has historically performed profitably during certain periods when traditional stock and bond investments were performing poorly. There can be no assurance that the performance of the AHL Diversified Program will be non-correlated to the general equity and debt markets.






- An investment of 30% of the Fund's capital in Man-Glenwood, potentially increasing overall returns and potentially performing profitably during certain periods when the AHL Diversified Program is unprofitable.


REDEMPTIONS


     You may redeem your Units as of the end of any calendar quarter, upon 45 days' prior written notice to the Managing Member. Redemption proceeds are usually paid out within no more than 45 business days of the effective date of redemption (this delay being required in order for the Fund to tender for repurchase a portion of its investment in Man-Glenwood).


     If quarter-end redemptions are requested for more than 15% of the Fund's total then outstanding Units, each redemption request will be reduced pro rata so that only 15% of the Fund's total then outstanding Units are redeemed. Units not redeemed due to the reduction of a redemption request will remain subject to increase or decrease in value as a result of the Fund's trading activities.

     Redeeming Unitholders will be notified if redemption requests for any given quarter-end are likely to be pro rated in order to comply with such 15% limitation, and will be given an opportunity to withdraw their redemption requests.


     In the event that the Fund receives redemption requests in excess of the 15% limitation for eight consecutive quarters, the Fund will cease its trading and investment activities and will terminate as promptly as possible.


CHARGES

     The Fund's substantial expenses must be offset by trading gains and interest income to avoid depletion of the Fund's assets.

     NO SALES LOAD

     No Units will be subject to any initial selling commission or sales load.

CLIENT SERVICING FEE, SELLING COMPENSATION


     The Selling Agent will receive a Client Servicing Fee equal to 1/12 of 1.25% of the Net Asset Value of the Class A Series 1 and Class B Series 1 Units at each month-end (a 1.25% annual rate), calculated monthly and paid quarterly in arrears. The Client Servicing Fee will not apply to Class A Series 2 and Class B Series 2 Units, which are offered exclusively to participants in selling agent or registered investment advisor fixed-fee or asset-based fee programs. The Selling Agent is subject to the regulatory limitation that it receive aggregate selling commissions not in excess of 10% of the sale price of each Unit. Once the Selling Agent has received aggregate selling commissions totaling 10% of the sale price of a Class A Series 1 or Class B Series 1 Unit (or, if earlier, such Unit has been charged Client Servicing Fees totaling 10% of the sale price of such Unit), the Client Servicing Fee will end and the Class A Series 1 and Class B Series 1 Units will be redesignated in terms of and become indistinguishable from the Class A Series 2 and Class B Series 2 Units, respectively, to which the Client Servicing Fee does not apply, and no further Client Servicing Fee will be charged in respect of such Unit.

ORGANIZATIONAL AND OFFERING AND ADMINISTRATIVE EXPENSES


     The Managing Member, or an affiliate, will bear, without reimbursement from the Fund, the costs of organizing the Fund and offering the Units pursuant to this Prospectus.


     The Fund will enter into an administration agreement with an independent third party (the "Administrator") to provide various services (such as administration, accounting, valuation, tax reporting and investor services) at competitive rates, estimated at 0.50% per annum of the Fund's average month-end Net Asset Value during a fiscal year (assuming average assets of $100,000,000). Administrative expenses in excess of 0.50% of the Fund's average month-end Net Asset Value during the first two fiscal years will be paid by, or reimbursed to the Fund by, the Managing Member or an affiliate (irrespective of the level of the Fund's average assets during such year). Thereafter, expenses in excess of 0.50% of the Fund's average month-end Net Asset Value will be paid by the Fund, but may be paid by the Managing Member in its discretion.


MANAGEMENT AND INCENTIVE FEES

     The Fund. The Fund will pay the Managing Member a management fee of 1/12 of 0.75% of the Net Asset Value of all outstanding Units at each month-end (a 0.75% annual rate), calculated monthly and paid quarterly in arrears.


     The AHL Diversified Program. The AHL Diversified Program charges: (i) a management fee of 1/6 of 1% of the month-end notional value of the Fund's AHL account - approximately equal to the Fund's Net Asset Value - (a 2% annual rate), calculated and paid monthly; and (ii) a monthly incentive fee of 20% of any "new net profits" attributable to the Fund's AHL account (the capital attributable to both Classes of Units will be traded in the same AHL account). "New net profit" is the increase in the month end Net Asset Value of the account (after deduction of monthly management fees, expenses and brokerage commissions but before additions and withdrawals for the month) over the account's highest Net Asset Value as of the end of any preceding month, or the commencement of trading. The AHL Diversified Program's incentive fees are calculated on a "high water mark" basis. If losses are incurred since the last payment of an incentive fee with respect to the Fund's AHL account, AHL must earn back such losses before generating additional incentive fees. Net profits are not reduced for such purposes by incentive fees previously paid.


     The Fund's Man-Glenwood investment is subject to annual management, investor servicing and administrative fees and expenses equal to 3% per annum of the aggregate value of the Fund's investment in Man-Glenwood, calculated monthly and paid quarterly.


     The investment managers of the Sub-Funds (the "Sub-Fund Managers") generally will charge the Portfolio Company a management fee (in addition to their administrative costs), and some or all of the Sub-Fund Managers will receive performance or incentive allocations. The management fees of the Sub-Fund Managers are generally expected to range from 1% to 2% annually of the net assets under their management (including the Fund's investment) and the performance or incentive allocations to the Sub-Fund Managers are generally expected to range from 15% to 25% of net profits annually or quarterly (net profits for such purposes will generally be calculated in the same manner as in the case of AHL), although on occasion this could be higher.


TRANSACTION COSTS


     The AHL Diversified Program executes its futures and forward trades exclusively through Man Financial Inc. and its affiliates (the "Clearing Broker"), a member of the Man Group. Consequently, the futures commission rates charged to the AHL Diversified Program have not been negotiated at arm's-length and certain of the Clearing Broker's clients may be charged lower rates. However, the Fund will be charged futures brokerage commissions at rates generally available to the Clearing Broker's unaffiliated institutional customers. The Managing Member estimates the Fund's AHL Diversified Program transaction costs at approximately 1% per year of the Fund's average month-end Net Assets during such year. The total commissions paid by the Fund in any period of 12 consecutive months are limited to 3% of the Fund's average month-end Net Assets during such 12-month period.



     The Managing Member estimates the Sub-Funds' annual transaction costs at less than 1% per year of the Fund's average month-end investment in Man-Glenwood during such year.



     The following Breakeven table indicates the approximate amount of trading profit the Fund must earn, during the first 12 months after a Class A Series 1 or Class B Series 1 Unit is sold, to offset the costs applicable to a minimum investment in Class A Series 1 or Class B Series 1 Units.


                                 BREAKEVEN TABLE


                                     CLASS A         CLASS B
                                     SERIES 1        SERIES 1
                                  DOLLAR RETURN   DOLLAR RETURN
                     PERCENTAGE      REQUIRED        REQUIRED
                       RETURN        ($25,000        ($10,000
                      REQUIRED       INITIAL         INITIAL
                        FIRST      INVESTMENT)     INVESTMENT)
                       TWELVE      FIRST TWELVE   FIRST TWELVE
                      MONTHS OF      MONTHS OF      MONTHS OF
EXPENSES             INVESTMENT     INVESTMENT     INVESTMENT
--------             ----------   -------------   -------------
Management Fee        0.75%       $  187.50       $  75.00
Aggregate             0.50%       $  125.00       $  50.00
Administrative
Expenses*

Client Servicing      1.25%**     $  312.50**     $ 125.00**
Fee**
AHL Management Fee    2.00%       $  500.00       $ 200.00
AHL Incentive Fee      .40%*****  $  100.00*****  $  40.00*****
AHL Transaction       1.00%***    $  250.00***    $ 100.00***
Costs***

Man-Glenwood          0.90%****   $  225.00****   $  90.00****
Management Fee****
Sub-Fund              0.45%****   $  112.50****   $  45.00****
Management Fees
Sub-Fund              0.60%****   $  150.00****   $  60.00****
Performance Fees
Sub-Fund              0.30%****   $   75.00****   $  30.00****
Transaction
Costs****

Less Interest        (1.90)%      $ (475.00)      $(190.00)
Income+
TWELVE-MONTH          6.25%       $1,562.50       $ 625.00
"BREAKEVEN"


----------

* The Managing Member or an affiliate will assume administrative expenses in excess of 0.50% per annum of the Fund's average month-end net asset value for the first two fiscal years.


** Not applicable to Units acquired through and participating in a selling agent or investment advisor asset-based fee program.





***  Estimated; maximum AHL transaction costs are capped at 3%.



**** Estimated; Man-Glenwood investment estimated at 30% of Fund assets.



***** The AHL Diversified Program charges a monthly incentive fee equal to 20% of any "new net profits" attributable to the Fund's AHL account. AHL's trading profits are not reduced by non-AHL fund expenses. Consequently, an incentive fee may be charged by AHL in a breakeven or losing year for the Fund. Therefore, the AHL Diversified Program's Incentive Fee is estimated at 0.40%.



+ Interest Income estimated on the basis of 70% of Fund assets at current overnight rates.



The percentage return needed for an investment in Class A Series 2 or Class B Series 2 Units, which are not subject to the Client Servicing Fee, to offset estimated costs during the first 12 months after a Class A Series 2 or Class B Series 2 Unit is sold is 5%, which represents a dollar return for a $25,000 Class A Series 2 initial investment and a $10,000 Class B Series 2 initial investment of $1,200.00 and $500.00, respectively.

FEDERAL INCOME TAX ASPECTS

     The Fund will be treated as a partnership and not as an association or "publicly-traded partnership" for federal income tax purposes. Thus, you will be taxed each year on the Fund's income whether or not you redeem Units from the Fund or receive distributions from the Fund.

     40% of any trading profits on certain U.S. exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates, while 60% of any such trading profits are taxed as long-term capital gains at a lower maximum rate for individuals (15% for most gains recognized in taxable years beginning on or before December 31, 2008). The Fund's trading gains from other contracts will be primarily short-term capital gains and ordinary income. This tax treatment applies regardless of how long an investor holds Units. Interest income is taxed at ordinary income rates.


     Capital losses on the Units may be deducted against capital gains. However, capital losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year. Consequently, you could pay tax on the Fund's interest income, if any, and any ordinary income, even though you have lost money on your Units.


     The Fund will provide estimated tax information in advance of April 15 so Unitholders may pay taxes on a timely basis. However, definitive tax information will not be available until after April 15th. Accordingly, Unitholders will be required to apply for extensions to file their income tax returns.

THE FUTURES AND FORWARD MARKETS

     Futures contracts are generally traded on exchanges and call for the future delivery of various commodities or are settled in cash.

     Forward currency contracts are traded off-exchange through banks or dealers.

     Futures and forward trading is a "zero-sum," risk transfer economic activity. For every gain realized by a futures or forward trader, there is an equal and offsetting loss suffered by another.

IS THE FUND A SUITABLE INVESTMENT FOR YOU?

     The Fund is offered only as a limited diversification opportunity from a traditional investment portfolio, not as a complete investment program.

     Managed futures programs are highly speculative and there can be no assurance that investors will not lose all or substantially all of their investment.

     You should not invest more than 10% of your readily marketable assets (exclusive of home, furnishings and automobiles) in the Fund.

     THESE ARE SPECULATIVE SECURITIES. YOU MAY LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT IN THE FUND.

     THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.


     INVESTORS ARE REQUIRED TO MAKE CERTAIN REPRESENTATIONS AND WARRANTIES IN CONNECTION WITH THEIR INVESTMENT.



     EACH INVESTOR IS ENCOURAGED TO DISCUSS ANY PROPOSED INVESTMENT IN THE FUND WITH HIS/HER INDIVIDUAL FINANCIAL, LEGAL AND TAX ADVISERS.

RISK FACTORS

     THE FOLLOWING ARE THE PRINCIPAL RISKS YOU SHOULD CONSIDER IN MAKING A DECISION TO INVEST IN THE FUND. THERE IS NO ASSURANCE THAT THE FUND WILL ACHIEVE ITS INVESTMENT OBJECTIVES. SPECULATIVE FUTURES TRADING IS A HIGH-RISK INVESTMENT.

GENERAL RISKS OF AN INVESTMENT IN THE FUND


- YOU MAY LOSE YOUR ENTIRE INVESTMENT. The Fund is speculative and involves a high degree of risk. None of the Fund's strategies is assured of being profitable (unlike many traditional investment approaches which seek to participate in the growth of the economy over time, the Fund's strategies are trading strategies which, if incorrect in the positions they acquire, can lose money under any circumstances). The AHL Diversified Program attempts to predict futures price trends, taking substantial positions which will incur major losses if the price trends are incorrectly identified or unexpectedly reverse. Similarly, the Sub-Funds in which Man-Glenwood invests, through the Portfolio Company, each implement strategies subject to different orders of market risk-- price movements, changes in volatility, interest-rate fluctuations. Investors must be prepared to lose all or substantially all of their investment in the Fund.



- THE FUND USES LEVERAGE, WHICH INCREASES RISK. The AHL Diversified Program trades at a substantial degree of leverage acquiring futures and forward contracts with a face amount of as much as three to eight times or more of the Fund's total equity. Man-Glenwood currently leverages its investment in the Sub-Funds up to approximately 120% of Man-Glenwood net assets. Leverage increases the risk of loss as well as performance volatility and transaction costs.


- THE FUND IS THE FIRST PUBLIC FUTURES FUND SPONSORED BY THE MANAGING MEMBER. The Managing Member has never previously sponsored a public futures fund in the United States. The past performance of the Man Group's other investment funds and products is not necessarily indicative of the future success of the Fund.


- THE FUND HAS NO OPERATING HISTORY. The Fund is newly-formed and has no operating history. The past performance of the AHL Diversified Program and Man-Glenwood is not necessarily indicative of how they will perform in the future.



- "RISK OF RUIN." While volatility is a widely accepted measure of the risk of a traditional debt or equity investment, it is also widely accepted that volatility does not fully reflect the risk of trading-based (as opposed to "buy and hold" traditional) strategies in that these strategies are subject -- due to market disruption, illiquidity, "credit squeezes" and a variety of other factors-- to incurring sudden and unprecedented losses. One of the best-known alternative investment strategy funds had virtually no downside volatility until it lost all of its equity ($4 billion) in the course of two months. The Fund, in addition to being likely to have volatile performance, will also be subject to this "risk of ruin."



- THE FUND'S PERFORMANCE IS EXPECTED TO BE VOLATILE. Futures and forward markets are volatile and the Fund may suffer sudden and substantial losses from time to time. Futures and forward prices are affected by complex and often unpredictable factors such as severe weather, governmental actions and other economic or political events. In fact, certain events-- for example, international terrorist acts and political turmoil-- may cause a large number of the highly leveraged positions held by AHL to move in the same direction at or about the same time. The low margin deposits normally required in futures trading permit a high degree of leverage so that even small price moves in the Fund's futures positions can result in significant changes in the value of those positions. Accordingly, the day-to-day value of the Units will be variable and uncertain. The Net Asset Value of the Units may change materially between the date you subscribe and the date Units are issued to you or the date on which you request a redemption and the quarter-end redemption date.



- THE FUND'S SUBSTANTIAL FEES AND EXPENSES WILL CAUSE LOSSES UNLESS OFFSET BY PROFITS AND INTEREST Income. The Fund is subject to substantial fees and expenses-- estimated, irrespective of profitability, at approximately 6.25% for the Class A and B Series 1 Units and 5.00% for the Class A and B Series 2 Units, of the Fund's average Net Asset Value on a break-even basis. These fees and expenses are "layered": the Fund, the AHL Diversified Program, Man-Glenwood and the Sub-Funds are each subject to their own level of fees. These fees and expenses are materially increased in comparison to the equity in the Fund due to the leverage at which it trades. The AHL Diversified Program taking positions at 600% of the Fund's net equity, for example, results in increased transaction costs over those which would be incurred were the Fund to acquire futures positions equal to its net equity. The AHL Diversified Program's and Man-Glenwood's fees and expenses must be offset by trading profits and interest income to avoid losses. Furthermore, any profits earned by the AHL Diversified Program or the Sub-Funds will be subject to performance compensation due to AHL or to the Sub-Fund Managers.


- AN INVESTMENT IN THE FUND IS NOT A LIQUID INVESTMENT. No public or other market will develop for the Units. You must bear the economic risk of your investment until you redeem your Units.


     Units may only be redeemed as of any calendar quarter-end upon 45 days' notice (subject to the limitation that redemptions of the Fund's outstanding Units as of any given calendar quarter-end may not exceed 15% of the Fund's total then outstanding Units). A Unit's redemption price will be its Net Asset Value on the redemption date, not the date notice of redemption is given to the Fund.



     Because the Units cannot be readily liquidated, it may be impossible for investors to limit losses or realize accrued gains.



- SUBSTANTIAL REDEMPTIONS MAY CAUSE THE FUND TO INCUR LOSSES. Substantial redemptions of Units within a limited period of time, even though limited to 15% of the Fund's total outstanding Units as of any calendar quarter-end, could disrupt the Fund's portfolio resulting in losses. Being required to liquidate positions-- especially in unfavorable market conditions-- could require the Fund to liquidate positions at disadvantageous prices which AHL would otherwise have maintained, impairing the future profit potential of the Fund as well as perhaps resulting in immediate losses. In the event that the Fund receives redemption requests in excess of such 15% limitation for eight consecutive quarters, the Fund will cease its trading and investment activities and will terminate as promptly as possible.



- THE FUND IS SUBJECT TO CONFLICTS OF INTEREST. The investment, management, brokerage and sales activities of the Managing Member and its affiliates give rise to conflicts of interest that may disadvantage the Fund.



     Many of the direct and indirect service providers to the Fund (excluding the managers of the Sub-Funds and the Administrator) are members of the Man Group and will remain so, even if using other, non-affiliated, service providers might be better for the Fund. As a result of the conflicts of interest in members of the Man

     Group serving in multiple capacities with respect to the Fund, AHL and Man-Glenwood, many of the service provider arrangements have not been negotiated at arm's length, may not be at the lowest rates or terms otherwise available and will not be terminated even should more advantageous arrangements become available.



- THE MANAGING MEMBER HAS NOT ESTABLISHED FORMAL PROCEDURES TO RESOLVE CONFLICTS OF INTEREST. Because the Managing Member has not established any formal procedures for resolving conflicts of interest, you will be dependent on the good faith of the parties with conflicts to resolve the conflicts equitably. There can be no assurance that conflicts of interest will not result in losses for the Fund. AHL will, for example, have an incentive to trade more frequently than it otherwise might due to an affiliate of AHL acting as commodity broker for the Fund. Furthermore, the Managing Member will not replace AHL as the futures manager for the Funds nor Man-Glenwood as the Fund's non-cash equivalents reserve asset investment, even if other such managers or investments might be more advantageous for the Fund.



- THE FUND'S INVESTMENT IN MAN-GLENWOOD MAY INCUR LOSSES. The Sub-Funds may employ speculative trading strategies, including selling securities short and trading in derivatives, including swaps, over the counter options and asset-backed securities, or investing in non-marketable securities. Short selling exposes the seller to unlimited risk due to the lack of an upper limit on the price to which a security may rise. Derivatives prices may be volatile and there are uncertainties as to how derivatives markets will perform during periods of market instability or credit distress. Non-marketable securities may be difficult to value and may not be easily disposed of when declining in value. Although Man-Glenwood is designed as a multi-manager, multi-strategy fund of funds investment, under certain market conditions many of the Sub-Funds, in which it invests through the Portfolio Company, could incur losses at or about the same time. Man-Glenwood might also refuse to process repurchase tenders.



- CHANGES IN REGULATORY REQUIREMENTS MAY BE ADVERSE TO THE FUND. The regulation of U.S. and non-U.S. futures funds such as the Fund has undergone substantial change in recent years, and such change may continue for the foreseeable future. In the past there have, for example, been initiatives by certain governmental and/or political bodies to attempt to restrict the amount of speculative trading permitted in certain currencies and staples such as power and oil. The effect of regulatory change on the Fund, while impossible to predict, could be substantial and adverse. For example, certain regulatory changes have made the over-the-counter derivatives markets significantly more available to small investors. This could disrupt historical price patterns to the detriment of AHL's trading systems (based on historical market data). In addition, the SEC recently substantially expanded the applicability of the registration requirements of the Investment Advisers Act. Many Sub-Fund Managers which might otherwise have been available to Man-Glenwood may impose long-term lock-ups or may refuse to permit Man-Glenwood to invest or reinvest.



- THE AHL INCENTIVE FEE CALCULATION MAY NOT REFLECT YOUR INVESTMENT EXPERIENCE. The incentive fees payable to AHL will be calculated based on the Fund's overall investment in the AHL Diversified Program, irrespective of when individual investors invest in the Fund. Consequently, the AHL incentive fees calculated in respect of the Fund's AHL account may not be reflective of the investment experience of certain Members. In addition, the AHL incentive fees will not be affected by losses on the Fund's Man-Glenwood investment. Because the AHL incentive fees are calculated on a monthly basis, AHL could receive substantial incentive fees from the Fund during a year, even though the Fund's investment with AHL for such year was unprofitable.



- YOU WILL BE TAXED EACH YEAR ON YOUR SHARE OF FUND PROFITS; YOU WILL BE REQUIRED TO EXTEND THE FILING DATE OF YOUR TAX RETURNS. The Fund is taxed as a partnership. Consequently, each Member will be required annually to report and pay tax on such Member's distributive share of the Fund's net long-term capital gain or loss, net short-term capital gain or loss and all items of ordinary income or loss on such Member's income tax return even though the Managing Member intends that the Fund will make no distributions. Consequently, Members must either redeem Units to pay their taxes with respect to their investment in the Fund or have other funds available to do so.


     Definitive tax information relating to the Fund will not be available until after April 15th, and Unitholders will be required to apply for extensions to file their income tax returns. See "Tax Consequences."


- THE FUND COULD LOSE ASSETS AND HAVE ITS TRADING DISRUPTED DUE TO THE BANKRUPTCY OF ITS COMMODITY BROKER, COUNTERPARTIES OR OTHERS. The Fund is subject to the risk of Clearing Broker, exchange, clearinghouse, or trading counterparty insolvency. Especially in AHL's over-the-counter derivatives trading, the Fund will be dealing with substantially unregulated entities and without the protection of a clearinghouse supporting the obligations of such counterparties under their respective trades. Fund assets could be lost or impounded during lengthy bankruptcy proceedings. Were a substantial portion of the Fund's capital to be tied up in a bankruptcy, the Managing Member might suspend or limit the trading activities of the Fund, perhaps resulting in missed profit opportunities.



- TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISK THAN TRADING ON U.S. EXCHANGES. The Fund will trade on commodity exchanges outside the United States. Trading on foreign exchanges is not regulated by any United States governmental agency and may involve certain risks that do not arise when trading on United States exchanges. For example, an adverse change in the exchange rate between the United States dollar and the currency in which a non-U.S. futures contract is denominated would reduce the profit or increase the loss on a trade in that contract.



     Trading on foreign exchanges also presents risks of loss due to (1) the possible imposition of exchange controls, which could make it difficult or impossible for the Fund to repatriate some or all of its assets held by non-U.S. counterparties; (2) possible government confiscation of assets;
     (3) taxation; (4) possible government disruptions, which could result in market closures and thus an inability to exit positions and repatriate Fund assets for sustained periods of time, or even permanently; and (5) limited rights in the event of the bankruptcy or insolvency of a foreign broker or exchange resulting in a different and possibly less favorable distribution of the bankrupt's assets than would occur in the United States.



     Many foreign regulatory systems do not assure all market participants equal access to transactions to the same extent as the U.S. regulations, and the Fund -- as a non-local speculative trading vehicle -- may be denied opportunities to which, in the United States, it would have access as a matter of right.



- THE FUND TRADES IN UNREGULATED MARKETS. Many of AHL's, as well as the Sub-Funds', transactions will be executed in the over-the-counter, unregulated markets. There is no way to determine fair pricing or prevent business abuses in unregulated markets. Furthermore, unlike on exchanges, participants in the over-the-counter markets have no obligation to make a market in any of the instruments traded. The absence of regulation in such markets could expose the Fund to significant losses.



     Various national governments have expressed concern regarding the need to regulate the "derivatives" markets in general. Future regulatory changes may limit the Fund's ability to trade in certain markets.



- EXCHANGE-RATE RISK AHL will both trade currencies and trade in other assets denominated in currencies other than the U.S. dollar. The Fund will be subject to the general risk of adverse fluctuations in exchange rates between the currencies being traded by the Fund as well as to the risk that in trading in assets denominated in currencies other than the U.S. dollar the value of the Fund's positions will be adversely affected by changes in the exchange rate between the functional currency of such position and the Fund.


RISKS SPECIFIC TO THE AHL DIVERSIFIED PROGRAM


- LACK OF PRICE TRENDS WILL CAUSE LOSSES; THERE HAVE BEEN SUSTAINED PERIODS OF TIME WITH INSUFFICIENT PRICE TRENDS FOR THE AHL DIVERSIFIED PROGRAM TO TRADE PROFITABLY. THE MANAGING MEMBER EXPECTS THAT THERE WILL BE SIMILAR PERIODS IN THE FUTURE. Trend-following futures and forward trading systems such as the AHL Diversified Program generally anticipate that most of their positions will be unprofitable; they are dependent on major gains in a limited number of positions for overall success. Accordingly, the Fund cannot trade profitably unless there are major price trends in at least some of the markets it trades. Moreover, the price trends must be of a type that the AHL models can identify. In the past there have been sustained periods of time without significant market trends. During such periods, the Fund can be expected to incur substantial losses.


     Market conditions may result in which prices move rapidly in one direction, then reverse and then reverse again. In such "whipsaw" markets, AHL may establish positions for the Fund on the basis of incorrectly identifying the rapid movement or reversal as a trend, resulting in substantial losses.

     In trendless markets, there is little chance that the AHL Diversified Program will be profitable.


- AHL'S TRADING DECISIONS ARE BASED ON TECHNICAL SYSTEMS NOT ON AN ANALYSIS OF ECONOMIC FACTORS. AHL's trading decisions generally are not determined by analysis of fundamental supply and demand factors, general economic factors or anticipated world events, but rather by technical trading systems based on historical price data. Technical trading systems are premised on the concept that market prices reflect the results of numerous market participants' assessment of the value of the instruments being traded. This approach does not incorporate the possibility that basic economic factors may cause market prices not to reflect true value and moreover must assume that historical price trends are relevant information to predicting prices in current markets (whereas, in fact, the markets and market participants are continuously changing). In markets in which fundamental factors dominate, for example, a pending political or economic event, AHL will maintain positions indicated by its technical systems which may incur substantial losses if the event proved to be adverse.

- INCREASED COMPETITION AMONG TREND-FOLLOWING TRADERS COULD REDUCE AHL'S PROFITABILITY. The Managing Member believes that there has been, over time, a substantial increase in interest in technical trading systems, particularly trend-following systems. As the capital under the management of trading systems based on the same general principles increases, an increasing number of traders may attempt to initiate or liquidate substantial positions at or about the same time as AHL, or otherwise alter historical trading patterns or affect the execution of trades, to the significant detriment of the Fund.


     For example, in the early 1990s a number of currency traders left major banks and began implementing their individual currency trading strategies. This resulted in several long-established technical currency traders discontinuing operations as the price patterns which their systems had been designed to identify were disrupted by the substantial new order flow into the markets.



- MARKET CONDITIONS WILL DOMINATE AHL'S RESULTS. Although the AHL Diversified Program is as likely to be profitable as unprofitable in up or down markets, there is some tendency for managed investment products such as the Fund-- particularly those managed by systematic, trend-following advisors-- to perform similarly during the same or approximately the same periods. Prospective investors must recognize that, irrespective of the skill and expertise of AHL, the success of the Fund may be substantially dependent on general market conditions-- not necessarily the same market conditions which would already affect the stock and bond markets but, for example, trendless periods in the futures markets-- over which AHL has no control.



- RELIANCE ON A SINGLE FUTURES TRADING STRATEGY. The Fund's managed futures component represents a commitment solely to the AHL Diversified Program -- a single manager, single strategy allocation. Any single strategy involves risk, and that risk may be heightened in the context of managed futures strategies due to their need to continually develop and adapt their strategies to changing market conditions and historical price information. Reliance on a single manager and strategy incurs the risk of the single manager's strategy becoming outdated, as well as the risk of other adverse events affecting such single manager or strategy.



- POSSIBLE EFFECTS OF SPECULATIVE POSITION LIMITS. Certain futures contracts traded by AHL -- principally agricultural futures traded on U.S. exchanges -- are subject to speculative position limits restricting the maximum position which non-hedging traders (such as the Fund) may acquire. Furthermore, these limits will be applied aggregating all AHL accounts, not solely the Fund's. In certain circumstances, these speculative positions may prohibit AHL from acquiring positions which it would otherwise have believed to be in the best interest of the Fund.



- POSSIBLE EFFECTS OF DAILY PRICE FLUCTUATION LIMITS. Certain futures contracts traded by AHL -- again, principally agricultural futures contracts traded on U.S. exchanges -- are subject to Daily Price Fluctuation Limits restricting the maximum amount by which the price of a contract can vary during a given trading day. Once the price has moved the "daily limit," it may be economically infeasible to close out positions against which the market is moving, resulting in AHL being required to limit losses incurred on certain positions held by the Fund

- THE FUND IS UNLIKELY TO REALIZE ITS POTENTIAL EXCEPT IN THE MEDIUM TO LONG TERM. The nature of AHL's trend-following trading strategies, as well as the diverse alternative investment strategies used in managing the Sub-Funds, indicate that an investor must be prepared to be invested in the Fund for a significant period of time in order to give the investment a realistic opportunity to achieve its objective. Consequently, in the event of unexpected change in an investor's financial circumstances or if unexpected financial needs arise, an investor may be compelled to redeem from the Fund at substantial losses which would have been more than offset by subsequent gains had the investor been able to remain invested.



USE OF PROCEEDS

General


     The Fund will invest approximately 30% of the proceeds of this offering in Man-Glenwood and the remainder will be used by the Fund for the AHL Diversified Program, as reserves to support the Fund's trading activities, and to pay expenses as described elsewhere in this Prospectus. Due to the leverage available in futures trading, the Fund's investment of 30% of its capital in Man-Glenwood should have no effect on the Fund's ability to maintain an AHL Diversified Program account on the same basis as if all of the Fund's assets were invested in cash and cash-equivalents and deposited with the Clearing Broker in order to support AHL's futures trading. Accordingly, giving consideration to the leverage employed by Man-Glenwood (approximately 18% to 20%) and to the fact that the AHL Diversified Program will take positions on behalf of the Fund with a face amount of between approximately 300% and 800% of the Fund's total Net Asset Value, the Fund's Man-Glenwood investment will represent approximately 4% to 11% of the Fund's total market exposure and the AHL Diversified Program approximately 89% to 96% of the Fund's total market exposure.





     The Fund's capital will be maintained on deposit with the Clearing Broker, or, in the case of the capital not needed to margin AHL Diversified Program positions, with a bank. Fund capital held at the Clearing Broker will be maintained in segregated accounts, as required by CFTC Regulations. Fund capital supporting the Fund's trading in foreign currency forward contracts and other over-the-counter ("OTC") contracts will be maintained with the Fund's foreign currency and OTC counterparties, including affiliates of the Clearing Broker, generally in cash upon which the Fund will receive an interest credit.


     The Managing Member does not anticipate making any distributions of Fund profits.

The AHL Diversified Program


     The AHL Diversified Program is a managed futures program directed for the Fund by Man-AHL (USA) Limited, a member of the Man Group, which is registered with the CFTC as a commodity trading advisor, is a member of the NFA and is registered in the United Kingdom with the Financial Services Authority. The performance of the AHL Diversified Program as operated by the Managing Member and affiliated CTAs is set forth on pages 25 and 28, respectively.



     The AHL Diversified Program is a trading program that is systematic (i.e., the AHL traders' market judgment has little to do with AHL's trading), primarily technical (i.e., focusing on market prices rather than attempting to analyze fundamental economic data as a means of predicting prices) and primarily trend-following (i.e., attempting to identify price trends and taking positions in direct response to such trends). While AHL's trading systems themselves are continuously being developed and/or adapted, the AHL trading approach leaves little room for discretionary decision-making by the AHL traders -- perhaps the most important subjective judgment they make is whether to execute trades as a single order or as a series of different trades.



     The AHL Diversified Program is quantitative and primarily directional (i.e., it employs statistical models of market behavior in seeking to identify and take advantage of upward and downward price trends in the commodities markets). Trading takes place 24 hours per day and real-time price information is used to respond to price moves across a diverse range of global markets. The AHL Diversified Program invests in a diversified portfolio of futures, options and forward contracts, swaps and other financial derivative instruments both on and off exchange. The following is an illustrative, not necessarily inclusive, list of markets, by market sector, traded by AHL as of the date of this Prospectus:


                                  AGRICULTURAL


            Corn                                              Soybeans
           Cotton                                             Soymeal
      Non-GM Soybeans                                          Soyoil
      Red Azuki Beans                                          Wheat


                                      DEBT


    Australian 10yr Bond                                    Euro Schatz
    Australian 3yr Bond                                    Japanese Bonds
       Canadian Bond                                          UK Gilts
           Euro BOBL                                     US Treasury Bonds
           Euro Bund                                     US Treasury Notes


                                   CURRENCIES


     Australian Dollar                                      New Zealand
       Brazilian Real                                     Norwegian Krone
      Canadian Dollar                                       Polish Zloty
        Chilean Peso                                      Singapore Dollar
        Czech Koruna                                       Slovak Koruna
            Euro                                         South African Rand
      Hungarian Forint                                     Swedish Krone
        Indian Rupee                                        Swiss Franc
       Israeli Shekel                                     Taiwanese Dollar
        Japanese Yen                                        UK Sterling
        Mexican Peso                                         US Dollar


                                    ENERGIES


         Crude Oil                                            Kerosene
          Gas Oil                                           Natural Gas
          Gasoline                                          Unleaded Gas
        Heating Oil


                                 INTEREST RATES


 Australian Treasury Bills                                    Euroyen
Canadian Bankers Acceptance                                Federal Funds
          Euribor                                        New Zealand Bills
         Eurodollar                                        Short Sterling
      Euroswiss Franc


                                    LIVESTOCK


       Feeder Cattle                                        Live Cattle
         Lean Hogs


                                     METALS


          Aluminum                                            Platinum
           Copper                                              Silver
            Gold                                                Tin
            Lead                                                Zinc
           Nickel


                                      SOFT


           Cocoa                                              Rapeseed
           Coffee                                              Rubber
        Orange Juice                                           Sugar


                                 EQUITY INDICES


          AEX Index                                 Nikkei 225 Index
        Dax 30 Index                               Russell 2000 Index
          EOA Index                                  S&P 500 Index
       Euro-STOXX Index                            S&P Canada 60 Index
        FTSE 100 Index                            Singapore MSCI Index
FTSE/JSE Top 40 Companies Index                     Swedish OMX Index
        Ibex 35 Index                               Taiwan MSCI Index
       MIBTEL 30 Index                             TOPIX/S&P 150 Index
       Nasdaq 100 Index




     These markets may be accessed directly or indirectly. In addition to sector and market diversification, the AHL Diversified Program seeks to achieve diversification by combining various systems driven by computerized processes or trading algorithms, which sample prices in real time and measure price momentum and breakouts spread over the approximately 100 markets traded. The trading algorithms seek to capture price trends and close out positions when a high probability exists of a different trend developing, although the AHL Diversified Program may include algorithmic systems based on certain forms of quantitative fundamental data such as interest-rate data. For diversification, the AHL Diversified Program deploys investment capital across the full range of sectors and markets. Factors determining asset allocation weightings to different sectors and markets are market and sector correlations, expected returns, market access costs and market liquidity.



     Market volatility is one widely accepted indication of risk. The AHL systems are designed to reduce the exposure of the Fund to a market as its volatility -- and, accordingly, risk --increases. The AHL Diversified Program systems, as applied, are intended to target defined volatility levels rather than returns, assisted by computer-supported analytical instruments and real time risk control and management information systems.



     The AHL Diversified Program uses margin and considerable leverage to reach model allocations. The AHL Diversified Program will typically hold futures positions with a face amount equal to 300% to 800% of the Fund's Net Asset Value and typically employs 12% to 18% of an accounts notional value to margin such positions.

     AHL's investment process is the product of sophisticated research and applies a technical approach that was developed and has been operated, with modifications, in a company form since 1987. Although the underlying investment methodology is proprietary and the precise details confidential, the guiding principles have remained unchanged through the years: diversification, discipline, efficiency, rigorous risk management and ongoing research. The AHL Diversified Program to be traded on behalf of the Fund has been operating since December 1990.



     The central investment philosophy is that markets are characterized by real and often fairly persistent pricing irregularities that are neither the result of random behavior nor the outcome of perfectly informed or rational decisions by market participants. Powerful computerized processes or trading algorithms are used to sample prices in real time, seeking to identify and exploit the existence of price trends. The core trend-following strategies include trading approaches which are intended to close out positions once a trend is completed and there is a high probability of a different trend developing.



     These strategies combine multiple signal generators based on various time frames, ranging from two to three days to several months. AHL operates a number of different trend-following models. These vary in terms of the data they include in attempting to identify price trends (e.g., six-week moving average prices, daily clearing prices for the last six months, intra-day highs and lows) as well as in the criteria which they apply in identifying whether a price trend has been determined.



     In most of the instruments in which the Fund trades, AHL will apply more than one of its price trend-following identification models. The number of different models applied to a particular market may depend upon how liquid the market is. In instruments such as Treasury bonds, AHL can apply multiple models and allocate evenly between high turnover, short term trend models and longer term trend models. In certain capital markets, on the other hand, the liquidity (and hence the availability of positions) are significantly more limited so that AHL is more likely to follow longer term trend models. Markets with higher liquidity and lower access costs can support higher trading frequencies and may receive greater allocation weightings in the portfolio. The core trend-following component is complemented by proprietary strategies that seek to capture profits from the relative pricing of related positions rather than absolute price movements.



     All the strategies and systems of the AHL Diversified Program are designed to target defined volatility levels rather than returns, and the investment process is underpinned by computer-supported analytical instruments and disciplined real time risk and management information systems. A proprietary risk measurement method similar to the industry standard "value-at-risk" helps ensure that the rule-based decisions that drive the investment process remain within predefined risk parameters. Margin-to-equity ratios are monitored daily, and the level of exposure in each market is quantifiable at any time and is adjusted in accordance with market volatility. Market correlation is closely monitored to prevent over-concentration of risk and ensure optimal portfolio weightings. Market liquidity is examined with the objective of ensuring that the Fund will be able to initiate and close out trades as indicated by AHL's systems at market prices, while brokerage selection and trade execution are continually monitored with the objective of ensuring quality market access.



     Refinements to the Program since its development include the introduction of market volatility controls, an increase in the number and diversity of markets, the introduction of 24-hour trading and systems differentiation to include strategies that complement the main trend-following trading algorithms.


     Similarly, AHL may increase the number and diversity of markets and instruments traded directly or indirectly by the AHL Diversified Program.

     As of June 30, 2005, the composition of the AHL Diversified Program's portfolio was as follows:


                               (PERFORMANCE GRAPH)


   The multi-sector allocations of the AHL Diversified Program are subject to material change at any time as well as from time to time.



All markets are futures and derivatives, not actual bonds, stocks, currencies, or physical commodities.



1   Currencies       25.2%
2   Energies         17.4%
3   Debt             16.6%
4   Stocks           14.5%
5   Interest Rates   12.2%
6   Metals            9.0%
7   Agriculturals     5.1%



     The Fund, directly or indirectly, will receive interest income on margin and non-margin deposits with the Clearing Broker. United States dollar deposits will receive interest income based on the current overnight rates, and other currencies at LIBOR, in each case, plus or minus 100 basis points. Interest income, once accrued, is subject to risk of trading losses. The Fund may be subject to interest charges on negative balances should the interest income earned on the composition of foreign currency balances not outweigh the interest charge on the shortfall of US dollar balances.



     Historically, the AHL Diversified Program has required only approximately 10% to 20% of an account's capital to margin the full positions which the AHL Program acquires for an account with 100% of such equity. These low margin requirements (typical of many managed futures programs) make possible the Fund's investment of 30% of its capital in Man-Glenwood. The capital represented by such investment would otherwise be held in reserve cash and cash-equivalents in order to cover losses in the AHL Diversified Program. However, the Managing Member believes that, if need be, the Fund's Man-Glenwood investment can be liquidated through the Man-Glenwood quarterly tender process to support the Fund's AHL Diversified Program trading.


     AHL may enter into foreign currency forward contracts in connection with the Fund's futures trading denominated in currencies other than U.S. dollars to hedge the exchange rate risk exposure of the non-U.S. dollar margin deposits supporting such trading. There can be no assurance that such hedging will be successful.


Investment in Man-Glenwood



     The Managing Member will invest approximately 30% of the Fund's capital in Man-Glenwood. This investment has the potential to generate higher yields than the cash or cash-equivalent instruments in which the Fund will hold the bulk of its assets (used to support the Fund's AHL Diversified Program trading) and also to perform in a manner substantially non-correlated to the AHL Diversified Program. Historically, Man-Glenwood has had low correlation to the AHL Diversified Program (as well as to stocks and bonds). The Managing Member will attempt to rebalance the Fund's portfolio on a quarterly basis to maintain the Fund's investment in Man-Glenwood at approximately 30% of Fund capital.




     The Managing Member may at any time, through the Man-Glenwood quarterly tender process, reduce or eliminate the Fund's Man-Glenwood investment if the Managing Member deems doing so to be necessary or advisable to maintain the Fund's AHL Diversified Program trading as well as for regulatory or tax purposes.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FUND'S PROSPECTIVE OPERATIONS

RESULTS OF OPERATIONS

     The Fund is a speculative commodity pool which will trade pursuant to the AHL Diversified Program.

     The AHL Diversified Program is a futures and forward price trend-following, trading system. The Program is entirely quantitative in nature and implements trading positions on the basis of statistical analyses of past price histories.

     The AHL Diversified Program, like most trend-following systems, is designed in the anticipation that most of its trades will be unprofitable; the objective of overall profitability depending on the system identifying certain major trends which occur and recognizing significant profits from participating in such trends.

     The past performance of the AHL Diversified Program is not necessarily indicative of its future results. This is the case with all speculative trading strategies. Moreover, the markets in which the AHL Diversified Program is active have seen major changes in recent years, including the influx of entirely different classes of market participants. These changed circumstances may mean that the markets in which AHL has previously traded are not necessarily representative of those in which it will trade on behalf of the Fund.

     Futures trading programs are proprietary and confidential. Investors, in investing in the Fund, must recognize that they are essentially committing capital to a "black box" trading strategy. There is no way to predict how this strategy will perform in the future, and if it does not perform successfully, investors may lose all or substantially all of their investment.

     As a speculative futures fund, the Fund effectively maintains all of its capital in reserve. The Fund does not "buy" or "sell" futures or forward contracts in the traditional sense; rather, through taking positions in these markets, the Fund acquires loss/profit exposure and uses its capital to cover losses and provide margin (which constitutes a good faith deposit towards the Fund's obligation to pay such losses) to support its open positions. The Fund will maintain most of its capital in cash and cash equivalents.

CAPITAL RESOURCES


     Due to the low margins required to support futures and forward trading, only approximately 10%-20% of the capital of a managed futures fund such as the Fund is needed to margin its positions. The Fund will hold most of its capital in cash and cash equivalents while investing approximately 30% of such capital in Man-Glenwood, both for profit potential and diversification purposes. The Fund's investment in Man-Glenwood cannot be used to margin its futures trading and would be liquidated to the extent that the Managing Member was able to do so and deemed it advisable to do so to support the Fund's futures trading. There can be no assurance that the Fund will maintain any investment in Man-Glenwood. The Managing Member is under no obligation to maintain the Fund's investment in Man-Glenwood, and may reduce or eliminate such investment at any time through Man-Glenwood's quarterly tender process.


     The Fund, not being an operating company, does not incur capital expenditures, it functions solely as a passive trading vehicle, and its capital resources are used only as assets available to provide margin and pay trading losses incurred on the Fund's AHL Diversified Program account.

LIQUIDITY

     The AHL Diversified Program maintains highly liquid positions, and the assets held by the Fund to support AHL's trading are cash or highly liquid Treasury bills, deposit accounts or other equivalents.


     The Fund will invest a limited portion of its capital in Man-Glenwood, which is a closed-end registered investment company that provides quarterly liquidity through discretionary tender offers for its Units. Under certain circumstances, such tender offers may not occur as scheduled or may not be sufficient to satisfy the full amount requested to be repurchased by the Fund. However, the Man-Glenwood component of the Fund's portfolio represents an allocation of only 30% of the Fund's capital, and the Managing Member believes that any delays in receiving repurchase payments from Man-Glenwood are unlikely to adversely affect the Fund's operations.


ACCOUNTING PRINCIPLES

     The Fund will record its transactions in futures and forward contracts, including related income and expenses, on a trade date basis. Open futures contracts traded on an exchange will be valued at market, which is based on the closing settlement price on the exchange where the futures contract is traded by the Fund on the day with respect to which the Fund's Net Assets are being determined. Open forward contracts traded on the interbank market will be valued at their settlement price on the day with respect to which the Fund's net assets are being determined.

     The Fund will value its Man-Glenwood investment at its net asset value as provided by Man-Glenwood.

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, such as accrual of expenses, that affect the amounts and disclosures reported in the financial statements. Based on the nature of the business and operations to be engaged in by the Fund, the Managing Member believes that the estimates it will use in preparing the Fund's financial statements will be appropriate and reasonable, however, actual results could differ from the estimates. The estimates to be used will not provide a range of possible results that would require the exercise of subjective judgment. The Managing Member further believes that, based on the nature of the business and operations to be engaged in by the Fund, no other reasonable assumptions relating to the application of the Fund's critical accounting estimates other than those to be used would likely result in materially different amounts from those that will be reported.

OFF-BALANCE SHEET ARRANGEMENTS

     The Fund will not engage in off-balance sheet arrangements with other entities.

CONTRACTUAL OBLIGATIONS

     The Fund will not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company. The Fund's sole business will be trading futures contracts, forward currency and other OTC contracts, both long (contracts to buy) and short (contracts to sell), and investing in cash, cash equivalents and Man-Glenwood. All of the Fund's futures, forward and OTC contracts will be settled by offset, not delivery. Substantially all such contracts will be for settlement within four to six months of the trade date and substantially all such contracts will be held by the Fund for less than four to six months before being offset or rolled over into new contracts with similar maturities. Once the Fund begins operations, the Fund's annual audited financial statements will present a condensed schedule of investments setting forth net unrealized appreciation (depreciation) of the Fund's open positions, both long and short, at fiscal year-end.

SUMMARY

     As is the case with any speculative futures fund, it is impossible to predict how the Fund will perform. It is not possible, as it is in the case of an operating business, to predict performance trends, analyze future market conditions or evaluate the likely success or failure of the Fund.

     There are certain general market conditions in which the Fund is more likely to be profitable than in others. For example, in trendless or stagnant markets, the AHL Diversified Program is unlikely to be profitable. On the other hand, trending markets with substantial price change momentum can be favorable to the AHL Diversified Program. However, because of the continually changing population of market participants as well as supply and demand characteristics, it cannot be predicted how the Fund will perform in any given market conditions.

MANAGEMENT OF THE FUND

THE MANAGING MEMBER

GENERAL

     Man Investments (USA) Corp., a Delaware corporation, serves as Managing Member with broad oversight over the operations and affairs of the Fund. The Managing Member is registered with the CFTC as a commodity pool operator and commodity trading advisor and is a member of the NFA. Under the LLC Agreement, the Managing Member has the power to enter into, make and perform any contracts, agreements or other undertakings it may deem advisable, including the delegation of any of its responsibilities to other agents, in conducting the business of the Fund, including but not limited to contracts, agreements or other undertakings with persons, firms or corporations with which the Managing Member or any other Member is affiliated. In this regard, it is expected that the Managing Member will consult with and/or utilize research and/or other information provided by other members of the Man Group. The principal business address of the Managing Member is 123 N. Wacker Drive, 28th Floor, Chicago, Illinois 60606.


     The Managing Member is a subsidiary of Man Group plc, which is listed on the London Stock Exchange and a constituent of the FTSE 100 index of leading UK stocks. Man Group plc is a diversified global financial services firm that engages in a broad spectrum of activities including financial advisory services, asset management activities, sponsoring and managing private investment funds, engaging in broker-dealer transactions (through its Man Financial division) and other activities. The Man Investments division of Man Group plc has launched approximately 450 alternative investment products, including commodity pools, and, as of September 30, 2005, has an estimated $44 billion under management.



     The Managing Member will maintain an investment in the Fund equal to 1% of the Fund's Net Asset Value (including the Managing Member's investment). The Managing Member or any of its principals may trade for their own accounts and such records will not be available for review by investors in the Fund.



     Performance information for the Managing Member is set forth on page 27 this Prospectus.


Principals


     The Managing Member's principals are John Kelly, Michael Lozowski, Steven Zoric, Alicia Derrah and Man Investments Holdings, Inc. Mr. Lozowski will be responsible for maintaining the allocation percentages as established in this Prospectus, but will not be responsible for making trading decisions for the Fund. The biographies of the officers and principals of the Managing Member follow. The principals of the Managing Member do not hold any investments in the Fund.



     John Kelly, born 10/11/46. Mr. Kelly is the President, Chief Executive Officer and a Director of the Managing Member and of the Selling Agent, which positions he has held since February 2002. Mr. Kelly is currently listed with NFA as a principal of the Managing Member and of the Selling Agent (as of February 2002). In addition, he is registered as an associated person of the Managing Member since February 2002 and of the Selling Agent since March 2002. As Chief Executive Officer, Mr. Kelly is responsible for the day-to-day operations of the Managing Member and the Selling Agent. Mr. Kelly is also a member of the Board of Managers of Man-Glenwood and the Portfolio Company. Mr. Kelly has over 15 years' experience in investment management. He graduated from Southampton College of Technology and then went on to work for various industrial companies, attaining general manager and directorship positions. In 1978, Mr. Kelly joined a business consultancy service as a general manager, specializing in investment, finance and aviation in the Gulf Region. In 1987, he joined the Man Group as a Regional Manager in Bahrain where he was responsible for negotiations, corporate finance and marketing support for specialist financial products promoted jointly with major institutions in the region. In 1991, he became the Sales and Marketing Director of Man Investments and was responsible for managing sales and Marketing Director of Man Investments and was responsible for managing sales and marketing globally for the Man Group until he moved to the United States in September 2001.


     Michael Lozowski, born 9/4/53. Mr. Lozowski is Vice President and a Director of the Managing Member, which position he has held since February 2002, and will be responsible for making the allocation decisions of the Fund. In addition, since February 2002, Mr. Lozowski also is the Managing Director of Man-AHL (USA) Limited, with whom he is listed as a Principal and is registered as an associated person as of May 2003. Mr. Lozowski is also a Director of Man Investments Limited ("MIL"), an affiliated United Kingdom limited liability company that acts as an investment manager and commodity trading advisor to non-U.S. persons. With MIL, Mr. Lozowski has particular responsibility for investment management. Prior to this, Mr. Lozowski was the Corporate Finance Director of Man Management AG and affiliated companies in Switzerland from 1990 until December 1995. He joined the Man Group in November 1987 as Assistant Treasurer. Before joining the Man Group, he worked at the Chase Manhattan Bank from March 1980 until November 1987 and at the National Westminster Bank from 1977 through March 1980. After receiving a Master's degree in Physics at University College, Oxford, he progressed to a Master of Science degree in Operational Research at the University of Sussex in England.



     Steven Zoric, born 5/6/71. Mr. Zoric is a Director, Vice President and Secretary of the Managing Member and the Selling Agent, which positions he has held since February 2002. Mr. Zoric is Head of U.S. Legal and Compliance for the Man Investments Division of Man Group plc, which includes the Managing Member, the Selling Agent and Glenwood. Mr. Zoric is also Vice President and Secretary of Glenwood and Secretary of Man-Glenwood and the Portfolio Company. In addition, Mr. Zoric is a Director and the Secretary of several other U.S. Man Group companies, all of which are affiliates of the Managing Member. Mr. Zoric joined the Man Group in July 2001. Prior to joining the Man Group, from April 1997 to October 1999 and from August 2000 to July 2001, Mr. Zoric was an associate in the Financial Services Group of Katten Muchin Rosenman, a law firm based in Chicago. From November 1999 to July 2000, Mr. Zoric was the Futures and Commodities Compliance Manager at Morgan Stanley & Co., Inc. in New York. From April 1996 to April 1997, Mr. Zoric was an attorney in the Financial Services Group at Sidley Austin Brown & Wood LLP in Chicago. Mr. Zoric received a B.A. in Political Science from Northwestern University in June 1992 and his J.D. with Honors from DePaul University College of Law in 1995.



     Alicia Derrah, born 3/17/58. Ms. Derrah is the Chief Financial Officer of the Managing Member and of Glenwood Capital Investments, L.L.C., the investment manager of Man-Glenwood. Ms. Derrah joined the Managing Member in October 2005 and joined Glenwood Capital Investments, LLC in September 1992 and is responsible for their respective accounting and financial reporting functions. From December 1987 to August 1992, Ms. Derrah was employed by Arthur Andersen LLP as a senior auditor in the Financial Services division of the firm. Ms. Derrah's clients included Glenwood Capital Investments, L.L.C., bank holding companies and capital markets institutions.


Prior to joining Arthur Andersen, Ms. Derrah was employed by The Sanwa Bank, Ltd., in their Chicago branch office, as an analyst in the corporate finance area. In that capacity, Ms. Derrah worked primarily with local Fortune 500 companies and was responsible for both corporate credit analysis and continued business development. Ms. Derrah is a C.P.A. and received a B.A. from Mundelein College.


     Man Investments Holdings, Inc., a Delaware corporation, is also a principal of the Managing Member, but does not participate in making trading or operational decisions for the Fund. Man Investments Holdings, Inc. is an indirect, wholly-owned subsidiary of Man Group plc.


AHL


     The AHL Diversified Program is a managed futures program managed by Man-AHL
(USA) Limited, a member of the Man Group, which is registered with the CFTC as a commodity trading advisor, is a member of the NFA and is registered in the United Kingdom with the Financial Services Authority. The principals of AHL are Michael Lozowski, Timothy Wong and Christopher Shea. Mr. Lozowski is also a principal of the Managing Member and his biography is set forth above. Mr. Lozowski and Mr. Wong are responsible for the trading decisions of AHL. The biographies of the other principals of AHL follow. AHL or any of its principals may trade for their own accounts and such records will not be available for review by pool participants. Neither AHL nor any of its principals hold any investments in the Fund.



     Timothy Wong, born 11/16/1967. Mr. Wong is a Director of AHL and is responsible for AHL's research and investment management operations and, in addition to Mr. Lozowski, is responsible for making the trading decisions on behalf of the AHL Diversified Program. Mr. Wong is listed as a Principal of AHL and is registered as an associated person of AHL as of March 2003 and June 2003, respectively. Mr. Wong is also an Associate Director of MIL which he joined in 1991 as a research analyst and later assumed overall responsibility for the day-to-day running of the research and investment management operations. In addition, Mr. Wong is the head of AHL (which is part of Man Investments Ltd.) and a member of the Man Global Strategies investment committee. Mr. Wong graduated from Oxford University in 1991 with a First in Engineering Science and subsequently gained an MSc in Statistics and Operational Research from London University. He is an Associate of the UK Society of Investment Professionals.






     Christopher Shea, born 6/25/1954. Mr. Shea is responsible for a range of support functions including information systems, information technology and logistics, across the whole of the Man Investments Division, which includes AHL. Mr. Shea has previously worked in the Swiss office of Man Investments for two-year periods in 1993 and 2002, where he was responsible for financial control and reporting of all global entities. He is a member of the Management Committee of Man Investments. Prior to joining the Man Group in 1990 as financial controller for ED & F Man (Cocoa Division), he worked for Gill & Duffus, where he was made financial director in 1987. From 1981 to 1983 Mr. Shea worked as a management accountant for BP Oil International, having started his career in the audit department of Thomson McLintock & Co., London. Mr. Shea received his Master's (M.A. Cantab.) in natural sciences from Christ's College, Cambridge, and subsequently became an associate member of the Institute of Chartered Accountants in England and Wales (ICAEW).



     Performance information for AHL is set forth on pages 25, 26 and 28 of this Prospectus.


MAN-GLENWOOD

     Glenwood Capital Investments, L.L.C. ("Glenwood") is an Illinois limited liability company registered with the CFTC as a commodity pool operator and commodity trading advisor and is a member of the NFA. Glenwood is also registered with the SEC as an investment adviser.

     Since its inception in 1987 (through a predecessor firm), Glenwood has focused primarily on building multi-strategy, multi-manager funds of hedge fund portfolios.


     Glenwood is responsible for the day-to-day management of Man-Glenwood and for the allocation of Man-Glenwood's assets, through the Portfolio Company, to various Sub-Funds, subject to policies adopted by the Board of Managers of Man-Glenwood. The principals of Glenwood will devote such time to the ongoing operations of Man-Glenwood as they deem advisable in order to implement and monitor Man-Glenwood's investment program.



     Neither Glenwood nor any of its principals hold any investment in the Fund. Glenwood and its principals may trade for their own accounts and such records will not be available for review by investors in the Fund.



     The personnel of Glenwood have primary responsibility for the investment management of Man-Glenwood, including the selection of Sub-Fund Managers and the allocation of Man-Glenwood's assets among the Sub-Fund Managers.



     Descriptions of the business experience of Glenwood and its principals are set forth in the Appendix to this Prospectus. Performance and strategy allocation information for Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC is set forth on pages 72 through 74 in Part II of this Prospectus.


PERFORMANCE INFORMATION

     THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

NOTES TO PERFORMANCE SUMMARIES

     MONTHLY RATES OF RETURN are calculated by dividing each month's net performance by net asset value as of the beginning of such month.

     WORST PEAK-TO-VALLEY DRAW-DOWN is the largest decline in month-end net asset value (without adjustment for subscriptions and withdrawals) without such net asset value being subsequently equaled or exceeded. For example, if the net asset value dropped
(1)% in each of January and February, rose 1% in March and dropped (2)% in April, the Peak-to-Valley Drawdown would still be continuing at the end of April in the amount of approximately (3)%, whereas if the net asset value had risen approximately 2% or more in March, the Peak-to-Valley Drawdown would have ended as of the end of February at approximately the (2)% level. The period indicated for the Worst Peak-to-Valley Drawdown is the period beginning with the month when the drawdown began and ending with the month as of the end of which the lowest net asset value during the drawdown was reached.


     RATES OF RETURN are calculated by dividing net performance of the pool by the beginning equity of the pool. Net performance equals the sum of gross realized gains (losses) minus brokerage commissions plus interest income plus change in unrealized gains (losses) minus management fees and incentive fees.



     COMPOUND PERIOD percentage rate of return represents monthly "Rate of Return" compounded over the number of months in a given period, i.e., each month's rate of return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded rate of return similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100).



     PURSUANT TO APPLICABLE RULES OF THE CFTC, THE MAN INVESTMENTS (USA) CORP PERFORMANCE RECORD IS PRESENTED FOR THE PAST FIVE FULL YEARS AND YEAR TO DATE RATHER THAN SINCE INCEPTION.


THE MANAGING MEMBER AND ITS AFFILIATES HAVE OPERATED COMMODITY POOLS BEFORE WHICH ARE EXEMPTED FROM SPECIFIC CFTC DISCLOSURE STANDARDS. PURSUANT TO APPLICABLE CFTC REGULATIONS, THE PERFORMANCE OF THESE "EXEMPT POOLS" IS NOT REQUIRED TO BE, AND IS NOT, PRESENTED IN THIS PROSPECTUS BECAUSE SUCH "EXEMPT POOLS" ARE SUFFICIENTLY DIFFERENT FROM THE FUND THAT THE PRESENTATION OF THEIR PERFORMANCE IS NOT MATERIAL TO A DECISION WHETHER TO INVEST IN THE FUND.

                             AHL DIVERSIFIED PROGRAM


                              MAN-AHL (USA) LIMITED



                            JANUARY 2005 - JULY 2005

                               PERFORMANCE SUMMARY


The following summary performance information reflects the composite performance results for the required period from January 2005 through July 2005 of the AHL Diversified Program to be traded on behalf of the Fund as implemented by Man-AHL
(USA) Limited. Man-AHL (USA) Limited, the commodity trading advisor to the Fund, is one of a number of wholly-owned commodity trading advisor subsidiaries of Man Group plc, that implement the AHL Diversified Program on behalf of their clients pursuant to the same trading systems in the same markets. At [__] 2005, _____ of the open accounts were profitable and ____ were unprofitable.


                       NAME OF CTA: Man-AHL (USA) Limited
                    NAME OF PROGRAM: AHL Diversified Program
                       INCEPTION OF TRADING BY CTA: 1/1/05


                     INCEPTION OF TRADING IN PROGRAM: 1/1/05



                           NUMBER OF OPEN ACCOUNTS: 3



    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: U.S. $190,962,139



    AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: U.S. $214,278,981



  AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: U.S. $129,794,270



  AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: U.S. $153,111,112



                 LARGEST MONTHLY DRAWDOWN: (2.52)% (April 2005)



            WORST PEAK-TO-VALLEY DRAWDOWN: (2.52)% (4/1/05 - 4/30/05)

     NUMBER OF PROFITABLE ACCOUNTS OPENED AND CLOSED DURING THE PERIOD: ___
         RANGE OF RETURNS EXPERIENCED BY PROFITABLE ACCOUNTS OPENED AND
                         CLOSED DURING THE PERIOD: ___%
              NUMBER OF UNPROFITABLE ACCOUNTS THAT HAVE OPENED AND
                          CLOSED DURING THE PERIOD: ___
        RANGE OF RETURNS EXPERIENCED BY UNPROFITABLE ACCOUNTS OPENED AND
                    CLOSED DURING THE PERIOD: (___)% - (___)%


         MONTH               2005
         -----            ---------
        January            (1.22)%
       February             3.03%
         March              0.08%
         April             (2.52)%
          May               3.73%
         June               3.36%
         July               0.64%
        August
       September
        October
       November
       December
Compound Annual Rate of
        Return              7.14%
                          (7 MONTHS)



                              See Notes Pages 23-24


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                          ADDITIONAL
                                     MAN-AHL (USA) LIMITED
                                       TRADING PROGRAMS
                                January 1, 2000 - May 31, 2005
                                ------------------------------
                 Name of CTA:                         Man-AHL (USA) Limited
                                                      April 2005 - June 2005
               Name of Program:                           Man-AHL Alpha
  Inception of Client Account Trading by CTA:               April 2005
Inception of Client Account Trading in Program:            October 1995
           Number of Open Accounts:                              3
            Actual Assets Overall:                         $190,962,139
           Actual Assets in Program:                       $ 61,167,869
     Worst Monthly Drawdown in an Account:                    (1.52)%
                                                           (Apr. 2005)
 Worst Peak-to-Valley Drawdown in an Account:                 (1.52)%
                                                  (Apr. 1, 2005 - Apr. 31, 2005)
       2005 YTD Compound Rate of Return:                 1.62% (2 months)
         2004 Compound Rate of Return:                         N/A
         2003 Compound Rate of Return:                         N/A
         2002 Compound Rate of Return:                         N/A
         2001 Compound Rate of Return:                         N/A
         2000 Compound Rate of Return:                         N/A



                              See Notes Pages 23-24



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                              ADDITIONAL MAN INVESTMENTS (USA)
                                                         CORP. FUNDS
                                            CTA: Man-AHL (USA) Corp. Inception -
                                                        April 1, 2005
                                            CTA: Man-AHL (USA) Limited. April 1,
                                                    2005 - June 30, 2005
                                            ------------------------------------
Name of Fund:                                     Man-AHL Diversified I, LP

Type of Offering                                           Private

Inception of Trading                                     April 1998

Aggregate Subscriptions:                                 $10,327,592

Current Capitalization:                                  $6,043,522

Worst Monthly Drawdown in an Account:                      (9.57)%
                                                         (Oct 2002)

Worst Peak-to-Valley Drawdown in an
Account:                                                  (18.64)%
                                                       (10/01 - 05/02)

2005 YTD Compound Period Rate of Return:             (0.90)% (6 months)

2004 Compound Period Rate of Return:                        0.89%

2003 Compound Period Rate of Return:                       21.13%

2002 Compound Period Rate of Return:                        9.57%

2001 Compound Period Rate of Return:                       12.78%

2000 Compound Period Rate of Return:                       16.15%



                              See Notes Pages 23-24



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                             AHL DIVERSIFIED PROGRAM



                            JANUARY 2000 - JUNE 2005



                               PERFORMANCE SUMMARY



The following summary performance information reflects the composite results of all accounts traded pursuant to the AHL Diversified Program from January 2000 through June 2005, as implemented by the wholly owned commodity trading advisor subsidiaries of Man Group plc that implement the AHL Diversified Program on behalf of their clients. At June 2005, 103 of the open accounts were profitable and 0 were unprofitable.



                    NAME OF PROGRAM: AHL Diversified Program



                       INCEPTION OF TRADING: January 1983



                          NUMBER OF OPEN ACCOUNTS: 103



   AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: U.S. $8,738,901,917



   AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: U.S. $8,738,901,917



 AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: U.S. $8,738,901,917



 AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: U.S. $8,738,901,917



                 LARGEST MONTHLY DRAWDOWN: (8.9)% (October 2002)



                       WORST PEAK-TO-VALLEY DRAWDOWN: [ ]



      NUMBER OF PROFITABLE ACCOUNTS OPENED AND CLOSED DURING THE PERIOD: 3



  RANGE OF RETURNS EXPERIENCED BY PROFITABLE ACCOUNTS OPENED AND CLOSED DURING
                           THE PERIOD: 46.13% to 0.28%



NUMBER OF UNPROFITABLE ACCOUNTS THAT HAVE OPENED AND CLOSED DURING THE PERIOD: 0



 RANGE OF RETURNS EXPERIENCED BY UNPROFITABLE ACCOUNTS OPENED AND CLOSED DURING
                                 THE PERIOD: N/A



             MONTH               2000    2001    2002    2003    2004    2005
             -----               ----    ----    ----    ----    ----    ----
            January              (0.8)%   1.2%   (3.8)%   7.3%    1.8%   (6.3)%
           February               0.8%    2.5%   (5.3)%   8.0%    4.2%    3.7%
             March               (2.9)%  11.1%   (1.0)%  (8.4)%  (1.8)%  (1.1)%
             April               (2.5)%  (8.7)%  (2.3)%   0.5%   (8.4)%  (2.3)%
              May                 2.4%   (2.5)%   1.3%   12.2%   (2.6)%   4.6%
             June                (3.3)%  (0.8)%  12.5%   (4.4)%  (5.8)%   5.4%
             July                (2.9)%   2.4%    6.3%   (1.8)%  (0.8)%
            August                4.0%    5.5%    1.7%   (1.1)%   2.2%
           September             (2.5)%  10.1%    8.8%    2.7%    3.4%
            October               3.8%    4.2%   (8.9)%   1.1%    5.5%
           November               9.1%   (8.3)%  (4.7)%  (2.2)%   8.0%
           December              11.1%   (1.1)%  10.7%    7.5%    0.2%
Compound Annual Rate of Return   16.4%   14.4%   13.4%   21.1%    4.8%    3.5%



                              See Notes Pages 23-24



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



Combining the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows, factors which are mitigated by a composite presentation of a number of accounts. In addition, certain accounts exclude futures and other derivative contracts that are included in other accounts.


                                   ----------

NET ASSET VALUE

     The Net Asset Value of the Fund will be computed as of the close of business on the last day of each month.


     The Net Asset Value of the Fund equals its assets less its liabilities, as determined generally in accordance with accounting principles generally accepted in the United States of America. More specifically, the Net Asset Value of the Fund equals the sum of all cash, the liquidating value (or cost of liquidation, as the case may be) of all futures, forward and options on futures positions and the fair market value of all other assets of the Fund held pursuant to the AHL Diversified Program, less all liabilities of the Fund (including accrued liabilities, regardless of whether such liabilities are ever paid), in each case as determined by the Managing Member generally in accordance with Generally Accepted Accounting Principles as applied in the United States of America.



     The Net Asset Value of the portion of the Fund's assets invested in Man-Glenwood will be determined based on the Net Asset Values provided by the managers of the Sub-Funds. The Managing Member has no means of determining the accuracy of such valuations. Moreover, these valuations are typically based on estimates. The difference between estimated and final values will be reflected in the accounting period in which such final values become available, not by retroactively adjusting previously determined Net Asset Values. Units will be valued for repurchase purposes as of the calendar quarter-end when repurchased. Quarter-end valuations will include estimated values for Man-Glenwood computed by the administrator for Man-Glenwood. All such estimates will be conclusive for determining the Fund's quarter-end repurchase values, and any adjustments of such estimates for Man-Glenwood will be reflected in the Fund's Net Asset Value on a prospective basis only. If an investor redeems prior to a downward adjustment of Net Asset Value, the Fund will bear the cost of the adjustment with respect to such Investor. An Investor which has redeemed prior to an upward adjustment of Net Asset Value will not benefit from such adjustment.

FEES AND EXPENSES PAID BY THE FUND

     The Managing Member believes that you should consider the charges to which the Fund is subject when making your investment decision. Also, please see the "Breakeven Table" on page 7.

CHARGES PAID BY THE FUND


           RECIPIENT                    NATURE OF PAYMENT                         AMOUNT OF PAYMENT
           ---------                    -----------------                         -----------------
The Managing Member...........   Management Fee                   0.75% per annum of the Fund's Net Asset Value,
                                                                  calculated monthly and paid quarterly in
                                                                  arrears.

The Selling Agent.............   Client Servicing Fee             1.25% per annum of the Net Asset Value of each
                                                                  Class A Series 1 and Class B Series 1 Unit,
                                                                  calculated monthly and paid quarterly in
                                                                  arrears. Once the Selling Agent has received
                                                                  aggregate compensation totaling 10% of a Unit's
                                                                  initial sale price (or, if earlier, such Unit
                                                                  has been charged Client Servicing Fees totaling
                                                                  10% of such Units initial sale price), the
                                                                  Client Servicing Fee will end and the Class A
                                                                  Series 1 and Class B Series 1 Units will be
                                                                  redesignated in terms of and become
                                                                  indistinguishable from the Class A Series 2 and
                                                                  Class B Series 2 Units, respectively.

Man Financial Inc.............   Brokerage Commissions            $6 to $8 per round turn trade, inclusive of
                                                                  exchange and regulatory fees. Limited to 3% of
                                                                  the Fund's 12-month average month-end Net Asset
                                                                  Value during each period of 12 consecutive
                                                                  months.

Forward Counterparties........   "Bid-ask" spreads                These spreads are not actually fees paid by the
                                                                  Fund but are dealer profit margins incorporated
                                                                  into forward contract pricing. They are,
                                                                  therefore, unquantifiable. In addition, the Fund
                                                                  will pay Man Financial Limited, an affiliate of
                                                                  the Fund's commodity broker, a clearing fee of
                                                                  $1.14 on each Fund forward transaction. This
                                                                  clearing fee is included within the 3% cap on
                                                                  Fund brokerage commissions.

Man-AHL (USA) Limited.........   Management Fee                   2% per annum of the notional value of the Fund's
                                                                  AHL account, calculated and paid monthly.

                                 Monthly Incentive Fee            20% of any new net profits calculated and paid
                                                                  monthly on a "high water mark" basis.

Man-Glenwood..................   Management, investor servicing   In total, 3% per annum of the Fund's aggregate
                                 and administrative fees and      investment in Man-Glenwood, calculated monthly
                                 expenses                         and paid quarterly.

Others........................   Administrator fees, custody      As incurred; not expected to exceed 0.50 of 1%
                                 and escrow fees, legal,          of average month-end Net Assets annually,
                                 accounting, printing, postage    assuming average assets of $100,000,000.
                                 and other administrative costs   Administrative expenses in excess of 0.50 of 1%
                                                                  of the Fund's average month-end Net Asset Value
                                                                  during the first two Fiscal Years of the Fund
                                                                  will be paid by, or reimbursed to the Fund by,
                                                                  the Managing Member or an affiliate. Thereafter,
                                                                  expenses in excess of 0.50 of 1% of the Fund's
                                                                  average month-end Net Asset Value will be paid
                                                                  by the Fund, but may be paid by the Managing
                                                                  Member in its discretion.

Others........................   Extraordinary charges            Actual payments to third parties; expected to be
                                                                  negligible.

NO SALES LOAD

     No Units will be subject to any initial selling commission or sales load.

     CLIENT SERVICING FEE, SELLING COMPENSATION


     The Selling Agent will receive an annual Client Servicing Fee, in respect of Class A Series 1 and Class B Series 1 Units, equal to 1/12 of 1.25% of the Net Asset Value of such Units at each month-end (a 1.25% annual rate), calculated monthly and paid quarterly.



     The Selling Agent is subject to the regulatory limitation that it receive aggregate selling commissions not in excess of 10% of the sale price of each Unit. Once the Selling Agent has received aggregate selling commissions totaling 10% of the sale price of a Class A Series 1 or Class B Series 1 Unit (or, if earlier, such Unit has been charged Client Servicing Fees totaling 10% of the sale price of such Unit), the Client Servicing Fee will end and the Class A Series 1 and Class B Series 1 Units will be redesignated in terms of and become indistinguishable from the Class A Series 2 and Class B Series 2 Units, respectively, to which the Client Servicing Fee does not apply, and no further Client Servicing Fee will be charged in respect of such Unit.



     Class A Series 2 and Class B Series 2 Units, which are offered exclusively to participants in selling agent asset-based or fixed fee investment programs and to clients of registered investment advisors who participate in such advisors' fee-based advisory programs, will not be subject to Client Servicing Fees, and the Selling Agent will not receive any selling compensation in respect of such Units.


ORGANIZATIONAL AND OFFERING COSTS


     The Managing Member, or an affiliate, will bear, without reimbursement from the Fund, the costs of organizing the Fund and the initial offering of the Units pursuant to this prospectus. Once the Fund commences its trading, the Fund will bear the costs related to ongoing offerings.


MANAGEMENT FEE

     The Fund will pay the Managing Member a management fee of 1/12 of 0.75% of the Net Asset Value of all outstanding Units at each month-end (a 0.75% annual rate), calculated monthly and paid quarterly in arrears.


     The Managing Member may share the Management Fee with its affiliates.


AHL MANAGEMENT AND INCENTIVE FEES


     The AHL Diversified Program charges a management fee of 1/6 of 1% of the month-end notional value of the Fund's AHL account (a 2% annual rate), calculated and paid as of the end of each calendar month. The notional value of the Fund's AHL account will be approximately equal to the Fund's aggregate Net Asset Value.



     For purposes of calculating the AHL Diversified Program management fee, the account size is not reduced by accrued management or incentive fees or fees payable by the Fund to the Managing Member.



     The AHL Diversified Program charges a monthly incentive fee equal to 20% of any "new net profits" attributable to the Fund's AHL account (the capital attributable to both Classes will be traded in the same AHL account). "New net profit" is the increase in the month end Net Asset Value of the account (after deduction of monthly management fees, expenses and brokerage commissions but before additions and withdrawals for the month) over the account's highest Net Asset Value as of the end of any preceding month, or the commencement of trading. The AHL Diversified Program's incentive fees are calculated on a "high water mark" basis. If losses are incurred since the last payment of an incentive fee with respect to the Fund's AHL account, AHL must earn back such losses before generating additional incentive fees.

     Incentive fees paid do not reduce new net profits for purposes of calculating the incentive fees due to AHL.



     As an example of the calculation of the AHL Diversified Program incentive fee, assume that the Net Asset Value of the Fund's AHL Diversified Program investment is $25,000,000 and that as of the end of the first month, such exposure has generated $100,000 of profits. An incentive fee equal to $20,000 would be due and the Net Asset Value of such investment would be $25,080,000. If, in the following month, the Fund's exposure had earned an additional $20,000, an additional incentive fee of $4,000 would be due even though such profit only earns back the incentive fee paid in the first month.


     When a redemption is made, any accrued incentive fee attributable to the redeemed Units is paid to AHL and any shortfall between the current level of net profits and the high water mark attributable to the Fund's AHL Diversified Program investment is reduced by being multiplied by the fraction the numerator of which is Net Asset Value of the redeemed Units and the denominator of which is the Net Asset Value of the Fund's AHL Diversified Program investment immediately prior to the redemption.

     Because the incentive fees are calculated on the basis of the aggregate performance of the Fund, the incentive fee paid by any given investor's Units may not directly correlate to such investor's investment experience in the Fund. For example, an investor may invest in the Fund when the Fund's investment in AHL is below its high water mark. In such circumstances, such investor would benefit from the loss carryforward existing with respect to the Fund with the result that no incentive fee would be paid to AHL with respect to profits earned on such investor's Units until such loss carryforward had been eliminated by such profits. At the same time, the economic return to the existing investors in the Fund is diluted as the loss carryforward that would have sheltered subsequent AHL profits on their Units from incentive fees is diluted by the issuance of additional Units.

MAN-GLENWOOD FEES


     The Fund's investment in Man-Glenwood will approximate 30% of the Fund's Net Asset Value and may be reduced to significantly below this level or eliminated entirely.


     The Fund will pay management, investor servicing and administrative fees and expenses which are capped at a rate of 3.0% per annum of the aggregate value of the Fund's investment in Man-Glenwood, as described below.


     Each of Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC pay direct investor servicing fees and operating and administrative services fees and expenses at rates which in aggregate are capped at 1% per annum of the aggregate value of the outstanding Man-Glenwood Units, calculated monthly and paid quarterly. In addition, Man-Glenwood Lexington Associates Portfolio, LLC., a registered investment company in which Man-Glenwood invests substantially all of its assets and which has the same investments objectives as Man-Glenwood (the "Portfolio Company"), pays Glenwood a management fee at a rate of 1.75% per annum of the aggregate value of the Portfolio Company's outstanding units, calculated monthly and paid quarterly. The Portfolio Company also pays administrative fees and expenses which are capped at a rate of 0.25 of 1% per annum of the aggregate value of the Portfolio Company's outstanding units, calculated monthly and paid quarterly.



     The Sub-Fund Managers generally will charge the Portfolio Company an asset based fee, and some or all of the Sub-Fund Managers will receive performance or incentive allocations. The asset based fees of the Sub-Fund Managers are generally expected to range from 1% to 2% annually of the net assets under their management and the performance or incentive allocations to the Sub-Fund Managers are generally expected to range from 15% to

25% of net profits annually, although on occasion this could be higher. The receipt of a performance or incentive allocation by a Sub-Fund Manager may create an incentive for a Sub-Fund Manager to make investments that are riskier or more speculative than those that might have been made in the absence of such an incentive. Also, incentive fees may be paid to Sub-Fund Managers who show net profits, even though the Portfolio Company and Man-Glenwood, as a whole, may incur a net loss. In addition, because a performance or incentive allocation will generally be calculated on a basis that includes unrealized appreciation of a Sub-Fund's assets, these allocations may be greater than if they were based solely on realized gains. Generally, the Sub-Fund Managers' compensation is determined separately for each year or shorter period; whenever possible, agreements are obtained to carry forward losses to subsequent periods in determining the fee for such periods.


TRANSACTION COSTS


     The AHL Diversified Program clears its futures and forward trades exclusively through the Clearing Broker (including its affiliates), a member of the Man Group. The futures commission rates charged to the AHL Diversified Program, approximately $6 to $8 per round-turn trade (inclusive of exchange and regulatory fees), have not been negotiated at arm's-length, but are the rates generally available to the Clearing Broker's unaffiliated institutional customers, although other clients of the Clearing Broker may pay lower rates. Due to the conflict of interest involved in AHL executing futures trades through one of its affiliates, the maximum brokerage commissions that may be paid by the Fund in any period of 12 consecutive calendar months are limited to 3% of the Fund's average month-end Net Asset Value for such 12-month period.


     The Fund will enter into forward transactions with Man Financial Limited, an affiliate of the Fund's commodity broker and a member of the Man Group. Man Financial Limited will, in turn, enter, directly or indirectly, into forward transactions with currency dealers that trade with a spread between the price at which they are prepared to buy or sell a particular currency. These "bid-ask" spreads represent a profit margin to the dealer for making a market in the currency. Neither AHL, Man Financial Limited nor the Managing Member can quantify the amount of dealer profit that is embedded in a price quoted by a dealer, but the Managing Member believes that AHL and Man Financial Limited will effect currency transactions on behalf of the Fund at prevailing market prices. Dealer profit from the Fund's currency trading may, over time, be substantial. In addition, the Fund will pay Man Financial Limited a clearing fee of $1.14 on each Fund forward transaction. This clearing fee is included within the 3% cap on Fund brokerage commissions.

ADMINISTRATIVE SERVICES; ESCROW AGENT

     The Fund will pay all its routine, legal, accounting, administrative, printing and similar costs associated with its operations. The Managing Member anticipates that the Fund will enter into an administration agreement with a third-party administrator to provide various services (such as administration, accounting, valuation, tax reporting and investor services) at competitive rates.

     The Fund will retain [___] as Escrow Agent at competitive rates.


     The Managing Member anticipates that these costs will not exceed 0.50 of 1% of the Fund's average month-end Net Asset Value during any Fiscal Year, assuming average assets of $100,000,000. Administrative expenses in excess of 0.50 of 1% of the Fund's average month-end Net Asset Value during the first two Fiscal Years of the Fund will be paid by, or reimbursed to the Fund by, the Managing Member or an affiliate. Thereafter, expenses in excess of 0.50 of 1% of the Fund's average month-end Net Asset Value will be paid by the Fund, but may be paid by the Managing Member in its discretion.

CLEARING BROKER


     Man Financial Inc., the Clearing Broker for the Fund, is registered under the Commodity Exchange Act, as amended, as a futures commission merchant and a commodity pool operator, and is a member of the National Futures Association. The Clearing Broker, which is part of the Man Group is a member of all major U.S. futures exchanges. The Clearing Broker's main office is located at 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101. The Clearing Broker's telephone number at such location is (212) 589-6200.


     At any given time, the Clearing Broker is involved in numerous legal actions and administrative proceedings, which in the aggregate, are not, as of the date of this Prospectus, expected to have a material effect upon its condition, financial or otherwise, or to the services it will render to the Fund. There have been no material, administrative, civil or criminal proceedings pending, on appeal or concluded against the Clearing Broker or its principals within the five years preceding the date of this Prospectus.

     The Clearing Broker acts only as clearing broker for the Fund and as such is paid commissions for executing and clearing trades on behalf of the Fund. The Clearing Broker has not passed upon the adequacy or accuracy of this Prospectus. The Clearing Broker neither will act in any supervisory capacity with respect to the Managing Member nor participate in the management of the Managing Member or the Fund. Therefore, prospective investors should not rely on the Clearing Broker in deciding whether or not to participate in the Fund.


     Pursuant to the commodity brokerage agreement between the Clearing Broker and the Fund, the Fund has agreed to indemnify and hold harmless the Clearing Broker and its affiliates from and against any liability, damage, cost or expense any of them may incur or be subjected to with respect to the Fund or any transaction or position therein, or as a result of the Fund's violation of any representations, agreements or obligations under the commodity brokerage agreement. The Clearing Broker will only be liable to the Fund for actions or inactions which amount to gross negligence or fraud.


REDEMPTIONS AND TRANSFERS OF UNITS

REDEMPTION PROCEDURES

     Subject to the limitation described in the following paragraph, a Member may redeem all or any portion of such Member's Units as of the end of any calendar quarter by giving written notice to the Managing Member, or such party as may be designated by the Managing Member, at least 45 calendar days prior to such calendar quarter-end. All redemption notices are irrevocable.


     No more than 15% of the Fund's total outstanding Units, in aggregate, not on a Class by Class basis, may be redeemed as of any given calendar quarter-end. If quarter-end redemptions are requested for more than 15% of the Fund's total then outstanding Units, each redemption request will be pro rated so that no more than 15% of the Fund's total then outstanding Units are redeemed. Unitholders whose redemption requests have been reduced will be required to submit redemption requests for subsequent redemption dates if they want to redeem additional Units. Units not redeemed due to the reduction of a redemption request will remain subject to increase or decrease in value as a result of the Fund's trading activities.


     Unitholders will be notified of any redemption request reduction in advance of the applicable quarter-end redemption date and will be given an opportunity to withdraw their redemption requests.


     In the event that the Fund receives redemption requests in excess of the 15% limitation for eight consecutive quarters, the Fund will cease its trading and investment activities and will terminate as promptly as possible.


     Units will be valued for redemption purposes as of the calendar quarter-end when redeemed. Quarter-end valuations will include estimated values for Man-Glenwood computed by Glenwood. All such estimates will be conclusive for determining the Fund's quarter-end redemption values, and any adjustments of such estimates for Man-Glenwood will be reflected in the Fund's Net Asset Value on a prospective basis only.

     The redemption price of a Unit may differ substantially from the Net Asset Value per Unit as of the date that an irrevocable notice of redemption must be received.

     There will be no redemption charge assessed in connection with redemptions. The Fund generally will pay the redemption amount within 45 days of the calendar quarter-end of redemption.


     The Fund's AHL Diversified Program managed account will be highly liquid. The Fund's ability to have its investment in Man-Glenwood repurchased is dependent on the liquidity of the Sub-Funds and Man-Glenwood's board of managers. Certain of such Sub-Funds may from time to time suspend or delay redemptions, which could, in time, cause Man-Glenwood to do so as well. Similarly, the board of Man-Glenwood may fail to make a quarterly tender offer for Man-Glenwood Units, or a tender offer may not be sufficient in amount to satisfy the Fund's repurchase request. However, the Managing Member believes that any adverse effect to the Fund from any such suspension or delay or foregone or insufficient tender offer is highly unlikely due to the liquidity of the AHL Diversified Program account and the Fund's limited investment in Man-Glenwood.



     Man-Glenwood generally withholds 5% of the proceeds of a total repurchase from Man-Glenwood until the completion of Man-Glenwood's annual audit. The amount withheld from a total repurchase by the Fund from Man-Glenwood will be approximately 1.5% of a Member's total investment. Rather than withhold redemption proceeds from Members redeeming Units, however, the Managing Member intends to pay the full redemption amount due to redeeming Members and the amount subsequently paid to the Fund by Man-Glenwood from the amount withheld will be a general asset of the Fund.


TRANSFERS OF UNITS

     Units may be assigned on the same timeframe as they may be redeemed -- i.e., as of the last day of any calendar quarter upon 45 days' notice to the Managing Member. The 15% quarterly limitation on redemptions does not apply to assignments.

     Assignees of Units will not become substituted Members without the consent of the Managing Member. However, the Managing Member intends to give such consent in the case of all suitable assignees who execute a form of the Fund's Subscription Agreement.

     UNITS MAY ONLY BE ASSIGNED (EXCEPT BY WAY OF GIFT) TO ACCREDITED INVESTORS.

CONFLICTS OF INTEREST; TRANSACTIONS BETWEEN MAN GROUP AND THE FUND

GENERAL

     Neither the Managing Member nor the Fund has established any formal procedures to resolve the following conflicts of interest. Consequently, there is no independent control on how the Managing Member or the Fund resolves these conflicts which can be relied upon by investors as ensuring that the Fund is treated equitably with other clients of the Managing Member.

     Because no formal procedures are in place for resolving conflicts, they may be resolved by the Managing Member in a manner which causes the Fund losses. The value of a

Member's investment may be diminished by actions or omissions which independent third parties could have prevented or corrected.

NO NEGOTIATIONS OVER BUSINESS TERMS

     The business terms of the Fund were not negotiated. The Managing Member unilaterally established these terms, balancing marketing and performance considerations and its interest in maximizing the revenues generated to the Man Group.

     These business terms are described in detail in this Prospectus in order to give prospective investors ample opportunity to accept or reject such terms.

THE MAN GROUP

     The Managing Member organized and controls the Fund. The Managing Member and its affiliates are the primary service providers to the Fund and will remain so even if using other firms might be better for the Fund. Futures and alternative strategy trading is highly competitive. None of the fees paid by the Fund to any affiliate of the Managing Member were negotiated, and they may be higher than would have been obtained in arm's-length bargaining. To the extent that Man Group entities continue to be retained by the Fund despite providing non-competitive services, the Fund's performance is likely to be negatively impacted.

     The Managing Member allocates its resources among a number of different funds. The Managing Member has financial incentives to favor certain funds over others.


     For example, although the Managing Member and its affiliates attempt to deal with all of the funds and accounts with which they are associated on a pari passu basis, certain funds and accounts may pay higher fees and commissions to the Managing Member and its affiliates than others. Accordingly, were the Managing Member or one of its affiliates to be in the position, for example, of allocating a particular trading opportunity among such funds and accounts, the Managing Member or such affiliate would have incentives to allocate such trading opportunity to the fund or account from which the Managing Member on such affiliate received the highest fees and/or commissions. While the Managing Member and its affiliates believe that they deal equitably with all of the funds and accounts which they manage, prospective investors should be aware that financial incentives not to do so are present.


     The Managing Member's interest in maximizing its revenues could cause it to take actions which are detrimental to the Fund in order to increase the Managing Member's income from the Fund or decrease its costs in sponsoring the Fund. Also, because the Managing Member does not have to compete with third parties to provide services to the Fund, there is no independent check on the quality of such services.

THE FUND'S INVESTMENT IN THE AHL DIVERSIFIED PROGRAM


     The AHL Diversified Program is operated by members of the Man Group, which receives substantial compensation for doing so. The Fund does not expect to allocate its capital to any other managed futures program, even if doing so would be in the best interests of the Fund.


THE CLEARING BROKER


     The Fund pays substantial brokerage commissions and administrative fees to the Clearing Broker, as well as clearing fees on forward currency trades to Man Financial Limited, an affiliate of the Clearing Broker.



     Although certain of the Clearing Broker's clients may pay lower brokerage rates than the Fund, the brokerage commission rates charged by the Clearing Broker to the Fund are those generally available to the Clearing Broker's unaffiliated institutional customers. The Fund's expected annual brokerage commissions as a percentage of average Net Asset Value are approximately 1%.

     Due to the affiliation of the Managing Member and the Clearing Broker, the Clearing Broker has agreed to limit the annual commodity brokerage commission paid by the Fund to no more than 3% of the Fund's 12-month average month-end Net Assets during each period of 12 consecutive months. However, this limitation does not assure that the brokerage rates charged to the Fund are competitive.



     The Clearing Broker executes trades for different clients in the same markets at the same time. Consequently, other clients may receive better prices on the same trades than the Fund, causing the Fund to pay higher prices for its positions.



     The Clearing Broker must allocate its resources among many different clients. Because the Clearing Broker's clients are charged different rates and fees, the Clearing Broker may have financial incentives to favor certain accounts over the Fund. Because of the competitive nature of the markets in which the Fund trades, to the extent that the Clearing Broker prefers other clients over the Fund, the Fund may incur losses.



     The Clearing Broker does not have to compete to provide services to the Fund; consequently, there is no independent check on the quality of its services.


THE FUND'S INVESTMENT IN MAN-GLENWOOD


     Man-Glenwood is operated by members of the Man Group, which receives substantial compensation for doing so. The Fund does not expect to allocate any portion of its capital to any other fund of funds, even if doing so would be in the best interests of the Fund.


MAN-GLENWOOD'S BROKERS AND DEALERS


     The brokers and dealers used by the Sub-Fund's investment managers are generally selected by each investment manager individually. These investment managers, in selecting executing brokers or dealers or in negotiating commissions, may, and typically will, consider factors other than merely "best price"; for example: financial responsibility and reputation; range and quality of the services made available to the Sub-Funds' investment managers' clients; and professional services, including execution, clearance procedures and ability to provide supplemental performance, statistical and other research information for consideration, analysis and evaluation by the respective Sub-Funds' investment managers.



     Man-Glenwood may trade options for hedging purposes and will also select brokers. In general, Man-Glenwood does not select brokers affiliated with the Man Group for such purpose.


SELLING AGENTS

     The Selling Agent and Additional Selling Agents will receive substantial sales compensation for selling the Units. Consequently, the Selling Agent and Additional Selling Agents have a conflict of interest in advising their clients whether to invest in the Fund or redeem their Units.


     As the Selling Agent is an affiliate of the Managing Member, the selling commissions paid to the Selling Agent were not negotiated at arm's length. These commissions, although not paid directly by investors, indirectly increase the overall costs to which the Fund is subject, to the detriment of existing investors.



     In addition, in the Additional Selling Agent's ongoing dealings with its clients regarding their investment in the Fund, the Additional Selling Agent will have a conflict of interest in that if a client redeems, the Additional Selling Agent will no longer receive ongoing trailing commissions in respect of the capital invested by such client.



     Because the Selling Agent's affiliates will receive advisory fees and brokerage commissions in respect of the Fund's trading activities, the Selling Agent may have incentives to solicit investments for Units that a Selling Agent without any affiliation to the management or trading of the Fund would not have.


INCENTIVE COMPENSATION

     Because AHL receives incentive compensation in respect of the AHL Diversified Program, AHL may have an incentive to trade the AHL Diversified Program in a more speculative manner than it otherwise would.


     Because the managers of the Sub-Funds are eligible to receive incentive compensation from the Sub-Funds, such managers may have an incentive to trade these Sub-Funds in a more speculative manner than they otherwise would.


SUMMARY OF THE LIMITED LIABILITY COMPANY AGREEMENT


     The Fund's Limited Liability Company Agreement ("LLC Agreement") effectively gives the Managing Member full control over the management of the Fund. Members have no voice in its operations.



     Although as Members, investors have no right to participate in the control or management of the Fund, they are entitled to: (i) vote on a variety of different matters; (ii) receive annual audited financial statements, unaudited monthly reports and timely tax information sufficient to permit investors to pay estimated taxes (and eventually final taxes); (iii) inspect the Fund's books and records; (iv) redeem Units; and (v) not to have the business terms of the Fund changed in a manner which increases the compensation received by the Managing Member or its affiliates without their unanimous consent.


     Members' voting rights extend to any proposed change in the LLC Agreement which would adversely affect them, as well as to their right to terminate the Fund's contracts with affiliates of the Managing Member. Members also have the right to call meetings of the Fund in order to permit Members to vote on any matter on which they are entitled to vote, including the removal of the Managing Member as managing member of the Fund.

     Members or their duly authorized representatives may inspect the Fund's books and records, for any purpose reasonably related to their status as Members of the Fund, during normal business hours upon reasonable written notice to the Managing Member. They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such Members represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Members' interest in the Fund.

FINANCIAL AND TAX ALLOCATIONS

     The LLC Agreement provides for the economic and tax allocations of the Fund's profit and loss. Economic allocations are based on investors' capital accounts, and the tax allocations generally attempt to equalize tax and capital accounts by, for example, making a priority allocation of taxable income to Members who redeem at a profit.

     The Managing Member may amend the LLC Agreement in any manner not adverse to the Members without need of obtaining their consent. These amendments can be for clarification of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes the Managing Member deems advisable so long as they do not change the basic investment policy or structure.

NET ASSET VALUE

     Net Asset Values are determined in accordance with Generally Accepted Accounting Principles of the United States of America and include unrealized profits as well as unrealized losses on the Fund's investments on open commodity positions. Net Assets include the sum of all cash, Treasury bills or other fixed-income instruments, generally valued at cost plus accrued interest, the liquidating value, or cost of liquidation, of all futures, forward and options positions and the fair market value of all other assets, less all liabilities, of the Fund, including accrued liabilities, irrespective of whether such liabilities, such as incentive fees, may, in fact, never be paid. If a futures contract cannot be liquidated on a day with respect to which Net Assets are being determined, the settlement price on the next day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract, or such day, or such other value as the Managing Member may deem fair and reasonable.


     Once the amount of subscriptions accepted has exceeded $500,000 for Class A Units or $2,500,000 for Class B Units, the Units of such Class will be issued and will thereafter be issued at the beginning of each month based on their Net Asset Value per Unit of such Class as of the end of the previous calendar month; provided, however, that the Class B Units will not be issued until such time as there are 100 investors in the Class B Units.



     Man-Glenwood will provide the Fund with a net asset value for the Fund's investment in Man-Glenwood as of the last business day of each calendar month.


STANDARD OF LIABILITY; INDEMNIFICATION

     The Managing Member in its operation of the Fund is specifically authorized to engage in the transactions described herein (including those involving affiliates of the Managing Member), and is exculpated and indemnified by the Fund against claims sustained in connection with the Fund, provided that such claims were not the result of gross negligence, willful misfeasance or reckless misconduct and that the Managing Member determined that such conduct was in the best interests of the Fund. Indemnification by the Fund for alleged violation of securities laws is only available if the following conditions are satisfied:

     1) a successful adjudication on the merits of each count alleged has been obtained; or

     2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

     3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and

     4) in the case of 3), the court has been advised of the position of the SEC and the states in which the Units were offered and sold as to indemnification for the violations.

TAX CONSEQUENCES







     In the opinion of Sidley Austin Brown & Wood LLP, the Fund will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation or as a "publicly-traded partnership." Accordingly, the Fund will not pay any Federal income tax.


     The opinion of Sidley Austin Brown & Wood LLP is not binding on the Internal Revenue Service ("IRS") or on any court, and there can be no assurance that the IRS will not assert that the Fund should be treated as an association taxable as a corporation or as a "publicly-traded partnership" taxable as a corporation.



     In the opinion of Sidley Austin Brown & Wood LLP the following summary of the tax consequences to an individual United States taxpayer who invests in the Fund is materially correct.



     Sidley Austin Brown & Wood LLP's opinion is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The following discussion assumes that the Fund will be treated as a partnership for federal income tax purposes.

Taxation of Members

     Each Member will be required to report on its federal income tax return such Member's allocable share of the Fund's income, gains, losses, deductions, credits and other items for the Fund's taxable year ending with or within the Member's taxable year, whether or not any distribution of cash or other property is made to the Member in that year.


     At the end of each taxable year, items of Fund income, expense, gain, loss and deduction, as determined for federal income tax purposes, will be allocated among the Members which held Units during such taxable year. A Member's distributive share of such items for federal income tax purposes generally is determined by the allocations made pursuant to the LLC Agreement, unless the items so allocated do not have "substantial economic effect" and are not in accordance with the Members' Units. Under the LLC Agreement, tax allocations are generally made in a manner consistent with the financial allocations made to the Members' Capital Accounts and therefore either should have substantial economic effect or should be in accordance with the Members' Units.


Limitations on Deductibility of Fund Losses by Members

     The amount of any Fund loss that a Member is entitled to include on its income tax return is limited to such Member's adjusted tax basis for its Units as of the end of the Fund's taxable year in which such loss occurred. Generally, a Member's adjusted tax basis for its Units is the amount paid for such Units reduced (but not below zero) by such Member's share of losses and expenses, and any distributions made to such Member, and increased by such Member's share of the Fund's income, including gains.

Cash Distributions

     Cash received from the Fund by a Member as a distribution generally is not reportable as taxable income by such Member, except to the extent such distribution exceeds a Member's adjusted tax basis for its Units. Any such excess is taxable to such Member as gain from the sale or exchange of such Units. Allocations of Fund income increase the tax basis for a Member's Units at the end of the taxable year. Cash distributions during the taxable year could result in taxable gain to a Member even though no gain would result if the same cash distributions were made following the Fund's allocation of income at the end of the taxable year.

     A cash distribution of all of a Member's Units will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference between the amount of such distribution and the Member's adjusted tax basis for such Units (including such Member's distributive share of the Fund's income or loss for the year of such distribution).

Gain or Loss on Section 1256 Contracts

     The Fund's investment assets may include certain futures and forward contracts as well as certain dealer equity options traded on United States exchanges ("Section 1256 Contracts"). Under the mark-to-market system of taxing
Section 1256 Contracts, any unrealized profit or loss on positions in such
Section 1256 Contracts which are open as of the end of a taxpayer's fiscal year is treated as if such profit or loss had been realized for tax purposes as of such time. In general, 60% of the net gain or loss which is generated by transactions in Section 1256 Contracts is treated as long-term capital gain or loss and the remaining 40% of such net gain or loss is treated as short-term capital gain or loss. However, gain or loss on dealer equity options will be treated as 100% short-term capital gain or loss.

Limited Deduction for Certain Expenses

     The Code provides that expenses of producing income, including investment advisory fees, are to be aggregated with certain other expenses (collectively, "Aggregate Investment Expenses"), and the aggregate amount of such expenses is deductible only to the extent such amount exceeds 2% of a non-corporate taxpayer's adjusted gross income. In addition, Aggregate Investment Expenses, when combined with an individual taxpayer's deductions for certain other items, are subject to a reduction equal to generally 3% of the taxpayer's adjusted gross income over a certain threshold amount. Moreover, such expenses are not deductible in computing a non-corporate taxpayer's alternative minimum tax liability. The Managing Member may treat the expenses of the Fund (excluding amounts treated as Syndication Fees) as ordinary business deductions not subject to the foregoing limitations. However, the IRS could contend that all or a portion of such expenses should be treated as "investment advisory fees." To the extent that the characterization of these expenses as investment advisory fees were to be sustained, each non-corporate Member's share of the amounts so characterized would be subject to the foregoing limitations on deductibility.

Syndication Fees

     Neither the Fund nor the Members are entitled to any deduction for any placement and/or referral fees paid to persons who introduce prospective investors, which may include amounts paid to the Selling Agent. Such expenses may be taken into account by a Member for purposes of determining capital gain or loss upon redemption of its interest in the Fund.

Limitation on Deductibility of Interest on Investment Indebtedness

     Non-corporate Members may be subject to certain limitations on the deductibility of interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment.

Qualified Dividend Income

     Qualified dividend income received in taxable years on or before December 31, 2008, is subject to tax at a 15% rate. Generally, qualified dividend income is dividends received from U.S. corporations and from certain foreign corporations, including foreign corporations whose shares are listed on an established securities market in the United States. Qualified dividend income does not include payments "in lieu of" dividends received from stock lending transactions nor dividends received on stock to the extent the taxpayer is obligated to make related payments with respect to substantially similar or related property (e.g., a short sale of such stock).

Passive Activity Rules

     The investment activities of the Fund do not constitute a "passive activity," with the result that losses resulting from a Member's "passive activities" cannot be offset against the Fund's income.

Class B Investments in Man-Glenwood Lexington TEI, LLC


     Tax-exempt investors that invest in a partnership or limited liability company which participates, either directly or through investing in other partnerships or limited liability companies which engage in leveraged securities trading are subject to federal income tax on the portion of the income from such investment that is treated as "unrelated business taxable income" ("UBTI"). Man-Glenwood Lexington TEI, LLC has been structured so that tax-exempt investors will not be subject to tax on UBTI arising from such investment, due to the investment in the Portfolio Company that invests in the Sub-Funds being made through an entity which is treated as a corporation, not as a partnership, for U.S. tax purposes. Such entity itself may, however, be subject to withholding tax on any portion of its income deemed to be effectively connected to a U.S. trade or business engaged in by one or more Sub-Funds.


State and Local Taxes

     In certain cases, the Fund may be subject to entity-level state and local taxes in states in which the profits of the Fund are deemed to be sourced. Each Member may be required to report and pay state and local tax on such Member's distributive share of the profits of the Fund in the state and municipality in which the Member resides and/or other jurisdictions in which income is earned by the Fund.

Fund Audits

     The tax treatment of Fund items is determined at the Fund level rather than at the Member level. The Managing Member is the "Tax Matters Partner" of the Fund with the authority to determine the Fund's response to an audit. The limitations period for assessment of deficiencies and claims for refunds with respect to items related to the Fund is generally three years after the Fund's return for the taxable year in question is filed, and the Managing Member has the authority to, and may, extend such period with respect to all Members. Certain tax positions which the Managing Member may elect to take on behalf of the Fund may increase the chance that the Fund's return will be audited. If an audit results in an adjustment, all Members may be required to pay additional tax, interest and, possibly, penalties. There can be no assurance that the Fund's tax return will not be audited by the IRS or that no adjustments to such returns will be made as a result of such an audit.

BENEFIT PLAN INVESTORS

GENERAL

     The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest any of such plan's assets in the Fund (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary's own counsel.

     In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan and the related trust. Each plan fiduciary considering acquiring Units must consult its own legal and tax advisors before doing so.

     "PLAN ASSETS"

     The purchase of Units by a Plan raises the issue of whether that purchase will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the underlying assets of the Fund to constitute assets of such Plan. A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being considered assets of such Plan for purposes of ERISA and
Section 4975 of the Code (i.e., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exemption").

     The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) "freely transferable," (2) part of a class of securities that is "widely held" and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is "freely transferable" is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as "a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent" (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer's control. The Class B Units are expected to qualify as a "publicly-offered security" pursuant to the foregoing rules.

     INELIGIBLE PURCHASERS

     In general, Units may not be purchased with the assets of a Plan if the Managing Member, any wholesaler, any Selling Agent, or any of their respective affiliates or any of their respective agents or employees: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan, except as is otherwise permissible under ERISA and Section 4975 of the Code. A party that is described in clause (1) or (2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

     Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.


     ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE FUND, THE MANAGING MEMBER, ANY SELLING AGENT OR ANY OTHER PARTY RELATED TO THE FUND THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER FINANCIAL AND LEGAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN THE FUND IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.


PLAN OF DISTRIBUTION

     SUBSCRIPTION PROCEDURE

     The Units are offered as of the beginning of each month.


     Each Class of Units is offered as part of a "best efforts" minimum/maximum offering without any firm commitment from the Selling Agent to acquire or sell any specified dollar amount of Units of any Class.



     The Class A Units, on the one hand, and the Class B Units, on the other hand, are substantially identical. The Class A Units access the Man-Glenwood Portfolio Company by investing in Man-Glenwood Lexington, LLC while the Class B Units - offered only to tax-exempt investors -- do so by investing in Man-Glenwood Lexington TEI, LLC, thereby avoiding being subject to "unrelated business taxable income" (which is taxable to otherwise tax-exempt investors) on their investment in the Fund. The eligibility to invest in Class A Series 1 or Class A Series 2 Units, on the one hand, or Class B Series 1 or Class B Series 2 Units, on the other, is based entirely on whether the investor is investing in the Fund as part of such investor's participation in a selling agent or registered investment advisor fixed fee or asset-based fee investment or advisory program under which an investor pays a fee based on the investor's assets in the program to its broker or advisor but not sales commissions.



     Each Series of Units of each Class will be issued at $100 per Unit once the minimum amount of subscriptions for Units of such Class to be issued has been received by the Fund and, in the case of Class B Units, the minimum number of investors in the Class B Units have invested. Thereafter, Units will be issued at the Net Asset Value per Unit of the relevant Series as of each month-end.


     In order to purchase Units, you must complete, sign and deliver to the Selling Agent or an Additional Selling Agent an original of the Subscription Agreement and Power of Attorney Signature Page which accompanies this Prospectus, together with a wire transfer in the amount of your subscription pursuant to the wire instructions provided in the instructions to the Subscription Agreement. Payment of the subscription amount may also be made with a check. Checks should be made payable to "[___] as Escrow Agent for Man-AHL 130, LLC Account No. [___]." Subscription proceeds will be deposited in escrow with the Escrow Agent, pending investment in the Fund.

     The Managing Member will determine, in its sole discretion, whether to accept or reject a subscription in whole or in part. The Managing Member expects to make its determination within five business days of the submission of a subscription to the Managing Member.

     ALL SUBSCRIBERS MUST BE ACCREDITED INVESTORS.

     Although the public offering of the Units has been registered under the Securities Act of 1933, the Managing Member has determined to limit the persons eligible to invest in the Units to "Accredited Investors." Individual "Accredited Investors" must have an annual income of at least $200,000 (or joint annual income with spouse of at least $300,000) in each of the two most recent years and must expect to have such income in the current year or a net worth (including assets held jointly with spouse) of $1,000,000; entity "Accredited Investors" must generally have a net worth of $5,000,000. "Accredited Investor" status is not any assurance that an investment in the Fund is suitable for any prospective investor.

     The Managing Member, or the selling agent selling the Units, will make every reasonable effort to determine the suitability of prospective Members in the Fund through information received on the Subscription Agreement. Generally, the Managing Member or its designee must receive subscription documents together with payment in the amount of the subscription at least five business days before the end of a month for them to be accepted as of the first day of the immediately following calendar month.


     Subscriptions are final and binding on a subscriber as of the close of business on the fifth business day following the submission of the subscriber's Subscription Agreement to the selling agent selling the subscriber the Units.


     The Fund will receive any interest earned on accepted subscriptions held in the Escrow Account pending investment in the Fund.


     Subscriptions, if rejected, will be returned to investors, together with any interest actually earned thereon, promptly following the beginning of the month for which the subscription was rejected or sooner if practicable.


     There are no fees applicable to subscriptions held pending investment in the Fund's trading account.

SELLING AGENTS


     No upfront sales load will be paid on any Units. The Selling Agent will receive a Client Servicing Fee in an amount equal to 1.25% per annum of the annual average month-end Net Asset Value of each Class A Series 1 and Class B Series 1 Unit, payable quarterly in arrears for as long as such Unit remains outstanding. However, in compliance with the limitations of NASD Rule 2810(b)(4)(B)(i), Client Servicing Fees paid in respect of any Unit will not exceed 10% of the issuance price of such Unit. The Selling Agent may allot all or a portion of the Client Servicing Fee to the Additional Selling Agents.



     Once the Selling Agent has received 10% of the sale price of a Class A Series 1 or Class B Series 1 Unit (or, if earlier, such Unit has been charged Client Servicing Fees totaling 10% of the sale price of such Unit), the Client Servicing Fee will end and the Class A Series 1 and Class B Series 1 Units will be redesignated in terms of and become indistinguishable from the Class A Series 2 and Class B Series 2 Units, respectively, and no further Client Servicing Fee will be charged in respect of such Unit.



     Class A Series 2 and Class B Series 2 Units, which are available for sale exclusively to participants in selling agent asset-based or fixed-fee investment programs and registered investment advisor fee-based advisory programs, are not charged the Client Servicing Fee, and no Client Servicing Fee or other compensation will be paid to the Selling Agent in respect of Class A Series 2 or Class B Series 2 Units.


     The Selling Agent may engage one or more registered broker-dealers to assist the Selling Agent with the offer and sale of the Units. The Selling Agent (or its affiliates), not the Fund, will compensate such Additional Selling Agents subject to the limitations of

NASD Rule 2810(b)(4)(B)(i) pertaining to maximum allowable selling commissions.


     The Selling Agent may pay, from its own resources, brokers and dealers and investor service providers, including for custodian services, for ongoing investor servicing. Such payments may be made for the provision of sales training, product education and access to sales staff, the support and conduct of due diligence, balance maintenance, the provision of information, inclusion on preferred provider lists and support services to clients, and the provision of other services. Provided, however, that any such amounts paid to Additional Selling Agents, when aggregated with the Client Servicing Fee paid in connection with the sale of the Units, shall not exceed 10% of the gross proceeds of this offering of the Units.



     The Managing Member or the Selling Agent may also engage one or more registered broker-dealers to solicit other broker-dealers to become additional Selling Agents and to assist those Additional Selling Agents with the offering and sale of the Units, that is, to act as wholesalers. As compensation for its services, any such wholesaler may receive a portion of the Client Servicing Fee that would otherwise be paid to the Additional Selling Agents.



     Pursuant to the General Distributor's Agreement between the Fund, the Managing Member and the Selling Agent, the Managing Member has agreed to indemnify, defend and hold the Selling Agent and its affiliates harmless from and against any and all claims, demands, liabilities and expenses that the Selling Agent and its affiliates may incur in the capacity of Selling Agent for the Fund. The Selling Agent will only be liable to the Fund for losses resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties, from reckless disregard of its obligations and duties under the General Distributor's Agreement, or from its failure to comply with laws, rules and regulations applicable to it in connection with its distribution of the Units.


REPORTS


     The Managing Member will provide investors with monthly financial reports, annual audited financial statements, and federal income tax information. The most recent redemption Net Asset Value per Unit is available by calling representatives of the Managing Member at (866) 436-2512.


LAWYERS; ACCOUNTANTS

     Sidley Austin Brown & Wood LLP, New York, New York and Chicago, Illinois, has advised the Managing Member on the offering of the Units and may advise the Managing Member on an ongoing basis, including concerning its responsibilities as Managing Member. Sidley Austin Brown & Wood LLP does not represent the Fund or its Members as such.

     The Man Investments (USA) Corp. Statement of Financial Condition as of March 31, 2005 included in this prospectus has been included herein in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.


     The Financial Statement of Man-AHL 130, LLC as of May 20, 2005 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

PRIVACY POLICY

     Our Commitment to Your Privacy. The Managing Member and the Fund believe that protecting the privacy of your nonpublic information is of utmost importance and, therefore, we are committed to maintaining the privacy of the nonpublic personal information we obtain from you and from other sources about you. Accordingly, we are providing you with the following information relating to the Managing Member's and the Fund's privacy policy and procedures.

     The Information We Collect and Sources of Information. BECAUSE YOUR PERSONAL AND FINANCIAL DATA IS PRIVATE INFORMATION, WE DO NOT SELL YOUR INFORMATION TO ANYONE. Instead, your information is used by us to help identify you, evaluate your subscription for Units and manage your investment. We collect this information from a variety of sources including:

- information we receive from you in the Subscription Agreement or other forms, whether written or electronic. This information includes, but is not limited to, your name, address, social security number and information about your level of income, net worth and investment experience.

- information about your transactions with us and our affiliates or others. This information could include your use of various products and services that we and our affiliates provide.

-    information we receive from our affiliates.

- information we receive from other third parties such as demographic firms. This information could include investment preferences.

- information we receive from you online, such as cookies (small pieces of data stored by your Internet browser on your computer) or other technology that may be used to, among other things, remember passwords for you, help us track your website usage, or provide you with customized content.

     Information We Disclose. We do not disclose any information on current or former investors to any nonaffiliated third party except as permitted or required by law. For example, we may:

- share information with regulatory authorities and law enforcement officials who have jurisdiction over us or if we are required to do so by U.S. or other applicable law;

-    provide information to protect against fraud;

-    share information with your prior consent; and

- share information with service providers that perform administrative or marketing services on our behalf; or

-    share information with our accountants, attorneys and auditors.

     In addition, we may share information about you with our affiliates as permitted by law, such as information about your transactions or experiences with us, our affiliates or others. Our affiliates are financial service providers and include broker-dealers, investment advisers, commodity pool operators and commodity trading advisors.

     How We Safeguard Your Information. We maintain physical, electronic and procedural safeguards that comply with federal standards in order to guard your nonpublic personal information. We restrict and limit access to nonpublic personal information about you to: (a) those employees who need to know that information to provide products or services to you; and (b) those nonaffiliated third parties whose access to such information is permitted by law and who need to know that information in order to assist us in providing you with the products and services you receive from us.

     We educate and train our employees on how to properly handle personal information and safeguard customer information and prevent unauthorized access, disclosure or use. In addition, affiliates and nonaffiliated third parties that have access to personal information must agree to follow appropriate standards of security and confidentiality.

     We Will Keep You Informed of Our Privacy Policy. As required by federal law, we will be informing you of our privacy policy annually. We may amend this policy at any time, and we will inform you of changes as required by law.


     If you have any questions regarding our privacy policy or if the information we have about you has changed, please contact us at (866) 436-2512.

INDEX TO FINANCIAL STATEMENTS



                                                                            PAGE
                                                                            ----
MAN-AHL 130, LLC

Audited Financial Statement:
   Report of Independent Registered Public Accounting Firm...............    49
   Statement of Financial Condition as of May 20, 2005...................    50
   Notes to Statement of Financial Condition.............................    51


MAN INVESTMENTS (USA) CORP.

Audited Financial Statement:
   Report of Independent Auditors........................................    53
   Statement of Financial Condition as of March 31, 2005.................    54
   Notes to Statement of Financial Condition.............................    55



         Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.


                                   ----------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Managing Member of
Man-AHL 130, LLC:



We have audited the accompanying statement of financial condition of Man-AHL 130, LLC (the "Company"), as of May 20, 2005. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.



We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



In our opinion, such financial statement presents fairly, in all material respects, the financial position of the Company as of May 20, 2005, in conformity with accounting principles generally accepted in the United States of America.



DELOITTE & TOUCHE LLP



Chicago, Illinois
May 26, 2005

MAN-AHL 130, LLC



STATEMENT OF FINANCIAL CONDITION
MAY 20, 2005



ASSETS
   Cash                                                                  $10,000
                                                                         -------
   Total Assets                                                          $10,000
                                                                         =======

LIABILITIES                                                              $     0
                                                                         -------
NET ASSETS                                                               $10,000
                                                                         =======
NET ASSETS - Applicable to 1,000 Class A units of beneficial interest
   outstanding                                                           $10,000
                                                                         =======
NET ASSET VALUE PER UNIT (net assets divided by 1,000 Class A units
   of LLC interest)                                                      $   100
                                                                         =======



See notes to financial statement.

MAN-AHL 130, LLC



NOTES TO STATEMENT OF FINANCIAL CONDITION
MAY 20, 2005



1. ORGANIZATION



Man-AHL 130, LLC (the "Company") is a newly formed Delaware limited liability company registered under the Securities Act of 1933 (the "1933 Act"), designed as a structured managed futures product which offers investors enhanced yield and diversification benefits. The Company was formed on April 14, 2005.



The Company expects to invest the majority of its capital into a managed futures program (the "AHL Diversified Program"). The Company's objective in investing in the AHL Diversified Program is to recognize substantial profits while achieving diversification, as this program has had historically low correlation to traditional stock and bond portfolios. Additionally, the Company expects to invest a portion of its capital in one or both of the following registered investment companies: Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC (collectively, "Man-Glenwood"). The Company will account for its investment in Man-Glenwood on an equity basis, including only the Net Asset Value of such investment in the Company's financial statements.



The Company's managing member is Man Investments (USA) Corp., ("MI USA"), a Delaware corporation. MI USA is registered with the CFTC as a commodity pool operator and a commodity trading advisor, and is a member of the NFA. MI USA is a subsidiary of Man Group plc, a diversified global financial services firm listed on the London Stock Exchange.



Man-AHL (USA) Limited manages the AHL Diversified Program. Man-AHL (USA) Limited is an affiliate of MI USA and a member of Man Group plc. Man-AHL (USA) Limited is registered with the CFTC as a commodity trading advisor and is a member of the NFA, in addition to registration with the Financial Services Authority in the United Kingdom.



The AHL Diversified Program executes its futures and forward trades exclusively through Man Financial Inc. ("Man Financial"), an affiliate of MI USA, Man-AHL
(USA) Limited and a member of Man Group plc.



Glenwood Capital Investments, L.L.C. ("GCI") acts as an administrator to Man-Glenwood. GCI is an Illinois limited liability company and is registered with the CFTC as a commodity pool operator and commodity trading advisor and is a member of the NFA. GCI is also registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). GCI is an affiliate of MI USA, Man-AHL (USA) Limited and Man Financial, and is a subsidiary of Man Group plc.



Man-Glenwood achieve their investment objective through an investment in Man-Glenwood Lexington Associates Portfolio, LLC (the "Portfolio Company"), which allocates its capital among a series of "sub-funds." GCI acts as an investment adviser to the Portfolio Company in addition to the services it provides to Man-Glenwood.



Man Investments Inc. ("MII"), an affiliate of MI USA, Man-AHL (USA) Limited, Man Financial and GCI, and a subsidiary of Man Group plc, will act as the Company's selling agent.



The Company will pay MI USA a management fee at the rate of 0.75% per annum on the month-end net asset value of all outstanding units determined as of the end of each month (before the redemption of any units) and payable quarterly in arrears. The Company will pay Man-AHL (USA) Limited a management fee of 2% per annum on the month-end net asset value of capital allocated to the AHL Diversified Program (the "AHL Account") calculated and paid monthly. In addition, Man-AHL (USA) Limited will be entitled to a monthly incentive fee of 20% of any "new net profits" attributable to the AHL Account, subject to a "high water mark."



GCI receives a management fee of 1.75% of net assets per annum for investment advisory services provided to the Portfolio Company, calculated monthly and paid quarterly. Additionally, GCI receives an administrative fee of 0.25% of net assets per annum for administrative services to each Man-Glenwood fund, calculated monthly and paid quarterly.

MII receives an investor servicing fee of 0.50% of net assets per annum for the provision of investor services to Man-Glenwood, calculated monthly and paid quarterly.



MII will receive a 1.25% per annum client servicing fee, calculated monthly and paid quarterly in arrears, on the month-end net asset value of certain units, subject to a maximum commission receipt to MII of 10% of the subscription price of each unit.



MI USA expects that the Company will enter into an administration agreement with an independent third party to provide various services (such as administration, accounting, valuation, tax reporting and investor servicing). The cost of these services is currently estimated at 0.50% of net assets per annum.



The Company currently intends to accept initial subscriptions for units during an initial offering period which is expected to end at [___]. After the Company begins operations, Units will be offered on the first day of each month. Redemptions will be accepted quarterly, with a 45 day notice period. No more than 15% of the Company's total outstanding Units may be redeemed as of any given calendar quarter-end. If quarter-end redemptions are requested for more than 15% of the Company's total then outstanding Units, each redemption request will be pro rated so that no more than 15% of the Company's total then outstanding Units are redeemed. In the event that the Company receives redemption requests in excess of such 15% limitation for eight consecutive quarters, the Company will cease its trading and investment activities and will terminate as promptly as possible.



2. SIGNIFICANT ACCOUNTING POLICIES



The Company's statement of financial condition is prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.



The Company will value its Man-Glenwood investment at its net asset value, which approximates fair value, as provided by each Man-Glenwood fund.



The Company will record its transactions in futures and forward contracts, including related income and expenses, on a trade date basis. Open futures contracts traded on an exchange will be valued at market, which is based on the closing settlement price on the exchange where the futures contract is traded by the Company on the day with respect to which the Company's Net Assets are being determined. Open forward contracts traded on the interbank market will be valued at their settlement price on the day with respect to which the Company's Net Assets are being determined.



MI USA, or an affiliate, will assume organizational and offering costs, estimated to be $17,500 and $352,500, respectively.



The Company will be treated as a United States Partnership for federal income tax purposes. As such, members are individually liable for the taxes on their share of the Company's income or loss.



3. CAPITAL STRUCTURE



The Company expects to offer two classes of units of limited liability company interests. These classes have substantially identical trading portfolios except that Class A Units are offered to taxable investors and invest in Man-Glenwood Lexington, LLC and Class B Units are offered to tax-exempt investors and invest in Man-Glenwood Lexington TEI, LLC. Additionally, separate series will be issued to taxable and tax-exempt investors who participate in selling agent or registered investment advisor fee based investment or advisory programs. These series will not be subject to the investor servicing fee.

                         REPORT OF INDEPENDENT AUDITORS



To the Shareholder of
Man Investments (USA) Corp.



In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Man Investments
(USA) Corp. (the "Company") at March 31, 2005 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.



PricewaterhouseCoopers LLP



Chicago, Illinois
June 24, 2005

MAN INVESTMENTS (USA) CORP.



STATEMENT OF FINANCIAL CONDITION
AS OF MARCH 31, 2005


                       ASSETS

Cash and cash equivalents
   Cash                                                $    1,000
   Deposit with an affiliate                            1,253,173
Management fees receivable                                 56,894
                                                       ----------
      Total assets                                     $1,311,067
                                                       ==========

        LIABILITIES AND SHAREHOLDER'S EQUITY

Payable to affiliates                                  $   60,471
                                                       ----------
      Total liabilities                                    60,471
Shareholder's equity
   Common shares, $0.01 par value (200 shares issued
      and outstanding, 1,000 shares authorized)                 2
   Additional paid-in capital                           1,250,998
   Retained deficit                                          (404)
                                                       ----------
                                                        1,250,596
      Total liabilities and shareholder's equity       $1,311,067
                                                       ==========


             INVESTORS WILL NOT ACQUIRE ANY INTEREST IN THIS ENTITY.



               The accompanying notes are an integral part of this
                        statement of financial condition.

MAN INVESTMENTS (USA) CORP.



NOTES TO STATEMENT OF FINANCIAL CONDITION



1. ORGANIZATION AND BASIS OF PRESENTATION



     Man Investments (USA) Corp. (the "Company"), a Delaware corporation, was formed on February 8, 2002 and is a wholly owned subsidiary of Man Investments Holdings Inc. The ultimate parent of Man Investments Holdings Inc. is Man Group plc, a United Kingdom public limited company. The Company is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     BASIS OF ACCOUNTING



     The accompanying financial statement has been prepared in conformity with accounting principles generally accepted in the United States of America.



     CASH AND CASH EQUIVALENTS



     Cash and cash equivalents includes interest-bearing deposits with an affiliate in the amount of $1,253,173. The interest rate earned on deposits changes daily and was in the range between 2.64% to 3.04%.



     MANAGEMENT FEES



     The Company earns management fees from sponsored investment funds. Revenues are recorded on an accrual basis as services are provided and when such fees are earned and measurable pursuant to the prevailing management contracts.



     LIABILITIES



     Payable to affiliates represents payables to related parties of Man Group plc and one of the sponsored funds, Man IP 220 Private, LLC ("Fund"), for reimbursement of the Company's share of expenses incurred during the year.



     USE OF ESTIMATES



     The preparation of the statement of financial condition in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

MAN INVESTMENTS (USA) CORP.



NOTES TO STATEMENT OF FINANCIAL CONDITION



     CONTINGENCIES



     In the normal course of business, the Company enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Company's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, management expects the risk of loss to be remote.



     RELATED PARTY TRANSACTIONS



     Man-Glenwood Inc. ("MGI"), an affiliate, provides the Company with technology support, legal and compliance as well as finance and administration services. In addition, MGI leases the office space occupied by the Company and the equipment used by the Company.



     The Fund pays the Company, as managing member, an annual management fee which is a percentage of the net asset value of the outstanding units calculated as of the end of each calendar month and paid quarterly.



     The Company is the managing member of a newly formed fund, Man-AHL 130, LLC. In connection with the anticipated offering of units of Man-AHL 130, LLC, all of the offering and organizational costs incurred and accrued through March 31, 2005 have been assumed by an affiliate. In addition, an affiliate will bear the administrative expenses of the new fund in excess of 0.50% of the fund's average month-end net asset value during the first two fiscal years of Man-AHL 130, LLC. Thereafter, expenses in excess of 0.50% of the fund's average month-end net asset value will be paid by the fund, but may be paid by the Company or an affiliate at the Company's discretion.



3. SUBSEQUENT EVENTS



     Effective on April 1, 2005, the Company became the general partner of Man-AHL Diversified Trading Company LP, Man-AHL Diversified I LP ("Diversified I") , Man-AHL Diversified II LP ("Diversified II") and Man-AHL Alpha LP ("AHL Alpha") and the commodity pool operator of AHL Alpha (Cayman) LTD. Prior to April 1, 2005, an affiliated entity was the general partner and commodity pool operator, respectively, for these funds.



     The Company maintains capital investments in Diversified I, Diversified II and AHL Alpha (the "Funds"). Under the terms of the Funds' limited partnership agreements, the Company is required to maintain a capital account equal to the lesser of (a) 1.01% of the aggregate net capital contributions made to the partnership by all partners from time to time (including the general partner's capital contributions) or (b) $500,000.



     In connection with this requirement, the prior general partner contributed investments with a value of $4,594,743 to the Company on April 1, 2005.

MAN INVESTMENTS (USA) CORP.



NOTES TO STATEMENT OF FINANCIAL CONDITION



     On May 6th, 2005, the Company made a $10,000 seed investment in the Fund. The initial investment was recorded at cost, and, as the Fund has not invested the cash, no revaluation is required at this time. On an ongoing basis, the Company will value its investment quarterly at the Company's pro rata interest in the Net Asset Value of the Fund. Said Net Asset Value of the Fund will be determined in accordance with Generally Accepted Accounting Principles as applied in the United States of America.

     THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND THIS STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

                                    PART TWO
                       STATEMENT OF ADDITIONAL INFORMATION

FUTURES MARKETS AND TRADING METHODS

MANAGED FUTURES FUNDS

     A futures fund is a professionally managed investment vehicle trading in either a concentrated or diversified range of markets. There is no material limitation on the assets which may be subject to futures and forward contracts. These markets may include global currencies, financial instruments, commodity and securities indices, interest rates, energy, metals and agricultural products. Futures funds trade either or both the short or long side of the market, often on a 24-hour basis, and are generally higher risk and have more volatile performance than many other investments.

     Futures funds trade in exchange-traded futures contracts and futures contract options as well as in over-the-counter forward contracts and other derivatives.

     The nature of futures trading results in substantially all of a futures fund capital being held in reserve. No capital is required to acquire a futures contract; rather, a futures fund's capital is held in reserve and available to cover losses incurred on the futures positions to which the fund acquires exposure. The margin required to open a particular futures position constitutes a good faith deposit against the fund's potential obligation to pay such losses.


     It is because substantially all of its capital would otherwise be held in reserve that the Fund is able to allocate 30% of such capital to Man-Glenwood without in any respect reducing the Fund's commitment to the AHL Diversified Program.


MANAGED FUTURES AND THE ASSET ALLOCATION PROCESS


     Futures funds can take long and short positions in a wide range of assets, the performance of which may be substantially non-correlated (i.e., not necessarily moving in the same direction at the same time) to the general debt and equity markets. Consequently, traditional "all long" portfolios invested in stocks, bonds and cash equivalents can be diversified by allocating a portion of their assets to non-traditional investments such as managed futures. Because of futures funds' potential non-correlation with the performance of stocks and bonds, an investment in managed futures has the potential to diversify a traditional portfolio (by being profitable when traditional investments are generally declining, as well as vice versa), and to contribute to improving long-term returns and reduced portfolio volatility.


                                     * * * *

     The Fund is a speculative, highly leveraged investment and is not appropriate for everyone. There can be no assurance that an investment in the Fund will be profitable or non-correlated with an investor's traditional stock and bond portfolio holdings. Investors must be prepared to lose all or substantially all of their investment in the Fund.

THE FUTURES AND FORWARD MARKETS

Futures and Forward Contracts

     Futures contracts are traded on exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange.

     Forward currency contracts are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges "bid-ask" spreads.

     Futures and forward trading is a "zero-sum," risk transfer economic activity. For every gain there is an equal and offsetting loss.


     The Fund will trade extensively in both the futures and forward markets. The latter are substantially unregulated as there is no clearinghouse or other entity which guarantees the Fund's counterparties' performance under their open positions


Hedgers and Speculators

     The two broad classifications of persons who trade futures are "hedgers" and "speculators." Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery. The hedger's core business involves an exposure to certain commodity prices, and the hedger is effectively able to reduce or eliminate the risk of changes in such prices by taking futures positions which will profit from price changes which would otherwise adversely affect such core business. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Fund, have no "core business" involvement with any commodity and rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

     Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker's open positions. The clearinghouse "guarantee" of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

     Foreign commodity exchanges differ in certain respects from their United States counterparts and are not regulated by any United States agency.

     The CFTC and the United States exchanges have established "speculative position limits" on the maximum positions that futures traders may hold or control in futures contracts on certain, generally agricultural, commodities.

     Most United States exchanges limit the maximum change in futures prices during any single trading day. Once the "daily limit" has been reached, it becomes very difficult to execute trades. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

     When a position is established, "initial margin" is deposited. Margin deposited by a futures trader remains the property of such trader. Such margin merely serves as a good faith deposit by a trader to ensure that such trader will be able to cover any losses incurred on such trader's open positions.

     On most exchanges, at the close of each trading day "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" is made, requiring the trader to deposit additional margin or have his position closed out.

Futures Funds' Assets



     The balance sheet of a futures fund at any point in time typically consists entirely of cash and cash equivalent instruments (and, in the case of the Fund, its 30% investment in Man-Glenwood). As gains or losses are recognized on the fund's open futures positions, such cash and cash equivalent instruments either increase or decrease, but the futures contracts held by the fund are not themselves assets or liabilities, but simply exposure to risk and potential profits.



     Many futures funds maintain all of their assets in cash and cash-equivalent instruments, but some -- such as the Fund -- invest a portion of such capital in other investments -- in the case of the Fund, Man-Glenwood -- in an effort to achieve higher returns or reduce the overall volatility of the investment.



     Although the Fund's assets consist entirely of cash and cash-equivalent instruments as well as its investment in Man-Glenwood, the Fund's primary profit potential as well as risk of loss derives from its participating in the AHL Diversified Program. The Fund's market exposure through this Program will typically equal between 300% and 800% of the Fund's Net Asset Value. The results of such market exposure are reflected in increases or decreases in the Fund's Net Asset Value as the fluctuation in the value of the Fund's futures positions are settled by the payment or receipt of funds (generally on a daily basis). While the Fund's assets at any given time will be almost exclusively its Man-Glenwood investment, U.S. Treasury securities and cash, its primary business is trading pursuant to the AHL trend-following futures and forward trading program.


TRADING METHODS

     Managed futures strategies are generally classified as (i) systematic or discretionary; and (ii) technical or fundamental.

Systematic and Discretionary Trading Approaches

     A systematic trader relies on trading programs or models to generate trading signals. Discretionary traders make trading decisions on the basis of their own judgment.

     Each approach involves inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

Technical and Fundamental Analysis

     Technical analysis -- on which AHL relies exclusively -- operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity.

Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

     Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

Trend-Following

     Trend-following advisors -- such as AHL -- try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions. Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends. During periods with no major price movements, a trend-following trading advisor is likely to have big losses.

Risk Control Techniques

     Trading advisors often adopt risk management principles. Such principles typically restrict the size of positions taken as well as establish stop-loss points at which losing positions must be liquidated. However, no risk control technique can assure that big losses will be avoided.


     The AHL Diversified Program incorporates a number of risk control systems -- for example, signaling a reduction in position size as market volatility increases or an adjustment of positions in correlated markets to maintain the desired level of diversification within the portfolio as a whole. Prospective investors must recognize, however, that no risk control policy or technique can provide any absolute assurance against losses being incurred in excess of what is considered to be an acceptable level. In addition, risk control -- like outright hedging -- involves substantial opportunity costs. AHL may elect not to apply certain risk control policies if AHL believes that doing so would impair profit potential (although thereby incurring greater risk of loss).


The AHL Diversified Program

     The AHL Diversified Program is a systematic, technical, trend-following trading system. While AHL's trading systems themselves are continuously being developed and/or adapted, the AHL trading approach leaves little room for discretionary decision-making by the AHL traders -- perhaps the most important subjective judgment made by the AHL principals is whether to execute trades as a single order or as series of different operations.

ALTERNATIVE INVESTMENT STRATEGIES IN GENERAL


     The Fund's investment of a limited portion of its capital in Man-Glenwood is intended both for yield and diversification purposes. Man-Glenwood invests in a diversified group of alternative investment strategies.


     INVESTMENT STRATEGIES

     Alternative investment strategies are strategies other than "all long" debt and equity investing. Alternative strategies involve a wide range of investment techniques. The following are general descriptions of certain principal alternative investment strategies. The following descriptions are not intended to be complete explanations of any of such strategies or a list of all possible alternative investment strategies.


     EQUITY HEDGE. Equity hedge is characterized by investment managers investing in domestic and international equity markets while hedging overall equity market risk by, for example, taking short positions in the applicable stock index. By attempting to neutralize the effects of general equity market increases or declines on a fund's portfolio, these traders focus either on individual stocks or on the relative value of stocks of different but related issuers. Returns can be driven by fundamental or quantitative security selection, both within sectors or across sectors. However, the portfolio is constructed so as to substantially eliminate exposure to general equity market price movements as opposed to the price movements of individual stocks. For example, if the Dow Jones Industrial Average declines 10% while Ford Motor Company stocks declined only 9%, an equity hedge manager would hope to be able to recognize the 1% profit on the outperformance of Ford, while avoiding the 10% losses incurred by the market as a whole.



     MULTI-STRATEGY. Investment managers in this style take a multi-disciplinary approach to trading in various markets, including equities, bonds, derivatives and commodities. Strategies may include, but are not limited to, relative value, event-driven, equity hedge and commodity and trading strategies.

     EVENT-DRIVEN. Investment managers within the event-driven strategy focus on corporate events such as bankruptcies, mergers, reorganizations, spin-offs, restructurings and changes in senior management that have the potential to significantly change the future prospects, and the future valuation, of a company.


     Major strategies within the event-driven area are (i) distressed securities, and (ii) mergers and reorganizations (risk arbitrage). Investing in distressed securities typically involves buying or selling short securities of companies that are in or facing bankruptcy, reorganization or other distressed situations. The mergers and reorganizations strategy involves purchasing and selling short shares of target and acquiring corporations, respectively, in anticipation of a merger transaction. In each case, the outcome of the financial restructuring, merger, etc. is expected materially to affect the value of the positions acquired. These strategies are typically subject to major losses if the anticipated "event" is not consummated.



     RELATIVE VALUE. These investment managers attempt to exploit mispricings within different securities of either the same issuer or of issuers with similar fundamental characteristics. This strategy often involves attempting to exploit the value of the option component embedded in certain securities, particularly convertible bonds. Typical strategies include convertible bond arbitrage, credit arbitrage and derivatives arbitrage. By "arbitrage" what is meant is that these strategies seek to profit from relative mispricings between, for example, a convertible bond and the common stock into which it is convertible, the subordinated and senior debt of the same or related issuer or the equity options and underlying equity of the same or related issuers.



     VARIABLE EQUITY. These investment managers invest in domestic and international equity markets. These managers will generally take positions both based on issuer-specific factors, and so as to reflect the manager's opinions as to the likely movements of the market as a whole. Returns are driven by the individual stock selection skills, following either fundamental or quantitative selection criteria, along with the ability to identify shifts in market direction.



     COMMODITY AND TRADING. Commodity trading seeks to generate profits by trading in markets other than equities and/or bonds. Commodity trading strategies can be purely model-driven (based on systems which analyze historical price patterns and information), fundamentally-driven (based on the manager's analysis of underlying economic factors) or a combination of the two. Many futures trading strategies attempt to identify price trends and movements rather than to profit from identifying relative mispricings.


SUPPLEMENTAL PERFORMANCE INFORMATION


     The Fund will trade in the futures, forward currency and over-the-counter derivatives markets pursuant to the AHL Diversified Program. AHL's trading process is the product of sophisticated research and applies a technical approach that was developed in and has been operated, with modifications, in a company form since 1987. The AHL Diversified Program to be traded on behalf of the Fund has been operating since December 1990.



     A number of commodity advisory subsidiaries of Man Group plc employ the AHL Diversified Program on behalf of their clients. The performance information set forth below represents the composite performance of all accounts traded pursuant to the AHL Diversified Portfolio.



     The Fund allocates approximately 30% of its capital to Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC in an attempt to enhance the yield the Fund would otherwise earn on such capital in the Fund's account at the commodity broker. The performance information set forth below for Man-Glenwood represents the past performance of (i) a private fund that utilized a multi-manager, multi-strategy investment approach from the private fund's management under Glenwood Capital Investments, LLC from 1993 to 2002, (ii) Man-Glenwood Lexington Associates Portfolio, LLC (the "Portfolio Company"), which is the private fund's successor, from January 1, 2003 until March 31, 2003, in the case of Man-Glenwood Lexington, LLC, and from January 1, 2003 until April 30, 2004, in the case of Man-Glenwood Lexington TEI, LLC and (iii) Man-Glenwood Lexington, LLC or Man-Glenwood Lexington TEI, LLC, as the case may be, thereafter. Pursuant to a two-part reorganization transaction completed on January 2, 2003, the private fund was reorganized into a newly formed master-feeder structure in which the Portfolio Company assumed the private fund's portfolio, with the private fund investing all of its investable assets in the Portfolio Company, except those restricted for regulatory reasons, liquidation purposes or forced redemptions, and in anticipation of Man-Glenwood Lexington, LLC investing all of its investable assets in the Portfolio Company after March 31, 2003. Glenwood Capital Investments, L.L.C. is the investment adviser to the Portfolio Company, and is the investment adviser to the private fund. The private fund, the Portfolio Company, Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC have substantially similar investment objectives, policies and strategies. Glenwood manages the Portfolio Company substantially similarly to the private fund. Accordingly, by Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC investing all of their investable assets in the Portfolio Company, Man-Glenwood receives substantially similar investment management to that the Adviser renders to the Portfolio Company and previously rendered to the private fund.


     The private fund and Portfolio Company performance has been adjusted to reflect the anticipated fees and expenses of Man-Glenwood, including the 3% annualized expense limit, plus certain private fund expenses.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE PAST PERFORMANCE OF THE AHL DIVERSIFIED PORTFOLIO AND OF MAN-GLENWOOD IS NOT NECESSARILY INDICATIVE OF THE FUTURE RESULTS OF THE FUND. THERE CAN BE NO ASSURANCE THAT THE FUND WILL TRADE PROFITABLY OR NOT INCUR LOSSES.

AHL DIVERSIFIED PROGRAM
DECEMBER 20, 1990 - JUNE 30, 2005

                                     (GRAPH)

                             AHL
                         DIVERSIFIED      US          US
                           PROGRAM     STOCKS(1)   BONDS(2)
                         -----------   ---------   --------
Cumulative return           432.7%       399.1%     282.2%
Compound annual return       12.2%        11.7%       9.6%
Annualized volatility        16.2%        14.2%       7.1%
Worst drawdown              -20.1%       -44.7%     -10.1%
Sharpe ratio(3)              0.52         0.55       0.72

     The chart above represents the pre-tax growth of a theoretical $1,000 investment in the AHL Diversified Program, in the U.S. Stock market and in the U.S. bond market. The AHL Diversified Program performance information set forth above presents the composite results of all accounts traded pursuant to the AHL Diversified Program from December 20, 1990 through June 30, 2005. Combining the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and materials limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows, level of leverage of the account and the exclusion of certain futures and other derivative contracts that are included in other accounts, factors which are mitigated by a composite presentation of a number of accounts.

Notes: (1) US stocks: S&P 500 Total Return Index (dividends reinvested); (2) US bonds: Citigroup High Grade Corporate Bond Index (total return). Each index is unmanaged and does not incur management fees, transaction costs or other expenses; (3) Sharpe ratio is calculated using the risk-free rate in the appropriate currency over the period analyzed. Where an investment has underperformed the risk-free rate, the Sharpe ratio will be negative. Source: Man database and Bloomberg.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

AHL DIVERSIFIED PROGRAM
DECEMBER 20, 1990 - JUNE 30, 2005

                                   (BAR CHART)

                            1 year to       5 years to    Since inception to
                          June 30, 2005   June 30, 2005      June 30, 2005
                          -------------   -------------   ------------------
AHL Diversified Program       15.3%           16.1%             12.2%
US stocks(1)                   7.7%           -2.4%             11.7%
US bonds(2)                   17.7%           11.8%              9.6%

     The chart above represents the annualized performance of the AHL Diversified Program over a one-year period, a five-year period and since inception in December 1990 compared to the performance of U.S. stocks, represented by the S&P 500 Total Return Index (dividends reinvested) and U.S. bonds, represented by the Citigroup High Grade Corporate Bond Index (total return). Index returns are shown for comparison purposes. Each index is unmanaged and does not incur management fees, transaction costs or other expenses.

     The performance set forth above was measured as of single points in time and is not necessarily reflective of the results of any particular account traded pursuant to the AHL Diversified Program or tracking the S&P or Citigroup indices.

     The AHL Diversified Program performance information set forth above presents the composite results of all accounts traded pursuant to the AHL Diversified Program from December 20, 1990 through June 30, 2005. Combining the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows, level of leverage of the account and the exclusion of certain futures and other derivative contracts that are included in other accounts, factors which are mitigated by a composite presentation of a number of accounts.

Notes: (1) US stocks: S&P 500 Total Return Index (dividends reinvested); (2) US bonds: Citigroup High Grade Corporate Bond Index (total return).

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

AHL DIVERSIFIED PROGRAM
DECEMBER 20, 1990 TO JUNE 30, 2005

                      Traditional portfolio(4) and return

                                  (PIE CHART)

US stocks(1)   60%
US bonds(2)    30%
Cash(3)        10%

                        Enhanced portfolio(4) and return

                                  (PIE CHART)

AHL Diversified Program    90%
Traditional Portfolio(4)   10%

NOTE: 10% IS ONLY AN EXAMPLE. YOU MUST DETERMINE THE APPROPRIATE ALLOCATION TO ALTERNATIVES GENERALLY, AND IF SUITABLE, THE AHL DIVERSIFIED PROGRAM, AS A PORTION OF A DIVERSIFIED PORTFOLIO.

     Traditional Portfolio             Enhanced Portfolio
------------------------------   ------------------------------
Compound annual return    10.6%  Compound annual return    10.9%  Improvement of 0.3%
Annualized volatility      9.0%  Annualized volatility      8.2%  Reduced by 0.8%
Worst drawdown           -21.9%  Worst drawdown           -15.1%  Improvement of 6.8%
Sharpe ratio(5)           0.65   Sharpe ratio(5)           0.79   Improvement of 0.10

$1,000 invested at inception     $1,000 invested at inception
would have grown to $4,346.70    would have grown to 4,540.30

     The AHL Diversified Program performance information set forth above presents the composite results of all accounts traded pursuant to the AHL Diversified Program from December 20, 1990 through June 30, 2005. Combining the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows, level of leverage of the account and the exclusion of certain futures and other derivative contracts that are included in other accounts, factors which are mitigated by a composite presentation of a number of accounts.

     Combining actively managed investments such as the Fund with passive investment indices such as the S&P 500 Total Return Index and Citigroup High Grade Corporate Bond Index has material inherent limitations. Each index is unmanaged and does not incur management fees, transaction costs or other expenses.

Notes: (1) US stocks: S&P 500 Total Return Index (dividends reinvested); (2) US bonds: Citigroup High Grade Corporate Bond Index (total return);
          (3) Cash: 3 Month US LIBOR Index; (4) Traditional portfolio: 60% US stocks, 30% US bonds, 10% Cash. Enhanced portfolio: 90% traditional portfolio, 10% AHL Diversified Program; (5) Sharpe ratio is calculated using the risk-free rate in the appropriate currency over the period analyzed. In order for a portfolio consisting of stocks, bonds and cash and the AHL Diversified Program to outperform a portfolio consisting of stocks, bonds and cash only, the AHL Diversified Program must outperform stocks, bonds or cash over the period measured. There can be no assurance that will, in fact, occur. Source: Man database and Bloomberg.

THE RISK (THE "RISK OF RUIN") OF A FUND TRADING THE AHL DIVERSIFIED PORTFOLIO INCURRING SUDDEN, MAJOR LOSSES IS NOT REFLECTED IN THE ABOVE CHARTS OR STATISTICS, WHICH ARE BASED ON STATISTICAL AVERAGES OVER TIME.

IF THE AHL DIVERSIFIED PROGRAM IS SUCCESSFUL, IT COULD ADD BENEFICIAL DIVERSIFICATION TO A PORTFOLIO.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        THE FOREGOING DOES NOT REPRESENT ANY ACTUAL PORTFOLIO COMPOSITION
             BUT ONLY THE POSSIBLE RESULTS WHICH MIGHT HAVE OCCURRED
    HAD THE AHL DIVERSIFIED PROGRAM BEEN INCLUDED IN A TRADITIONAL PORTFOLIO
                            DURING THE PERIOD SHOWN.

AHL DIVERSIFIED PROGRAM
DECEMBER 20, 1990 TO JUNE 30, 2005

                                   (BAR CHART)

                             Average return         Average return
                            during US stocks       during US stocks        Average return
                          profitable quarters   unprofitable quarters   during all quarters
                          -------------------   ---------------------   -------------------
AHL Diversified Program           2.0%                   6.5%                   3.2%
US stocks(1)                      6.6%                  -6.2%                   3.1%
US bonds(2)                       2.3%                   2.6%                   2.4%

                                   (BAR CHART)

                             Average return         Average return
                            during US bonds        during US bonds         Average return
                          profitable quarters   unprofitable quarters   during all quarters
                          -------------------   ---------------------   -------------------
AHL Diversified Program           4.5%                  -1.2%                   3.2%
US stocks(1)                      3.0%                   3.2%                   3.1%
US bonds(2)                       3.7%                  -2.4%                   2.4%

     The first chart above represents a comparison of the AHL Diversified Program performance record and US bonds to US stocks, showing the average quarterly returns, during profitable and unprofitable quarters for US stocks as well as for all quarters during the period shown. The second chart above represents a comparison of the AHL Diversified Program performance record and US stocks to US bonds, showing the average quarterly returns, during profitable and unprofitable quarters for US bonds as well as for all quarters during the period shown. The charts above suggest that the AHL Diversified Program has in many cases not been dependent on the same events that trigger positive performance for stocks or bonds, and that events that trigger negative performance for stocks have in certain cases provided significant profit making opportunities for the AHL Diversified Program.

     Profitable or unprofitable quarters are determined by measuring the quarterly performance of the programs represented in the AHL Diversified Program, US stocks and US bonds respectively, beginning with the quarter ending December 1990. Performance is calculated quarter-to-quarter, not cumulatively or against an absolute base line. Percentages on the left side of the chart indicate the level of quarterly returns.

     Performance used in these graphs is for illustrative purposes only and does not reflect the actual performance of the Fund. The AHL Diversified Program performance information set forth above presents the composite results of all accounts traded pursuant to the AHL Diversified Program from December 20, 1990 through June 30, 2005. Combining the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows, factors which are mitigated by a composite presentation of a number of accounts.

Notes: (1) US stocks: S&P 500 Total Return Index; (2) US bonds: Citigroup High Grade Corporate Bond Index (total return). Source: Man database and Bloomberg

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

AHL DIVERSIFIED PROGRAM
DECEMBER 20, 1990 TO JUNE 30, 2005

                                     (GRAPH)

                                     (GRAPH)

     These charts cover the same period of time, but present two different rate of return cycles. The first chart presents the annualized returns of the AHL Diversified Program for all periods of 12 consecutive months from [___] to [___]. The second chart presents the annualized returns of the AHL Diversified Program for all periods of 36 consecutive months from [___] to [___]. The percentages in the left-hand column represent the rates of return achieved in the related period.


     The foregoing charts are intended to indicate that longer-term commitments to the AHL Diversified Program have historically had a lower likelihood of negative returns than shorter-term commitments. This is typical of trend-following strategies which will often have sustained periods of loss or mediocre performance in stagnant markets followed by a brief period of extraordinary performance as the systems identify and profit from the same price trends.


     The AHL Diversified Program performance information set forth above presents the composite results of all accounts traded pursuant to the AHL Diversified Program from December 20, 1990 through June 30, 2005. Combining the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows, factors which are mitigated by a composite presentation of a number of accounts.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MAN-GLENWOOD LEXINGTON, LLC
MAN-GLENWOOD(1) PERFORMANCE SUMMARY

                                     (GRAPH)

                                             MAN-          US          US
                                          GLENWOOD(1)   STOCKS(2)   BONDS(3)
                                          -----------   ---------   --------
Cumulative return                            225.7%       245.8%     186.7%
Compound annual return                         9.9%        10.4%       8.8%
Annualized volatility                          4.3%        14.5%       7.4%
Largest peak-to-trough (wrost drawdown)       -5.3%       -44.7%     -10.1%
Sharpe ratio(4)                               1.27         0.47       0.61

                                   (PIE CHART)

1   Equity Hedge            21.7%
2   Variable Equity         18.9%
3   Event Driven            17.8%
4   Commodity and Trading   15.6%
5   Multi-Strategy          15.0%
6   Cash and equivalents     6.8%
7   Relative Value           4.2%

     The first chart above represents the pre-tax growth of a theoretical $1,000 investment in Man-Glenwood Lexington, LLC as well as in US stocks and US bonds from January 1, 1993 through June 30, 2005. The performance of Man-Glenwood Lexington TEI, LLC is substantially similar, as demonstrated on the following page. The pie chart illustrates the Man-Glenwood portfolio allocations among various alternative investment strategies as of June 30, 2005. The Fund's Man-Glenwood investment represents somewhat less than 25% of the Fund's total market allocations and between 4% and 11% of its total market exposure.

Notes: (1) Man-Glenwood: represented by the performance of (i) the private fund described on page 63 from January 1, 1993 to December 31, 2002;
          (ii) the Portfolio Company described on page 64 from January 1, 2003 to March 31, 2003; and (iii) Man-Glenwood Lexington, LLC thereafter;
          (2) US stocks: S&P 500 Total Return Index (dividends reinvested); (3) US bonds: Citigroup High Grade Corporate Bond Index (total return);
          (4) Sharpe ratio is calculated using the risk-free rate in the appropriate currency over the period analyzed. Where an investment has underperformed the risk-free rate, the Sharpe ratio will be negative. Index returns are shown for comparison purposes. Each index is unmanaged and does not incur management fees, transaction costs or other expenses. Source: Man database and Bloomberg.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MAN-GLENWOOD LEXINGTON, LLC
MAN-GLENWOOD(1) PERFORMANCE SUMMARY
JANUARY 2000 - JUNE 2005
PERFORMANCE SUMMARY

                                            MONTHLY RATES OF RETURN
                                 --------------------------------------------
MONTH                            2000   2001    2002    2003    2004    2005
-----                            ----   ----    ----    ----    ----    ----
January                           1.2%   1.0%    1.0%    0.3%    0.8%   (0.4)%
February                          1.2%   1.3%    0.4%   (0.1)%   0.3%    0.7%
March                             1.4%   1.5%    0.2%   (0.1)%   0.0%   (0.5)%
April                             0.4%  (0.1)%   0.8%    0.7%   (0.2)%  (1.5)%
May                               2.0%   0.8%    0.7%    0.7%   (0.5)%   0.3%
June                              0.7%   0.1%   (0.5)%   0.4%   (0.3)%   1.7%
July                              1.8%   0.5%   (2.0)%   0.4%   (1.0)%
August                            1.6%   0.9%    0.5%    0.2%   (0.2)%
September                         1.0%   0.2%   (0.8)%   0.2%    0.2%
October                           1.1%   0.2%    0.2%    1.0%    0.5%
November                          1.2%   0.2%    0.8%    0.3%    1.2%
December                          1.8%   0.5%    0.8%    0.2%    1.1%
Compound Annual Rate of Return   16.5%   7.2%    2.0%    4.3%    1.8%    0.3%*

*    6 Months

MAN-GLENWOOD LEXINGTON TEI, LLC
MAN-GLENWOOD(2) PERFORMANCE SUMMARY
JANUARY 2000 - JUNE 2005
PERFORMANCE SUMMARY

                                            MONTHLY RATES OF RETURN
                                 -------------------------------------------
MONTH                            2000   2001    2002    2003    2004    2005
-----                            ----   ----    ----    ----    ----    ----
January                           1.2%   1.0%    1.0%    0.3%    0.8%   (0.4)%
February                          1.2%   1.3%    0.4%   (0.1)%   0.3%    0.7%
March                             1.4%   1.5%    0.2%   (0.1)%   0.0%   (0.6)%
April                             0.4%  (0.1)%   0.8%    0.7%   (0.2)%  (1.5)%
May                               2.0%   0.8%    0.7%    0.7%   (0.5)%   0.3%
June                              0.7%   0.1%   (0.5)%   0.4%   (0.3)%   1.7%
July                              1.8%   0.5%   (2.0)%   0.4%   (1.0)%
August                            1.6%   0.9%    0.5%    0.2%   (0.2)%
September                         1.0%   0.2%   (0.8)%   0.2%    0.2%
October                           1.1%   0.2%    0.2%    1.0%    0.5%
November                          1.2%   0.2%    0.8%    0.3%    1.2%
December                          1.8%   0.5%    0.8%    0.2%    1.1%
Compound Annual Rate of Return   16.5%   7.2%    2.0%    4.3%    1.8%    0.2%*

*    6 Months

     Monthly Rates of Return are calculated by dividing each month's net performance by net asset value as of the beginning of such month. The Fund's Man-Glenwood investment represents somewhat less than 25% of the Fund's total market allocations and between 4% and 11% of its total market exposure.

Notes: (1) Man-Glenwood Lexington, LLC performance is represented by the performance of (i) the private fund described on page 63 from January 1, 2000 to December 31, 2002; (ii) the Portfolio Company described beginning on page 64 from January 1, 2003 to March 31, 2003; and (iii) Man-Glenwood Lexington, LLC thereafter. (2) Man-Glenwood Lexington TEI, LLC performance is represented by the performance of (i) the private fund described on page 63 from January 1, 2000 to December 31, 2002; (ii) the Portfolio Company described on page 64 from January 1, 2003 to April 30, 2004; and (iii) Man-Glenwood Lexington TEI, LLC thereafter.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CORRELATION MATRIX
JANUARY 1, 1993 TO JUNE 30, 2005

                                                                         AHL Diversified
PRODUCT                   US bonds(3)   US stocks(2)   Man-Glenwood(1)       Program
-------                   -----------   ------------   ---------------   ---------------
AHL Diversified Program       0.34         -0.20             0.17             1.00
Man-Glenwood(1)               0.08          0.30             1.00
US stocks(2)                  0.09          1.00
US bonds(3)                   1.00

     Statistically, investments with a correlation of 1.00 make or lose money at the same time. Investments with a correlation of -1.00 always move in opposite directions. The returns of the AHL Diversified Program and of Man-Glenwood have very low correlation with other asset classes as well as with each other.

     The AHL Diversified Program performance information set forth above presents the composite results of all accounts of traded pursuant to the AHL Diversified Program from January 1, 1993 through June 30, 2005. Combining the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows, level of leverage of the account and the exclusion of certain futures and other derivative contracts that are included in other accounts, factors which are mitigated by a composite presentation of a number of accounts.

Notes: (1) Man-Glenwood: represented by the performance of (i) the private fund described on page 63 from January 1, 1993 to December 31, 2002;
          (ii) the Portfolio Company described on page 64 from January 1, 2003 to March 31, 2003; and (iii) Man-Glenwood Lexington, LLC thereafter;
          (2) US stocks: S&P 500 Total Return Index (dividends reinvested); (3) US bonds: Citigroup High Grade Corporate Bond Index (total return). Index returns are shown for comparison purposes. Each index is unmanaged and does not incur management fees, transaction costs or other expenses. Source: Man database and Bloomberg.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                        Appendix



The following disclosure regarding the principals of Glenwood Capital Investments, LLC, the potential conflicts of interest with respect to Glenwood Capital Investments, LLC and the Man-Glenwood investment and the investment program of Man-Glenwood is excerpted from pages 35-36, 25-26 and 28-34, respectively, of the Prospectus of Man-Glenwood Lexington, LLC as filed with the SEC July 26, 2005. Terms capitalized, but not defined in the below excerpt, are defined in the Defined Terms Index following the excerpt.



                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]



                                      APP-1

(GLENWOOD LOGO)                                           (MAN INVESTMENTS LOGO)


                                   PROSPECTUS
                           MAN-GLENWOOD LEXINGTON, LLC
                  Units of Limited Liability Company Interests



Man-Glenwood Lexington, LLC ("Lexington") is a Delaware limited liability company that is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified, management investment company. Lexington invests all of its investable assets in Man-Glenwood Lexington Associates Portfolio, LLC (the "Portfolio Company"), a separate closed-end, non-diversified, management investment company with the same investment objectives as Lexington. Glenwood Capital Investments, L.L.C. serves as the Portfolio Company's investment adviser (the "Adviser").




                                                       Proceeds to
              Price to Public (1)   Sales Load (2)   Registrant (3)
              -------------------   --------------   --------------
Per Unit          $     106.39        $     3.19      $     103.20
                  ------------        ----------      ------------
   Total          $200,000,000        $6,000,000      $194,000,000
                  ============        ==========      ============



(1) Units of Lexington are offered at its current net asset value, which has ranged between $100.00 and $106.39 since inception.



(2) Investments of less than $100,000 are subject to a sales load of 3%, investments of $100,000 or more and less than $300,000 are subject to a sales load of 2%, investments of $300,000 or more and less than $500,000 are subject to a sales load of 1%, and investments of $500,000 or more are not subject to a sales load. Any sales load is computed as a percentage of the public offering price. Under a right of accumulation offered by Lexington, the amount of each additional investment in Lexington by a member of Lexington (a "Member") will be aggregated with the amount of the Member's initial investment (including investment in Man-Glenwood Lexington TEI, LLC) and any other additional investments by the Member in determining the applicable sales load at the time of such investment. No sales load will be charged to certain types of investors. See "Distribution Arrangements."



(3) Total proceeds to Registrant assume that all registered Units will be sold in a continuous offering and the maximum sales load incurred. The proceeds may differ from that shown if other than the maximum load is paid on average and/or additional Units are registered.



Man Investments Inc. (the "Distributor") acts as the distributor of units of limited liability company interests (the "Units") on a best efforts basis, subject to various conditions. Units may be purchased through the Distributor or through brokers or dealers that have entered into selling agreements with the Distributor. Neither the Distributor nor any other broker or dealer is obligated to buy from Lexington any of the Units. The Distributor (or one of its affiliates) may pay from its own resources additional compensation, commissions or promotional incentives, either at the time of sale or on an ongoing basis, to brokers and dealers for Units sold by such brokers and dealers and to investor service providers, including investment advisers, for ongoing investor servicing. Such payments may be made for the provision of sales training, product education and access to sales staff, the support and conduct of due diligence, balance maintenance, the provision of information and support services to clients, inclusion on preferred provider lists and the provision of other services. The receipt of such payments could create an incentive for the third party to offer or recommend Lexington instead of similar investments where such payments are not received. Such payments may be different for different intermediaries.



In making an investment decision, an investor must rely upon his, her or its own examination of Lexington and the terms of the offering, including the merits and risks involved, of the Units described in this prospectus (the "Prospectus").



The Units are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under Lexington's Limited Liability Company Agreement (the "LLC Agreement"), the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws, pursuant to registration or exemption from these provisions.



To provide a limited degree of liquidity to investors, Lexington may from time to time offer to repurchase Units pursuant to written tenders by investors. Repurchases will be made at such times, in such amounts, and on such terms as may be determined by the Board, in its sole discretion. However, investors do not have the right to require Lexington to redeem any or all of their Units.



                                  July 26, 2005



                                      APP-2

MANAGEMENT OF LEXINGTON AND THE PORTFOLIO COMPANY




The personnel of the Adviser who have primary responsibility for management of the Portfolio Company, including the selection of Hedge Fund Managers and the allocation of the Portfolio Company's assets among the Hedge Fund Managers, are:



JOHN B. ROWSELL. Dr. Rowsell, President of the Adviser, joined the Adviser in 2001 as a member of the investment committee. Before joining the Adviser, Dr. Rowsell managed an internal hedge fund at McKinsey & Company from mid-1998. Prior to that, he was a managing director in alternative asset management at Carr Global Advisors, a subsidiary of Credit Agricole Indozuez. Dr. Rowsell had also been the Director of Research for Credit Agricole Futures. Dr. Rowsell was an advisor to Goldman Sachs between 1995 and 2001 as a member of the Index Policy Committee, Goldman Sachs Commodity Index. He was also a Director at the Chicago Mercantile Exchange and an adjunct professor at the Illinois Institute of Technology, Stuart School of Business. Dr. Rowsell received a B.Sc. from the University of Guelph in Canada in 1982 and his M.S. and Ph.D. from Virginia Polytechnic Institute in 1987 and 1991, respectively.



STEVE F. FREED. Mr. Freed joined the Adviser in 2001 as a member of the investment committee. Prior to joining the Adviser, Mr. Freed was a Director and Principal at William M. Mercer Investment Consulting, Inc. Mr. Freed's responsibilities at Mercer included chairing the firm's Research and Policy Committee, conducting due diligence on both hedge fund and traditional investment managers as part of the firm's national Manager Research Group, and developing asset allocation strategies through the use of asset and liability modeling. Prior to his employment at Mercer, Mr. Freed was a pension actuary at Towers Perrin from mid-1990 to early 1996. Mr. Freed received his B.S. in Actuarial Science from the University of Illinois at Urbana-Champaign in 1990 (Summa Cum Laude) and his M.B.A. with specialization in finance from the University of Chicago Graduate School of Business in 1997. Mr. Freed is a Chartered Financial Analyst (CFA) and an Associate of the Society of Actuaries
(ASA).



MICHAEL J. JAWOR. Mr. Jawor joined the Adviser in 2001 as a member of the investment committee. From mid-1994 until joining the Adviser, he was a co-portfolio manager of Sirius Partners, L.P., a fund of hedge funds where he was responsible for all aspects of hedge fund manager evaluation. Mr. Jawor's prior background also includes eight years as a manager in the First National Bank of Chicago's global derivatives business. In this role he was responsible for both product development and market making of over-the-counter portfolios in interest rate (3 years), commodity (3 years) and equity (2 years) derivatives. Mr. Jawor received a BBA, Cum Laude, from Loyola University of Chicago in 1981, an MBA from the University of Chicago in 1986 and is a Chartered Financial Analyst (CFA).



Included in the SAI is information regarding the individuals listed above, including the structure and method by which they are compensated, and other accounts they manage. None of the individuals listed above owns securities in Lexington.



                                      APP-3

RISK FACTORS



POTENTIAL CONFLICTS OF INTEREST. The Adviser and its affiliates, as well as many of the Hedge Fund Managers and their respective affiliates, provide investment advisory and other services to clients other than the Portfolio Company and the Hedge Funds they manage. In addition, investment professionals associated with the Adviser or Hedge Fund Managers may carry on investment activities for their own accounts and the accounts of family members (collectively with other accounts managed by the Adviser and its affiliates, "Other Accounts"). The Portfolio Company and Hedge Funds have no interest in these activities. As a result of the foregoing, the Adviser and Hedge Fund Managers will be engaged in substantial activities other than on behalf of the Portfolio Company and may have differing economic interests in respect of such activities and may have conflicts of interest in allocating investment opportunities, and their time, between the Portfolio Company and Other Accounts.



There may be circumstances under which the Adviser or a Hedge Fund Manager will cause one or more Other Accounts to commit a larger percentage of their assets to an investment opportunity than the percentage of the Portfolio Company's or a Hedge Fund's assets they commit to such investment. There also may be circumstances under which the Adviser or a Hedge Fund Manager purchases or sells an investment for their Other Accounts and does not purchase or sell the same investment for the Portfolio Company or a Hedge Fund, or purchases or sells an investment for the Portfolio Company and does not purchase or sell the same investment for one or more Other Accounts. However, it is the policy of the Adviser, and generally also the policy of the Hedge Fund Managers, that: investment decisions for the Portfolio Company, Investment Accounts and Other Accounts be made based on a consideration of their respective investment objectives and policies, and other needs and requirements affecting each account that they manage; and investment transactions and opportunities be fairly allocated among their clients, including the Portfolio Company and Hedge Funds. Therefore, the Advisor may not invest the Portfolio Company's assets in certain Hedge Funds in which Other Accounts may invest or in which the Portfolio Company may otherwise invest.



The Adviser, Hedge Fund Managers, and their respective affiliates may have interests in Other Accounts they manage that differ from their interests in the Portfolio Company and Hedge Funds and may manage such accounts on terms that are more favorable to them (e.g., may receive higher fees or performance allocations) than the terms on which they manage the Portfolio Company or Hedge Funds. In addition, the Adviser and Hedge Fund Managers may charge fees to Other Accounts and be entitled to receive performance-based incentive allocations from Other Accounts that are lower than the fees and incentive allocations to which the Portfolio Company is subject.



The Hedge Fund Managers are unaffiliated with the Adviser, and the Adviser will have no control over such managers and no ability to detect, prevent or protect the Fund from their misconduct or bad judgment. Such managers may be subject to conflicts of interest due to hedge fund incentive fees, which may cause a manager to favor hedge fund clients over other clients. In addition, such managers may use conflicting buying and selling strategies for different accounts under their management. Lack of disclosure relating to the payment of fees and provision of services by prime brokers to hedge funds also may mask conflicts.



In addition, the Distributor (or one of its affiliates) may pay from its own resources additional compensation, commissions or promotional incentives either at the time of sale or on an ongoing basis, to brokers and dealers for Units sold by such brokers and dealers, and to Investor Service Providers for ongoing investor servicing. Such payments may be made for the provision of sales training, product



                                      APP-4
education and access to sales staff, the support and conduct of due diligence, balance maintenance, the provision of information and support services to clients, inclusion on preferred provider lists and the provision of other services. The receipt of such payments could create an incentive for the third party to offer or recommend the Fund instead of similar investments where such payments are not received. Such payments may be different for different intermediaries.





                                      APP-5

INVESTMENT PROGRAM

INVESTMENT OBJECTIVES

Lexington and the Portfolio Company's investment objectives are:

o preserve capital, regardless of what transpires in the U.S. or global financial markets.

o    generate attractive returns and thereby increase investors' wealth.

o    to produce returns which have low correlation with major market indices.

Lexington attempts to achieve its objectives by investing substantially all of its investable assets in the Portfolio Company, which utilizes a multi-strategy, multi-manager approach to attain these objectives. The Portfolio Company emphasizes efficient allocation of investor capital among hedge funds and other pooled investment vehicles such as limited partnerships (collectively, the "Hedge Funds") with a range of investment strategies, managed by independent investment managers (the "Hedge Fund Managers"). The Adviser believes that there are benefits to be derived from exposure to a broad range of Hedge Funds and investment strategies and that the fund of funds approach maximizes the potential for stable, positive returns over a full economic cycle.

The investment objectives of Lexington and the Portfolio Company are non-fundamental and may be changed by the Board and the Portfolio Company's Board, respectively. Except as otherwise stated in this Prospectus or in the SAI, the investment policies and restrictions of Lexington and the Portfolio Company are not fundamental and may be changed by the Board and the Portfolio Company's Board, respectively. Lexington's and the Portfolio Company's fundamental investment policies are listed in the SAI. The Portfolio Company's principal investment policies and strategies are discussed below.

INVESTMENT POLICIES

Allocation among Hedge Funds and Hedge Fund Managers and their respective investment strategies is a basic policy of the Adviser designed to give the Portfolio Company significantly greater stability of return than would be likely were its capital managed pursuant to a limited number of Hedge Funds or investment strategies. Different Hedge Funds, investment strategies, and Hedge Fund Managers may perform well over a complete market cycle, although their periods of above average and below average performance will not necessarily coincide.

The Portfolio Company's allocation program is intended to permit it to maintain substantial upside potential under a wide range of market conditions while reducing the variability of return. Furthermore, while some of the investment strategies used by individual Hedge Funds and Hedge Fund Managers involve a high degree of risk, the Adviser believes that the Portfolio Company's allocation to a number of different strategies and Hedge Fund Managers will reduce the overall risk associated with investments in Hedge Funds.

Lexington offers Eligible Investors the following potential advantages:

o Spreading of risk across a number of investment strategies, Hedge Fund Managers, Hedge Funds, and markets.

o Professional selection and evaluation of investments and Hedge Fund Managers. The principals of the Adviser have extensive experience in applying multi-strategy, multi-manager investment approaches.



                                     APP-6

o Ability to invest with Hedge Fund Managers whose minimum account size is higher than most individual investors would be willing or able to commit.

o    Limited liability.

o    Administrative convenience.

INVESTMENT STRATEGIES

Investment strategies pursued by Hedge Funds selected for the Portfolio Company involve a wide range of investment techniques. The following general descriptions summarize certain investment strategies that may be pursued by Hedge Funds selected by the Adviser for the Portfolio Company. These descriptions are not intended to be complete explanations of the strategies described or a list of all possible investment strategies or methods that may be used by the Hedge Fund Managers.

EQUITY HEDGE. Equity hedge is characterized by investment managers investing in domestic and international equity markets with a strong commitment to running portfolios on a highly-hedged basis. Portfolios may be run with a purely balanced exposure or within tight bands of net exposure. Returns can be driven by fundamental or quantitative security selection, both within sectors or across sectors, but without a significant beta exposure in the portfolio.

MULTI-STRATEGY. Investment managers in this style take a multi-disciplinary approach to trading in various markets, including equities, bonds, derivatives and commodities. These investment managers often attempt to exploit synergies among their individual research teams. Strategies may include, but are not limited to, relative value, event-driven, equity hedge and commodity and trading strategies.

EVENT-DRIVEN. Investment managers within the event-driven strategy focus on corporate events such as bankruptcies, mergers, reorganizations, spin-offs, restructurings and changes in senior management that have the potential to significantly change the future prospects, and the future valuation, of a company.

Major strategies within the event-driven area are distressed securities, and mergers and reorganizations (risk arbitrage). Investing in distressed securities typically involves buying or selling short securities of companies that are in or facing bankruptcy, reorganization or other distressed situations. The mergers and reorganizations strategy involves purchasing and selling short shares of target and acquiring corporations, respectively, in anticipation of a merger transaction.

RELATIVE VALUE. These managers attempt to exploit mispricings within different securities of either the same issuer or of issuers with similar fundamental characteristics. This strategy often involves exploiting the optionality that may be present in select securities, particularly convertible bonds. Typical strategies include convertible bond arbitrage, credit arbitrage and derivatives arbitrage.

VARIABLE EQUITY. These investment managers invest in domestic and international equity markets. Some investment managers may shift gross and net exposures over time as market conditions change, while other investment managers may position their portfolios consistently net-long or net-short. Returns are driven by the individual stock selection skills, following either fundamental or quantitative selection criteria, along with the ability to identify shifts in market direction.

COMMODITY AND TRADING. Commodity and trading is a style that aims to generate alpha by directional or arbitrage related trading in a broader range of markets than equities and/or bonds. The underlying investment managers can be purely model-driven or fundamentally-driven or a combination of the two, and there is often a strong component of exploiting market momentum opportunities within this category.

In addition, the Portfolio Company may make certain direct investments for hedging purposes.



                                     APP-7

ALLOCATION AMONG INVESTMENT STRATEGIES

The Adviser anticipates that the Portfolio Company will continuously maintain investments in several different strategies directed by a number of Hedge Fund Managers. Each investment strategy may be represented in the Portfolio Company's portfolio by one or more Hedge Funds. In selecting an investment strategy, the Adviser evaluates the effect of investing in such strategy on the overall asset allocation of the Portfolio Company. Emphasis is given to the degree to which an investment strategy's performance is expected to be independent of the performance of strategies already being used by Hedge Funds represented in the Portfolio Company.

In anticipation of or in response to adverse market or other conditions, or atypical circumstances such as unusually large cash inflows or repurchases, Lexington or the Portfolio Company (or both) may temporarily hold all or a portion of its assets in cash, cash equivalents or high-quality debt instruments.

LEVERAGE

In effecting the Portfolio Company's investment strategies, the Portfolio Company may leverage its investments with Hedge Fund Managers through bank borrowings in an amount not expected to exceed 20% of gross assets. Lexington may leverage its investment in the Portfolio Company through bank borrowings in an amount not expected to exceed 20% of gross assets. In addition, the Portfolio Company and Lexington may engage in short-term borrowing from a credit line or other credit facility in order to meet redemption requests, for bridge financing of investments in Hedge Funds, or for cash management purposes. Lexington and the Portfolio Company may choose to engage in leveraging of their investments because they believes it can generate greater returns on such borrowed funds than the cost of borrowing. However, there is no assurance that returns from borrowed funds will exceed interest expense. Borrowings will be subject in aggregate to a 300% asset coverage requirement under the 1940 Act. Borrowings by Hedge Funds are not subject to this requirement. Short-term borrowings for the purpose of meeting redemption requests, for bridge financing of investments in Hedge Funds, or for cash management purposes will not be considered the use of investment leverage, and will be subject to the above asset coverage requirement. The Portfolio Company may be required to pledge assets when borrowing, which, in the event of an uncured default, could affect the Portfolio Company's operations, including preventing the Portfolio Company from conducting a repurchase of its interests. In addition, the terms of any borrowing may impose certain investment restrictions on the Portfolio Company.

The following table is designed to illustrate the effect on the return to a holder of the Fund's Units of leverage in the amount of 20% of the Fund's gross assets. The table assumes hypothetical annual returns of the Fund's portfolio of minus 10% to plus 10%, and an assumed utilization of leverage in the amount of 20% of the Fund's gross assets with a cost of borrowing of approximately 4.75% payable for such leverage based on market rates as of the date of this Prospectus. The Fund's actual cost of leverage will be based on market rates at the time the Fund borrows money for investment leverage, and such actual cost of leverage may be higher or lower than that assumed in the previous example. As the table shows, leverage generally increases the return to Unit Shareholders when portfolio return is positive and greater than the cost of leverage and decreases the return when the portfolio return is negative or less than the cost of leverage. The figures appearing in the table are hypothetical and actual returns may be greater or less than those appearing in the table.

Assumed Portfolio Return (net of expenses) .......          (10)%             (5)%              0%               5%             10%
                                                     ----------       ----------       ----------       ----------      ----------
Corresponding Unit Return Assuming 20%
Leverage .........................................       (12.95)%          (6.95)%          (0.95)%           5.05%          11.05%



                                     APP-8

Many Hedge Fund Managers also use leverage in their investment activities through purchasing securities on margin and through selling securities short. Hedge Fund Managers may also use leverage by entering into total return swaps or other derivative contracts as well as repurchase agreements whereby the Hedge Fund Manager effectively borrows funds on a secured basis by "selling" portfolio securities to a financial institution for cash and agreeing to "repurchase" such securities at a specified future date for the sales price paid plus interest at a negotiated rate. Certain Hedge Fund Managers also trade futures, which generally involves greater leverage than other investment activities due to the low margin requirements associated with futures trading.

INVESTMENT SELECTION

The Adviser is responsible for the allocation of assets to various Hedge Funds, subject to policies adopted by the Board of Managers.

SELECTION OF HEDGE FUND MANAGERS. The Hedge Fund Managers may manage the Portfolio Company's assets through pooled vehicles such as investment companies, private limited partnerships and limited liability companies. The Portfolio Company may, on rare occasions (e.g., to gain access to Hedge Funds that are closed to new investors), also access Hedge Funds indirectly through structured notes, swaps, and other derivative contracts whose return is tied to the Hedge Funds' performance. Hedge Fund Managers are selected with the objective of obtaining quality management and a broad range of strategies. The compensation earned by the Hedge Fund Managers can involve fixed fees based on the value of the assets under management, performance fees based on profits earned by Hedge Fund Managers (often 15 - 25% of such profits, but which may be higher) or a combination thereof.

An important element of the Hedge Fund Manager selection process is the Adviser's subjective assessment of the ability and character of prospective Hedge Fund Managers. Although many of the Hedge Fund Managers selected are successful, highly regarded members of their industry, on occasion the Adviser may select relatively new and unproven Hedge Fund Managers whom it believes demonstrate unusual potential.

In conducting its due diligence, the Adviser generally visits prospective Hedge Fund Managers. To the extent that such information is available, the Adviser considers a prospective Hedge Fund Manager's risk management program; use of leverage; use of short sales, futures, and options; degree of market exposure; spreading of risk among various investment positions; and a broad range of other areas, including organizational and operational criteria. The Adviser also conducts quantitative evaluations of a prospective Hedge Fund Manager's performance. In addition, the Adviser considers a variety of factors, including the following, in selecting prospective Hedge Fund Managers.

o    Past performance during favorable and unfavorable market conditions.

o    Spreading of risk in relation to other Hedge Fund Managers.

o    Amount of assets under management.

o    Absence of significant conflicts of interest.

o    Overall integrity and reputation.

o    Percentage of business time devoted to investment activities.

o    Fees charged.



                                     APP-9

The principals of the Adviser have several sources, including the following, for identifying prospective Hedge Fund Managers.

o    Referrals from other advisers, brokers and investors.

o Knowledge obtained through current and past investment activities of potential Hedge Fund Managers who manage only proprietary capital or who are employed by other financial entities.

o    Articles, publications, and performance measurement services.

PORTFOLIO CONSTRUCTION. Allocation will depend on the Adviser's assessment of the likely risks and returns of various investment strategies that the Hedge Funds utilize and the likely correlation among the Hedge Funds under consideration. The Adviser uses a combination of qualitative and proprietary quantitative screens to efficiently distill the universe of thousands of managers down to a shorter list of the "best" prospects, those that the Adviser believes have the greatest potential to add value to its portfolios. It then conducts due diligence on these prospects by evaluating the investment processes and by focusing on each of these Hedge Funds as a small dynamic business. As part of its due diligence process, the Adviser evaluates the challenges and potential hurdles it believes each manager might face and its ability to successfully navigate such hurdles.

ONGOING EVALUATION OF INVESTMENTS. As noted above, unregistered investment funds typically have greater flexibility than traditional registered investment companies as to the types of securities the unregistered funds hold, the types of trading strategies used, and in some cases, the extent to which leverage is used. The Hedge Fund Managers selected by the Portfolio Company have full discretion, without the Portfolio Company's input, to purchase and sell securities and other investments for their respective Hedge Funds consistent with the relevant investment advisory agreements, partnership agreements, or other governing documents of the Hedge Funds. The Hedge Funds are generally not limited in the markets in which they invest, either by location or type, such as U.S. or non-U.S., large capitalization, or small capitalization, or the investment discipline that they may employ, such as value or growth or bottom-up or top-down analysis. These Hedge Funds may invest and trade in a wide range of securities and other financial instruments and may pursue various investment strategies and techniques to hedge other holding of the Hedge Funds or for any other purpose. Although the Hedge Funds will primarily invest and trade in equity and debt securities, they may also invest and trade in currencies, financial futures, and equity- and debt-related instruments (i.e., instruments that may derive all or a portion of their value from equity or debt securities). The Hedge Funds may also sell securities short, purchase and sell option and futures contracts and engage in other derivative transactions, subject to certain limitations described elsewhere in this Prospectus. The use of one or more of these techniques may be an integral part of the investment program of a Hedge Fund, and involves certain risks. The Hedge Funds may use leverage, which also entails risk. See "Risk Factors - Principal Risk Factors Relating to Types of Investments and Related Risks."

The Adviser will evaluate the risks of the Portfolio Company's portfolio and of individual Hedge Funds. The primary goal of this process with respect to individual Hedge Funds is to determine the degree to which the Hedge Funds are performing as expected and to gain early insight into factors that might call for an increase or decrease in the allocation of the Portfolio Company's assets among those Funds. With respect to aggregate portfolio evaluation, the Adviser will endeavor to monitor the Portfolio Company's aggregate exposures to various investment strategies and to various aggregate risks.

The Adviser will evaluate the operation and performance of a Hedge Fund as frequently as the Adviser believes is appropriate in light of the strategy followed by the Hedge Fund Manager and the prevailing



                                     APP-10
market conditions. The Adviser will solicit such information from the Hedge Fund Manager and other sources, such as prime brokers, that the Adviser deems necessary to properly assess the relative success or failure of a Hedge Fund. The Adviser will conduct reviews with Hedge Fund Managers and the Adviser's network. The Adviser may make periodic assessments, based on any information available to it, of the degree to which multiple Hedge Funds are making substantially similar trades, which might narrow the range of assets in the Portfolio Company's portfolio. Changes in leverage, personnel, market behavior, expenses, litigation, capital resources, economic conditions and other factors may be reviewed, as appropriate and to the extent the information is available to the Adviser.

To the extent that the Adviser has sufficient historical or contemporaneous information to do so, the Adviser may periodically adjust the Portfolio Company's allocations among Hedge Funds based on the Adviser's assessment of a number of factors, including: (i) the degree to which the Hedge Fund Manager is pursuing an investment strategy consistent with its stated policy; (ii) whether and to what degree the focus, incentives and investment strategy of the Hedge Fund Manager have changed; and (iii) whether the investment strategy employed remains consistent with the objectives of the Portfolio Company.

EVALUATION OF HEDGE FUND MANAGERS AND INVESTMENTS

The Adviser evaluates the performance of the Portfolio Company's Hedge Fund Managers on a regular basis. Hedge Fund Managers are also contacted by the Adviser for their analysis of significant events as they relate to their investment strategies and influence their investment decisions. The Adviser also makes periodic comparative evaluations of Hedge Fund Managers and other managers utilizing similar investment strategies.

If a Hedge Fund Manager's relative performance is poor or if significant changes occur in a Hedge Fund Manager's approach or investments or for other reasons, the capital allocation to that Hedge Fund Manager may be reduced or withdrawn. The allocations of the Portfolio Company's assets among different investment strategies and Hedge Fund Managers are adjusted from time to time to reflect the Adviser's analysis of which strategies and Hedge Fund Managers are best suited to current market conditions.



                                     APP-11

                               DEFINED TERMS INDEX



"BOARD" means Man-Glenwood Lexington, LLC's Board of Managers.



"HEDGE FUND MANAGERS" means the independent investment managers who manage the Hedge Funds.



"PORTFOLIO COMPANY'S BOARD" means Man-Glenwood Lexington Associates Portfolio, LLC's Board of Managers.



"SAI" means the Portfolio Company's statement of additional information filed in correlation with its prospectus.



"SERVICE PROVIDERS" means broker-dealers and certain financial advisers that have agreed to provide ongoing investor services and account maintenance services to investors in Lexington that are their customers.



                                     APP-12

                                MAN-AHL 130, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                       LIMITED LIABILITY COMPANY AGREEMENT

                                   DATED AS OF
                                 ________, 2005

                           MAN INVESTMENTS (USA) CORP
                                 MANAGING MEMBER

                                MAN-AHL 130, LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

                                TABLE OF CONTENTS


SECTION                                                                     PAGE
-------                                                                     ----
ARTICLE I DEFINITIONS....................................................     1

ARTICLE II ORGANIZATION; ADMISSION OF MEMBERS............................     4

Section 2.1    Formation of Limited Liability Company....................     4
Section 2.2    Name......................................................     5
Section 2.3    Principal and Registered Office...........................     5
Section 2.4    Duration..................................................     5
Section 2.5    Business of the Fund......................................     5
Section 2.6    Members...................................................     6
Section 2.7    Limited Liability.........................................     6

ARTICLE III NET WORTH OF MANAGING MEMBER.................................     6

ARTICLE IV CAPITAL CONTRIBUTIONS; UNITS..................................     6

ARTICLE V ALLOCATION OF PROFITS AND LOSSES...............................     7

Section 5.1    Capital Accounts and Allocations..........................     7
Section 5.2    Allocation of Profit and Loss for Federal Income Tax
               Purposes..................................................     7
Section 5.3    Organizational and Initial Offering Costs; Operating
               Costs; Management and Client Servicing Fees; Costs and
               Fees of Underlying Investments............................     9
Section 5.4    Taxes.....................................................     9
Section 5.5    Managing Member Services; Direct Expenses; Reserves.......    10
Section 5.6    Limited Liability of Members..............................    10
Section 5.7    Return of Capital Contributions...........................    10

ARTICLE VI MANAGEMENT OF THE FUND........................................    10

Section 6.1    Management of the Fund....................................    10
Section 6.2    Compliance with the NASAA Guidelines......................    11

ARTICLE VII AUDITS AND REPORTS TO MEMBERS................................    12

Section 7.1    Audits and Reports to Members.............................    12

ARTICLE VIII ASSIGNABILITY OF UNITS......................................    12

Section 8.1    Assignability of Units....................................    12

ARTICLE IX REDEMPTIONS...................................................    13

Section 9.1    Redemptions...............................................    13

ARTICLE X OFFERING OF UNITS..............................................    14

Section 10.1   Continuous Offering of Units..............................    14

ARTICLE XI ADDITIONAL OFFERINGS; DIFFERENT BUSINESS TERMS................    14

Section 11.1   Additional Offerings......................................    14
Section 11.2   Different Business Terms..................................    15

ARTICLE XII SPECIAL POWER OF ATTORNEY....................................    15

Section 12.1   Special Power of Attorney.................................    15

ARTICLE XIII WITHDRAWAL OF A MEMBER......................................    15

Section 13.1   Withdrawal of a Member....................................    15

ARTICLE XIV STANDARD OF LIABILITY; INDEMNIFICATION.......................    16

Section 14.1   Standard of Liability for the Managing Member.............    16
Section 14.2   Indemnification of the Managing Member by the Fund........    16
Section 14.3   Indemnification of the Fund by the Members................    18

ARTICLE XV AMENDMENTS; MEETINGS..........................................    18

Section 15.1   Amendments with Consent of the Managing Member............    18
Section 15.2   Amendments and Actions without Consent of the Managing
               Member....................................................    18
Section 15.3   Meetings; Other Voting Matters............................    19
Section 15.4   Opportunity to Redeem.....................................    19

ARTICLE XVI GOVERNING LAW................................................    19

Section 16.1   Governing Law.............................................    19

ARTICLE XVII MISCELLANEOUS...............................................    19

Section 17.1   Notices...................................................    19
Section 17.2   Binding Effect............................................    20
Section 17.3   Captions..................................................    20

                                MAN-AHL 130, LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT of Man-AHL 130, LLC (the "Fund"), dated as of __________, 2005, by and among Man Investments (USA) Corp., as the Managing Member, and those Persons hereafter admitted as Members.

                                   WITNESSETH:


WHEREAS, the Fund has been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial Certificate of Formation dated and filed with the Secretary of State of Delaware on April 14, 2005;


WHEREAS, the Fund will operate subject to the regulations relating to "commodity pools" as promulgated by the Commodity Futures Trading Commission and the National Futures Association;

WHEREAS, the Fund will be traded pursuant to in the AHL Diversified Program, a highly-leveraged speculative managed futures program; and

WHEREAS, the Fund will invest a limited portion of its capital in Man-Glenwood, while holding the bulk of its capital in cash and cash equivalents as described herein.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:


                                   ARTICLE I


                                   DEFINITIONS

For purposes of this Agreement:


"ADMINISTRATOR" -- With respect to the Fund, means SEI Investments or such other entity as the Managing Member may select from time to time to provide administrative services to the Fund and to the Managing Member in its capacity as such.


"AFFILIATE" -- With respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, and the term 'Affiliated' shall have a correlative meaning. The term 'control' means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"AGREEMENT" -- This Limited Liability Company Agreement, as amended from time to time.


"AHL" -- Man-AHL (USA) Limited, an affiliate of the Managing Member.


"AHL DIVERSIFIED PROGRAM" -- A diversified leveraged managed futures program implemented by AHL applying systematic trading strategies across a diversified range of markets.

"CAPITAL ACCOUNT" -- With respect to each Unit, the Capital Account established and maintained on behalf of such Unit pursuant to Section 6.1. For tax purposes, each Member shall be deemed to have a single Capital Account, but the financial allocations of the Fund will be accounted for on a per-Unit basis.

"CERTIFICATE" -- The Certificate of Formation of the Fund and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.


"CLASS" -- Any Class of Units established by the Managing Member, having such relative rights, preferences and obligations as are designated by the Managing Member. The A Class and B Class initially authorized invest in the same AHL Diversified Program and cash and cash equivalents, however, the Class B Units invest a limited portion of their capital in Man-Glenwood Lexington TEI, LLC while the Class A Units invest in Man-Glenwood Lexington, LLC.


"CLIENT SERVICING FEE"-- See Section 5.3.

"CLOSING DATE" -- Each date on or as of which Units are issued.

"CODE" -- The United States Internal Revenue Code of 1986, as amended from time to time, or any successor law.

"COMMODITY EXCHANGE ACT"-- The Commodity Exchange Act, as amended.

"DELAWARE ACT" -- The Delaware Limited Liability Company Act, amended from time to time, or any successor law.

"ERISA" -- The Employee Retirement Income Security Act of 1974 as amended from time to time or any successive law.

"FISCAL PERIOD" -- The period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of (i) the last day of each calendar month, (ii) any day as of which any amount is credited to or debited from the Capital Account of any Member other than an amount to be credited to or debited from the Capital Accounts of all Members in accordance with their respective ownership of Units, or (iii) any other time established by the Managing Member from time to time.

"FISCAL YEAR" -- The period commencing on the initial Closing Date and ending on the next succeeding March 31, and thereafter each period commencing on April 1 of each year and ending on March 31 of such year (or on the date of a final distribution pursuant to Section 6.2), unless and until the Managing Member shall elect another Fiscal Year for the Fund.

"FUND" -- The limited liability company governed hereby, as such limited liability company may from time to time be constituted.

"FUTURES" -- Exchange-traded as well as over-the-counter investments providing for the future delivery of any form of commodity, currency or other instruments.


"INVESTMENT COMPANY ACT" -- The Investment Company Act of 1940, as amended.

"MAJORITY IN INTEREST" -- Members whose Units, when aggregated, exceed 50% of the aggregate Unit NAV of all outstanding Units.


"MAN-GLENWOOD" -- In the case of the Class A Units: Man-Glenwood Lexington, LLC, a Delaware limited liability company registered as an investment company under the Investment Company Act; and in the case of the Class B Units, Man-Glenwood Lexington TEI, LLC, also a Delaware limited liability company registered as an investment company under the Investment Company Act. Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC each invest substantially all of their capital in Man-Glenwood Lexington Associates Portfolio, LLC, the only differences between Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC being that the former is taxed as a partnership and the latter employs a corporation as an "unrelated business taxable income" ("UBTI") blocker and thus receives no UBTI for federal income tax purposes. As a result, Class B Units, which invest a limited portion of their capital in Man-Glenwood Lexington TEI, LLC, will not recognize UBTI on such investment.


"MANAGEMENT FEE" -- See Section 5.3.

"MANAGING MEMBER" -- Man Investments (USA) Corp. or such additional or successor Managing Member(s), which shall be the Fund's manager(s) for purposes of the Delaware Act, as shall be designated from time to time pursuant to the provisions of Article VII.

"MEMBER" -- Any Person who shall have been admitted to the Fund as a member (including any Managing Member in such Person's capacity as a member of the Fund but excluding any Managing Member in such Person's capacity as a manager of the Fund for purposes of the Delaware Act) until the Fund redeems all the Units of such Person pursuant to Article X or a substituted member or members are admitted with respect to any such Person's Units pursuant to Article X.

"NASAA GUIDELINES" -- The Guidelines for the Registration of Public Commodity Pool Programs issued by the North American Securities Administrators Association, Inc.

"NASD"-- The National Association of Securities Dealers, Inc.

"NET ASSET VALUE" -- The total value of all assets of the Fund, less all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any redemptions of Units as of the date of determination. The Net Asset Value of the Fund will be computed as of the close of business on the last day of each Fiscal Period.

"NET PROFIT" or "NET LOSS" -- The amount by which the Net Asset Value of the Fund as of the close of business on the last day of a Fiscal Period exceeds (in the case of Net Profit) or is less than (in the case of Net Loss) such Net Asset Value as of the commencement of the same Fiscal Period.

"PERSON" -- Any individual, partnership, corporation, trust or other entity.


"PROSPECTUS" -- The Prospectus of the Fund dated ______, 2005, as may be amended from time to time.


"QUALIFIED INVESTOR" -- A Person who qualifies as an 'accredited investor' as defined in Regulation D under the Securities Act of 1933, as amended, and meets all applicable NASAA Guidelines suitability requirements.

"REDEMPTION DATE" -- The date (the last day of a calendar quarter) as of which the Fund values the Units for purposes of determining the price at which such Units are to be redeemed by the Fund pursuant to Article X.

"SELLING AGENT" -- Man Investments Inc. or such additional or successor selling agents for the Units as may be designated from time to time.


"SERIES" -- Within each Class of Units, a separate series of Units subject to the terms and conditions for such Series as described in the Prospectus and set forth herein. Initially, the Fund shall have four Series of Units: Class A Series 1, Class A Series 2, Class B Series 1 and Class B Series 2. The only difference between the Series 1 and Series 2 Units within each Class is that Series 2 Units are not charged a Client Servicing Fee and are available exclusively to investors participating in Selling Agent asset-based or fixed fee investment programs or in investment advisor fee based advisory programs.


"SUBSCRIPTION AGREEMENT" -- The agreement submitted by all Persons wishing to acquire Units. All Subscription Agreements are subject to acceptance by the Managing Member.

"TAXABLE YEAR" -- The period commencing on the initial Closing Date and ending on the next succeeding December 31, and thereafter each period commencing on January 1 and ending on the immediately following December 31, unless and until the Managing Member shall elect another taxable year for the Fund.

"TRANSFER" -- The assignment, transfer, sale, encumbrance, pledge or other disposition of a Unit, including any right to receive any allocations and distributions attributable to such Unit.

"TREASURY REGULATIONS"-- Treasury Regulations promulgated under the Code.


"UNIT NAV" -- The Net Asset Value of the Units of each Series, divided by the number of Units of such Series outstanding at the date of determination. The initial Unit NAV of each Series shall be an arbitrarily determined $100.


"UNITS" -- The units of limited liability company interest, each representing an ownership interest in the Fund, including the rights and obligations of a Member under this Agreement and the Delaware Act.


                                  ARTICLE II


                       ORGANIZATION; ADMISSION OF MEMBERS


SECTION 2.1 FORMATION OF LIMITED LIABILITY COMPANY


The Fund has been formed as a limited liability company at the direction of the Managing Member. The Managing Member shall cause the execution and filing in accordance with the Delaware Act of any amendment to the Certificate and shall cause the execution and filing with applicable governmental authorities of any other instruments, documents and certificates that, in the opinion of the Managing Member's legal counsel, may from time to time be required by or advisable under the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or as such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund.

SECTION 2.2 NAME


The Fund's name shall be "Man-AHL 130, LLC" or such other name as the Managing Member may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) taking such other actions as may be required by law.


SECTION 2.3 PRINCIPAL AND REGISTERED OFFICE


The Fund shall have its principal office at 123 N. Wacker Drive, 28th Floor, Chicago, Illinois 60606, or at such other place as may be designated from time to time by the Managing Member.

The Fund shall have its registered office in Delaware at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and shall have Corporation Service Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Managing Member.


SECTION 2.4 DURATION


The term of the Fund commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Fund is dissolved pursuant to Section 3.1.


SECTION 2.5 BUSINESS OF THE FUND


The business of the Fund is to seek medium- to long-term capital appreciation. The Fund trades in Futures by committing to the AHL Diversified Program while holding its capital in cash and cash equivalents as well as investing a limited portion of such capital in Man-Glenwood. The Fund may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions as may in the opinion of the Managing Member be necessary or advisable to carry out the Fund's objectives and business.

The Managing Member shall attempt to rebalance the Fund's portfolio quarterly to maintain the Fund's investment in Man-Glenwood at approximately 30% of Fund capital. The Managing Member shall use commercially reasonable efforts to ensure that the Fund does not invest more than 30% of its capital (as determined as of the beginning of each calendar quarter) in Man-Glenwood. The Managing Member may cause the Fund to invest less than 30% of its capital in Man-Glenwood if it deems it necessary to do so in order to obtain margin-eligible assets for the Fund or for regulatory or tax requirements.

In furtherance of the Fund's business, the Managing Member shall have the authority to take the following actions as the Managing Member in its sole and absolute discretion may elect:

(a) To exercise all rights, powers and privileges of ownership or interest in all Futures and other assets included in the Fund property, including without limitation the right to vote thereon and otherwise act with respect thereto; and to do all acts and things for the preservation, protection, improvement and enhancement in value of all such securities and assets;

(b) To do everything necessary, appropriate or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power referred to in this Agreement, either alone or in association with others, and to do every other act or thing incidental to arising out of or connected with the Fund's businesses, purposes, objects or powers.


SECTION 2.6 MEMBERS



The Fund shall initially offer two Series of Units in each Class. Each such series shall initially be issued at a Unit NAV of $100, and thereafter at the then current Unit NAV. Units shall be available for investment as of the beginning of each month; provided, that the Fund shall in no event be required to issue Units of any Series at any given time. Each subscription for Units is subject to the receipt by the Fund of cleared funds on or before the scheduled issuance date of such Units in the full amount of such subscription. Subject to the foregoing, a Person may be admitted to the Fund as a Member subject to the condition that such Person shall execute and deliver a Subscription Agreement pursuant to which such Member agrees to be bound by all the terms and provisions of this Agreement. The Managing Member may in its sole and absolute discretion reject any subscription for Units. The Managing Member may, in its sole and absolute discretion, suspend or terminate the offering of the Units at any time.



SECTION 2.7 LIMITED LIABILITY


Except as provided under the Delaware Act, a Member shall not be liable for the Fund's debts, obligations or liabilities in any amount in excess of the Capital Account balance of such Member. Except as provided under the Delaware Act, a Managing Member shall not be liable for the Fund's debts, obligations or liabilities.


                                   ARTICLE III


                          NET WORTH OF MANAGING MEMBER

The Managing Member agrees that at all times so long as it remains Managing Member of the Fund, it will maintain its Net Worth (as determined in accordance with the NASAA Guidelines) at an amount not less than $1,000,000.


                                   ARTICLE IV


                          CAPITAL CONTRIBUTIONS; UNITS

The Members' respective capital contributions to the Fund shall be as shown on the books and records of the Fund.


The Managing Member shall have at all times a Capital Account equal to 1% of the total Capital Accounts of the Fund (including the Managing Member's). The Managing Member may withdraw any interest it may have as a Managing Member in excess of such requirement at such time or times as the Managing Member may determine.


The Managing Member may, without the consent of any Members, admit new Members.

Any Units acquired by the Managing Member or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining a Majority in Interest.

                                   ARTICLE V


                        ALLOCATION OF PROFITS AND LOSSES


SECTION 5.1 CAPITAL ACCOUNTS AND ALLOCATIONS


A Capital Account shall be established for each Unit, and for the Managing Member on a Unit-equivalent basis. The initial balance of each Unit's Capital Account shall be the subscription price for such Unit. As of the close of business (as determined by the Managing Member) on the last day of each Fiscal Period, any Net Profit or Net Loss in the Fund's Net Assets as compared to the last such determination of Net Assets shall be credited or charged to each Unit pro rata in accordance with the Capital Account balances of such Units as of the beginning of such Fiscal Period.

For purposes of this Article V, unless specified to the contrary, Units redeemed as of the end of any Fiscal Period shall be considered outstanding as of the end of such Fiscal Period.


SECTION 5.2 ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES


As of the end of each Fiscal Year, the Fund's income and expense and capital gain or loss shall be allocated among the Members pursuant to the following provisions of this Section 5.2 for federal income tax purposes.

(a) First, items of ordinary income and expense shall be allocated pro rata among the Units outstanding as of the end of each month in which the items of ordinary income and expense accrue.

(b)  Second, capital gain or loss shall be allocated as follows:

     (i) There shall be established a tax account with respect to each outstanding Unit. The balance of each tax account shall be the amount paid to the Fund for each Unit. As of the end of each Fiscal Year:

          (1) Each tax account shall be increased by the amount of income allocated to each Unit pursuant to Sections 5.2(a), 5.2(b)(ii) and 5.2(b)(iii).

          (2) Each tax account shall be decreased by the amount of expense or loss allocated to each Unit pursuant to Sections 5.2(a), 5.2(b)(iv) and 5.2(b)(v) and by the amount of any distributions paid out with respect to the Units other than upon redemption.

          (3) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 5.2) shall be eliminated.

     (ii) Each Member who redeems a Unit during a Fiscal Year (including Units redeemed as of the end of the last day of such Fiscal Year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed over the sum of the tax accounts (determined after making the allocation described in Sections 5.2(a) but prior to making the allocations described in this Section 5.2(b)(ii) and 5.2(b)(iii)) allocable to such Units (an "Excess"). In the event the aggregate amount of Capital Gain available to be allocated pursuant to this Section 5.2(b)(ii) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such

          Members in the ratio which each such Member's Excess bears to the aggregate Excess of all such Members.

     (iii) Capital Gain remaining after the allocation described in Section 5.2(b)(ii) shall be allocated among all Members who hold Units outstanding as of the end of the applicable Fiscal Year (other than Units redeemed as of the end of the last day of such Fiscal Year) whose Capital Accounts with respect to such Units are in excess of the tax accounts (determined after making the allocations described in Sections 5.2(a) and 5.2(b)(ii)) allocable to such Units in the ratio that each such Member's excess bears to the aggregate excess of all such Members. Capital Gain remaining after the allocation described in the preceding sentence shall be allocated among all Members described in said sentence in proportion to their holdings of such Units (taking into account the different Net Asset Values of the different Units).


     (iv) Each Member who redeems a Unit during a Fiscal Year (including Units redeemed as of the end of the last day of such Fiscal Year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax account (determined after making the allocations described in Sections 5.2(a), but prior to making the allocations described in this Section 5.2(b)(iv) or 5.2(b)(v)) allocable to such Unit over the amount received in respect of such Unit (a "Negative Excess"). In the event the aggregate amount of available Capital Loss required to be allocated pursuant to this Section 5.2(b)(iv) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Members in the ratio that each such Member's Negative Excess bears to the aggregate Negative Excess of all such Members.


     (v) Capital Loss remaining after the allocation described in Section 5.2(b)(iv) shall be allocated among all Members who hold Units outstanding as of the end of the applicable Fiscal Year (other than Units redeemed as of the end of the last day of such Fiscal Year) whose tax accounts with respect to such Units are in excess of their Capital Accounts (determined after making the allocations described in Sections 5.2(a) with respect to such Units in the ratio that each such Member's negative excess bears to the aggregate negative excess of all such Members). Capital Loss remaining after the allocation described in the preceding sentence shall be allocated among all Members described in such sentence in proportion to their holdings of such Units (taking into account the different Net Asset Value of different Units).

     (vi) For purposes of this Section 5.2, "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, by the Internal Revenue Code of 1986, as amended, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 thereof.

     (vii) The Managing Member may elect, with respect to any given Fiscal Year, to allocate Capital Gain and Capital Loss on a gross basis rather than netting such Capital Gains and Capital Losses.

(c) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Members generally in the ratio and to the extent that profit and loss are allocated to the Members so as to eliminate, to the extent possible, any disparity between each Member's Capital Account and such Member's tax account, consistent with principles set forth in

     Section 704 of the Internal Revenue Code of 1986, as amended (the "Code"), including without limitation a "Qualified Income Offset."

(d) The allocations of profit and loss to the Members shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Member, whose determination shall be binding.

(e) The Managing Member may adjust the allocations set forth in this Section 5.2, in the Managing Member's discretion, if the Managing Member believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.


SECTION 5.3 ORGANIZATIONAL AND INITIAL OFFERING COSTS; OPERATING COSTS; MANAGEMENT AND CLIENT SERVICING FEES; COSTS AND FEES OF UNDERLYING INVESTMENTS



(a) The organizational and initial offering costs of the Fund will be paid by the Managing Member or an Affiliate and shall not be borne by the Fund.



(b) The Managing Member shall be entitled to receive an annual Management Fee equal to 0.75% of each Unit's average month-end Net Assets during each year.



(c) The Selling Agent shall be entitled to receive an annual Client Servicing Fee equal to 1.25% of the average month-end Unit NAV of each Class A Series 1 and Class B Series 1 Unit during each Fiscal Year until the Selling Agent has been paid aggregate selling compensation totaling 10% of such Units issue Price or such Unit has paid Client Servicing Fees totaling 10% of such Unit's issue price, whichever is sooner, after which such Unit will be redesignated as a Class A Series 2 or Class B Series 2 Unit, or the appropriate fraction thereof, as applicable, at the then current Unit NAV for Class A Series 2 or Class B Series 2 Units, and no further Client Servicing Fee shall be charged to such Unit. For example, and for the avoidance of doubt, if, at the time of a redesignation of a Class A Series 1 Unit, the Unit NAV of Class A Series 1 Units is $160 and the Unit NAV of Class A Series 2 Units is $200, the Class A Series 1 Unit would be redesignated as 0.80 of a Class A Series 2 Unit.



(d) The AHL Diversified Program and Man-Glenwood shall be subject to the fees and expenses described in the Prospectus.



(e) The Fund shall bear all expenses incurred in connection with its investment in cash and cash equivalents.



(f) In the event that the Fund invests in any assets (including managed investment programs) other than the AHL Diversified Program, Man-Glenwood and cash or cash equivalents, the Fund shall bear the costs of such investments -- in all cases, however, subject to any applicable limitation imposed by the NASAA Guidelines.



SECTION 5.4 TAXES


The Fund shall bear all of any taxes applicable to it.

SECTION 5.5 MANAGING MEMBER SERVICES; DIRECT EXPENSES; RESERVES


Any goods and services provided to the Fund by the Managing Member shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. None of the Managing Member's overhead expenses incurred in connection with the administration of the Fund (including, without limitation, salaries, rent and travel expenses) will be charged to the Fund.

All of the expenses which are for the Fund's account shall be billed directly to the Fund.

Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes know to the Managing Member. Such reserves shall reduce Net Asset Value for all purposes.


SECTION 5.6 LIMITED LIABILITY OF MEMBERS


Each Unit, when purchased in accordance with this Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Agreement to the contrary notwithstanding, except as otherwise provided by law, no Member shall be liable for Fund obligations in excess of the capital contributed by such Member, plus such Member's share of undistributed profits and assets.


SECTION 5.7 RETURN OF CAPITAL CONTRIBUTIONS


No Member or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Fund, in each case as provided herein. In no event shall a Member or subsequent assignee be entitled to demand or receive property other than cash.


                                   ARTICLE VI


                             MANAGEMENT OF THE FUND


SECTION 6.1 MANAGEMENT OF THE FUND


The Managing Member, to the exclusion of all Members, shall control, conduct and manage the business of the Fund. The Managing Member shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Members (subject to the allocation provisions hereof), shall execute various documents on behalf of the Fund and the Members pursuant to powers of attorney and supervise the liquidation of the Fund if an event causing dissolution of the Fund occurs.

The Managing Member is hereby designated as the Tax Matters Member of the Fund and is authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the Tax Matters Member.

The Managing Member may take such other actions on behalf of the Fund as the Managing Member deems necessary or desirable to manage the business of the Fund.

The Managing Member is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Fund. Members may similarly engage in any such other business activities. The

Managing Member shall devote to the Fund such time as the Managing Member may deem advisable to conduct the Fund's business and affairs.


SECTION 6.2 COMPLIANCE WITH THE NASAA GUIDELINES


The Managing Member may engage, and compensate on behalf of the Fund from funds of the Fund, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Agreement) the Managing Member and any affiliated person or entity, as the Managing Member in its sole judgment shall deem advisable for the conduct and operation of the business of the Fund, provided, that no such arrangement shall allow brokerage commissions paid by the Fund in excess of the amount described in the Prospectus or as permitted under applicable NASAA Guidelines in effect as of the date of the Prospectus (i.e., 80% of the published retail rate plus pit brokerage fees, or 14% annually -- including pit brokerage and service fees -- of the Fund's average Net Assets, excluding the assets not directly related to trading activity), whichever is higher.

The Managing Member shall be under a fiduciary duty to conduct the affairs of the Fund in the best interests of the Fund. The Members will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Member under the common law. The Managing Member's fiduciary duty includes, among other things, the safekeeping of all funds and assets of the Fund and the use thereof for the benefit of the Fund. The Managing Member shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Fund and in resolving conflicts of interest. The Fund's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Fund shall be competitive. The Fund shall seek the best price and services available for its commodity transactions.


The Fund shall make no loans to any party, and the funds of the Fund will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, clearinghouse or swap or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute commingling for these purposes). The Managing Member shall make no loans to the Fund, unless approved by the Members in accordance with Section 15.1 of this Agreement.


If the Managing Member makes a loan to the Fund, the Managing Member shall not receive interest in excess of its interest costs, nor may the Managing Member receive interest in excess of the amounts which would be charged the Fund (without reference to the Managing Member's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The Managing Member shall not receive "points" or other financing charges or fees regardless of the amount. Except as disclosed in the Prospectus, no person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Fund participates, for investment advice or management who shares or participates in any commodity brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Member or any of their respective affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements. The maximum period covered by any contract entered into by the Fund, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units, shall not exceed one year. Any material change in the Fund's basic investment policies or structure shall require the approval of Members owning Units representing more than fifty percent (50%) of all Units of all Classes then owned by the Members. Any agreements between the Fund and the Managing Member or any affiliate of the Managing Member shall be terminable by the Fund upon no more than 60 days' written notice.

The Fund is prohibited from employing the trading technique commonly known as pyramiding. A trading manager or advisor of the Fund taking into account the Fund's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Fund will not be considered to be engaging in pyramiding.


                                  ARTICLE VII


                          AUDITS AND REPORTS TO MEMBERS


SECTION 7.1 AUDITS AND REPORTS TO MEMBERS


The Fund books shall be audited annually by an independent certified public accountant. The Fund will use its best efforts to cause each Member to receive
(i) within 90 days after the close of each Fiscal Year certified financial statements of the Fund for the Fiscal Year then ended, (ii) such tax information relating to their investment in the Fund as is necessary for a Member to determine such Member's estimated tax liability in advance of April 15 of each year and (iii) such other annual and monthly information as the CFTC may by regulation require. Definitive tax information will not be available until after April 15 of each year and Members will be required to request extensions to file their tax returns.

Members or their duly authorized representatives may inspect the Fund books and records during normal business hours upon reasonable written notice to the Managing Member and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, upon request by the Managing Member, the Member shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Member's interest as a Member in the Fund.

The Managing Member shall calculate the approximate Net Asset Value per Unit on a daily basis and furnish such information upon request to any Member.

The Managing Member will send written notice to each Member within seven days of any decline in the Fund's Net Asset Value or in the Net Asset Value per Unit to 50% or less of such value as of the previous month-end. Any such notice shall contain a description of Members' voting rights.

The Managing Member shall maintain and preserve all Fund records for a period of not less than six (6) years.


                                  ARTICLE VIII


                             ASSIGNABILITY OF UNITS


SECTION 8.1 ASSIGNABILITY OF UNITS


Each Member expressly agrees that he will not assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Fund in violation of any applicable federal or state securities laws or without giving written notice to the Managing Member. No assignment, transfer or disposition by an assignee of Units or of any part of his right, title and interest in the capital or profits of the Fund shall be effective against the Fund or the Managing Member until the Managing Member receives the written notice of the assignment; the Managing Member shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Member may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Member, may become a substituted Member, nor will the estate or any beneficiary of a deceased Member or assignee have any right to redeem Units from the Fund except by redemption as provided in Article IX. The Managing Member's consent is required for the admission of a substituted Member, and the Managing Member intends to so consent, provided the Managing Member and the Fund receive an opinion of counsel to the Managing Member that such admission will not adversely affect the classification of the Fund as a partnership for federal income tax purposes. Each Member agrees that with the consent of the Managing Member any assignee may become a substituted Member without need of the further act or approval of any Member. If the Managing Member withholds consent, an assignee shall not become a substituted Member, and shall not have any of the rights of a Member, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Fund or the Managing Member until the first day of the month succeeding the month in which the Managing Member receives notice of such assignment, transfer or disposition.


                                   ARTICLE IX


                                   REDEMPTIONS


SECTION 9.1 REDEMPTIONS



A Member, the Managing Member or any assignee of Units of whom the Managing Member has received written notice as described above, may redeem all or any of his Units (such redemption being herein referred to as a "redemption"), effective as of the close of business (as determined by the Managing Member) on the last day of any calendar quarter, provided, that (i) all liabilities, contingent or otherwise, of the Fund (including the Fund's allocable share of the liabilities, contingent or otherwise, of any entities in which the Fund invests), except any liability to Members on account of their capital contributions, have been paid or there remains property of the Fund sufficient to pay them, (ii) the Managing Member shall have timely received a request for redemption, (iii) if quarter-end redemptions are requested for more than 15% of the Fund's total outstanding Units at any quarter-end (in aggregate, not on a Class by Class basis), each redemption request will be pro rated so that no more than 15% of the Fund's total outstanding Units are redeemed and (iv) in the event that the Fund receives redemption requests in excess of such 15% limitation for eight consecutive quarters, the Fund will cease its trading and investment activities and will terminate as promptly as possible. Requests for redemption must be in writing and must be received by the Managing Member at least 45 calendar days, or such lesser period as shall be acceptable to the Managing Member, in advance of the requested effective date of redemption.



If at the close of business (as determined by the Managing Member) on any day, the Unit NAV of the Units of any Series has decreased to 50% or less of the previous month-end Unit NAV of such Units, after adding back all distributions, the Fund shall liquidate all open positions as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the Managing Member (and any other Managing Members of the Fund) shall declare a Special Redemption Date. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by the Fund, and the Managing Member shall mail notice of such date to each Member and assignee of Units of whom it has received written notice as described above, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Member or assignee must follow to have his interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Member) in the Fund redeemed on such date. Upon redemption pursuant to a

Special Redemption Date, a Member or any other assignee of whom the Managing Member has received written notice as described above, shall receive from the Fund an amount equal to the Net Asset Value of his interest in the Fund (subject to the liquidity of the Fund's Man-Glenwood investment), determined as of the close of business (as determined by the Managing Member) on such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Member has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Fund are at least $250,000 and the Net Asset Value per Unit of the Series with the lowest Unit NAV is in excess of $25, the Fund may, in the discretion of the Managing Member, resume trading. If the Managing Member declares a Special Redemption Date, the Managing Member need not again call a Special Redemption Date (whether or not a Special Redemption Date would be required to be called as described above); and the Managing Member in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Member, irrespective of the provisions of this paragraph.


Redemption payments generally will be made within 45 days after the quarter-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Fund from commodity brokers, banks or other persons or entities, the Fund may in turn delay payment to Members or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the Fund's aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

Only whole Units may be redeemed, unless the Managing Member specifically otherwise consents.

The Managing Member may require a Member to redeem all or a portion of such Member's Units if the Managing Member considers doing so to be desirable for the protection of the Fund.


                                   ARTICLE X


                                OFFERING OF UNITS


SECTION 10.1 CONTINUOUS OFFERING OF UNITS



The Units of each Series shall be continuously offered at their respective Unit NAVs as of the first day of each month. The Managing Member on behalf of the Fund shall take such action with respect to the offering of Units as the Managing Member shall deem advisable or necessary.



                                   ARTICLE XI


                 ADDITIONAL OFFERINGS; DIFFERENT BUSINESS TERMS


SECTION 11.1 ADDITIONAL OFFERINGS


The Managing Member may make additional public or private offerings of Units, provided that doing so does not dilute existing Members' economic interest in the Fund.

No Member shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

SECTION 11.2 DIFFERENT BUSINESS TERMS



The Fund may offer different Series of Units within each Class of Units having different economic terms than previously offered Series of Units; provided that the issuance of such a new Series of Units shall in no respect adversely affect the holders of outstanding Units.



                                  ARTICLE XII


                            SPECIAL POWER OF ATTORNEY


SECTION 12.1 SPECIAL POWER OF ATTORNEY



Each Member by his execution of this Agreement does hereby irrevocably constitute and appoint the Managing Member and each officer of the Managing Member, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Member be required by law): (i) this Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates of limited liability company formation or qualification in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to the Fund; (iii) all conveyances and other instruments which the Managing Member deems appropriate to qualify or continue the Fund in the State of Delaware and the jurisdictions in which the Fund may conduct business, or which may be required to be filed by the Fund or the Members under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Fund or the Fund being governed by any amendments or successor statutes to the Act or to reorganize or refile the Fund in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Members in the Managing Member being able to rely on the Managing Member's authority to act as contemplated by this
Article XII) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Member.



                                  ARTICLE XIII


                             WITHDRAWAL OF A MEMBER


SECTION 13.1 WITHDRAWAL OF A MEMBER


The Fund shall be dissolved upon the withdrawal, dissolution, admitted or court-decreed insolvency or the removal of the Managing Member, or any other event that causes the Managing Member to cease to be a Managing Member under the Act. In addition, the Managing Member may withdraw from the Fund, without any breach of this Agreement, at any time upon 120 days' written notice by first class mail, postage prepaid, to each Member and assignee of whom the Managing Member has notice. If the Managing Member withdraws as Managing Member and the Fund's business is continued, the withdrawing Managing Member shall pay all expenses incurred as a result of its withdrawal.

The Managing Member may not assign its Managing Member interest or its obligations to the Fund without the consent of a Majority in Interest.

The Managing Member will notify all Members of any change in the principals of the Managing Member.


The death, incompetency, withdrawal, insolvency or dissolution of a Member or any other event that causes a Member to cease to be a Member of the Fund shall not terminate or dissolve the Fund, and a Member, the Member's estate, custodian or personal representative shall have no right to redeem or value such Member's interest in the Fund except as provided in Article VIII hereof. Each Member expressly agrees that in the event of such Member's death, the Member waives on behalf of the Member and the Member's estate, and directs the legal representatives of the Member's estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Fund and any right to an audit or examination of the books of the Fund. Nothing in this Article XIII shall, however, waive any right given elsewhere in this Agreement for a Member to be informed of the Net Asset Value of such Member's Units, to receive periodic reports, audited financial statements and other information from the Managing Member or the Fund or to redeem or transfer Units.



                                  ARTICLE XIV


                     STANDARD OF LIABILITY; INDEMNIFICATION


SECTION 14.1 STANDARD OF LIABILITY FOR THE MANAGING MEMBER


The Managing Member and its Affiliates, as defined below, shall have no liability to the Fund or to any Member for any loss suffered by the Fund which arises out of any action or inaction of the Managing Member or its Affiliates if the Managing Member, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute negligence or misconduct of the Managing Member or its Affiliates.


SECTION 14.2 INDEMNIFICATION OF THE MANAGING MEMBER BY THE FUND


To the fullest extent permitted by law, subject to this Section 14.2, the Managing Member and its Affiliates shall be indemnified by the Fund against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Fund; provided that such claims were not the result of negligence or misconduct on the part of the Managing Member or its Affiliates, and the Managing Member, in good faith, determined that such conduct was in the best interests of the Fund; and provided further that Affiliates of the Managing Member shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Member and acting wholly within the scope of the authority of the Managing Member.


Notwithstanding anything to the contrary contained in the preceding paragraph and Section 14.1, the Managing Member and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

The Fund shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

For the purposes of this Section 14.2, the term Affiliates shall mean any person acting on behalf of or performing services on behalf of the Fund who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Member; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Member; or (3) is an officer or director of the Managing Member; or (4) if the Managing Member is an officer, director, Member or trustee, is any entity for which the Managing Member acts in any such capacity.


Advances from Fund assets to the Managing Member and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Member by a Member are prohibited.



Advances from Fund assets to the Managing Member and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Member or its Affiliates on behalf of the Fund; (2) the legal action is initiated by a third party who is not a Member; and (3) the Managing Member or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to the Fund in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 14.1.


In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Member or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Agreement.

In no event shall any indemnification permitted by this Section 14.2 be made by the Fund unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Fund receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Fund hereunder shall be made only as provided in the specific case.


Various securities laws may impose liability even when the Managing Member acted in good faith. In no event shall any indemnification obligations of the Fund under this Article XIV subject a Member to any liability in excess of that contemplated by Section 5.6.


In no event shall the provisions of this Article XIV constitute a waiver by the Fund or of any Member of any rights of the Fund or the Members under federal and state securities laws or purport to exculpate or indemnify the Managing Member where such exculpation or indemnification is inconsistent with such laws.

SECTION 14.3 INDEMNIFICATION OF THE FUND BY THE MEMBERS


In the event the Fund is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Member's activities, obligations or liabilities unrelated to the Fund's business, such Member shall indemnify and reimburse the Fund for all loss and expense incurred, including reasonable attorneys' fees.


                                   ARTICLE XV


                              AMENDMENTS; MEETINGS


SECTION 15.1 AMENDMENTS WITH CONSENT OF THE MANAGING MEMBER


If at any time during the term of the Fund the Managing Member shall deem it necessary or desirable to amend this Agreement, the Managing Member may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Member and by a Majority in Interest.


The Managing Member may amend this Agreement without the consent of the Members in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Fund is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to attempt to ensure that the Fund is not treated as an "investment company" for purposes of the Investment Company Act or any successor law, (v) to qualify or maintain the qualification of the Fund as a partnership in any jurisdiction, (vi) to delete or add any provision to this agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vii) to make any amendment to this Agreement which the Managing Member deems advisable provided that such amendment is not adverse to the Members or is required by law, (viii) to designate additional Series of Units within any Class of Units and describe the terms thereof pursuant to Section 11.2 hereof, and (ix) to make any amendment that is appropriate or necessary, in the opinion of the Managing Member, to prevent the Fund or the Managing Member or its directors, officers or controlling persons from in any manner holding "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.



SECTION 15.2 AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE MANAGING MEMBER



In any vote called by the Managing Member or pursuant to Section 15.3, upon the affirmative vote (which may be in person or by proxy) of a Majority-in-Interest, the following actions may be taken, irrespective of whether the Managing Member concurs: (i) this Agreement may be amended, provided, however, that approval of all Members shall be required in the case of amendments changing or altering this Section 15; in addition, reduction of the Capital Account of any Member or assignee or modification of the percentage of profits, losses or distributions to which a Member or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Agreement without such Member's or assignee's written consent; (ii) the Fund may be dissolved; (iii) the Managing Member may be removed and replaced; (iv) a new Managing Member or Managing Members may be elected if the Managing Member withdraws from the Fund; (v) the sale of all or substantially all of the assets of the Fund may be approved; and (vi) any contract with the Managing Member or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days' notice.


SECTION 15.3 MEETINGS; OTHER VOTING MATTERS


Any Member upon request addressed to the Managing Member shall be entitled to obtain from the Managing Member, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Members and the number of Units held by each (which shall be mailed by the Managing Member to the Member within ten days of the receipt of the request); provided, that the Managing Member may require any Member requesting such information to submit written confirmation that such information will not be used for commercial purposes.

Upon receipt of a written proposal, signed by Members owning Units representing at least 10% of the Units then owned by Members, that a meeting of the Fund be called to vote upon any matter upon which the Members may vote pursuant to this Agreement, the Managing Member shall, by written notice to each Member of record sent by certified mail within 15 days after such receipt, call a meeting of the Fund. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.

The Managing Member may not restrict the voting rights of Members as set forth herein.


SECTION 15.4 OPPORTUNITY TO REDEEM


In the event that the Managing Member or the Members vote to amend this Agreement in any material respect, the amendment will not become effective prior to all Members having an opportunity to redeem their Units.


                                  ARTICLE XVI


                                 GOVERNING LAW


SECTION 16.1 GOVERNING LAW


The validity and construction of this Agreement shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that the foregoing choice of law shall not restrict the application of any state's securities laws to the sale of Units to its residents or within such state.


                                  ARTICLE XVII


                                 MISCELLANEOUS


SECTION 17.1 NOTICES


All notices under this Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

SECTION 17.2 BINDING EFFECT


This Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Article XIV hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Member or assignee hereunder, the Fund and the Managing Member may rely upon the Fund records as to who are Members and assignees, and all Members and assignees agree that their rights shall be determined and they shall be bound thereby.


SECTION 17.3 CAPTIONS


          Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions. Any reference to "persons" in this Agreement shall also be deemed to include entities, unless the context otherwise requires.





                                   ----------

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MANAGING MEMBER:                        MEMBERS:

MAN INVESTMENTS (USA) CORP.             All Members now and hereafter admitted
                                        as Members of the Fund pursuant to
                                        Powers of Attorney now or hereafter
By:                                     executed in favor of, and delivered to,
    ---------------------------------   the Managing Member.
    John M. Kelly
    President and Director              MAN INVESTMENTS (USA) CORP.


                                        By:
                                            ------------------------------------
                                            John M. Kelly
                                            President and Director

                                                                       EXHIBIT B

                                MAN-AHL 130, LLC

                            SUBSCRIPTION REQUIREMENTS

General


     By submitting a Subscription Agreement and Power of Attorney Signature Page, you (i) subscribe to purchase Units, (ii) authorize the Selling Agent to debit your subscription from your customer securities account or otherwise arrange to receive your subscription funds and (iii) agree to the terms of the Limited Liability Company Agreement.




Investor Suitability



     ONLY "ACCREDITED INVESTORS" MAY INVEST IN THE FUND.



     Although the public offering of the Units has been registered under the Securities Act of 1933, the Managing Member has determined to limit the persons eligible to invest in the Units to "Accredited Investors." Individual "Accredited Investors" must have an annual income of at least $200,000 (or joint annual income with spouse of at least $300,000) in each of the two most recent years and must expect to have such income in the current year or a net worth (including assets held jointly with spouse) of $1,000,000; entity "Accredited Investors" must generally have a net worth of $5,000,000. "Accredited Investor" status is not any assurance that an investment in the Fund is suitable for any prospective investor.



     Investors from the following states must also meet certain income and/or net worth minimums to be deemed suitable investors. In each case, net worth is to be calculated excluding the value of your home, furnishings and automobiles:



     Arizona: (a) a net worth of at least $225,000 or (b) a net worth of at least $60,000 and an annual -- income of at least $60,000.



     YOU SHOULD NOT INVEST MORE THAN 10% OF YOUR READILY MARKETABLE ASSETS (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) IN THE FUND.



     NO SUBSCRIBER SHALL BE DEEMED TO HAVE WAIVED ANY RIGHTS OR CLAIMS THAT HE OR SHE MAY HAVE UNDER ANY FEDERAL OR STATE SECURITIES LAWS BY REASON OF ANY REPRESENTATIONS OR UNDERTAKINGS MADE BY SUCH SUBSCRIBER IN EITHER THE SUBSCRIPTION AGREEMENT OR IN THE LIMITED LIABILITY COMPANY AGREEMENT.



     YOU MAY REVOKE YOUR SUBSCRIPTION AT ANY TIME WITHIN 5 BUSINESS DAYS OF SUBMISSION.

                                                                       EXHIBIT C



Man-AHL 130, LLC
Subscription Agreement and Power of Attorney



BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY, INVESTORS ARE NOT WAIVING ANY RIGHTS UNDER ANY FEDERAL OR STATE SECURITIES LAWS.



Instructions



- PLEASE PRINT CLEARLY IN ALL CAPITAL LETTERS AND EITHER BLUE OR BLACK INK TO FILL OUT THIS APPLICATION.



- BE SURE TO READ THE PROSPECTUS AND LIMITED LIABILITY COMPANY AGREEMENT OF MAN-AHL-130, LLC (THE "FUND").



-    FOR HELP WITH THIS APPLICATION PLEASE CALL (T.B.D.).



-    PLEASE SEE PAGE __ FOR MAILING AND PAYMENT OPTIONS.



- FOR IRAS AND KEOGH PLANS, PLEASE NOTE THAT THE CUSTODIAN'S NAME AND TAX ID NUMBER MUST ALSO BE INCLUDED BELOW IN THE SPECIFIC AREAS PROVIDED FOR THAT PURPOSE, AND THE CUSTODIAN MUST ALSO SIGN THIS AGREEMENT.



- SUBSCRIPTIONS ARE REVOCABLE FOR FIVE BUSINESS DAYS AFTER SUBMISSION OF THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY TO YOUR SELLING AGENT.



1. Investment Amount / Unit Class and Series Selection / Tax Status
Certification



Four Series of Units are being offered: Class A Series 1 and Series 2 Units to taxable investors; Class B Series 1 and Series 2 Units (structured so as not to cause investors to recognize "unrelated business taxable income" on their investment in the Fund) to tax-exempt and tax-deferred investors Investors only. Class A Series 2 and B Series 2 Units are offered exclusively to participants in selling agent or investment adviser fixed fee or asset-based fee investment programs (together, "fee based").



TAXABLE INVESTORS

A minimum initial investment of $25,000 is required.
Investment Amount $ __________________

Select one Series of Class A Units
Series 1 [ ] (Client Servicing Fee applies)
Series 2 [ ] (fee based accounts only)



TAX-EXEMPT AND TAX-DEFERRED INVESTORS ONLY

A minimum initial investment of $10,000 is required.
Investment Amount $ __________________

Select one Series of Class B Units
Series 1 [ ] (Client Servicing Fee applies)
Series 2 [ ] (fee based accounts only)

I hereby certify that I am:
an eligible tax-exempt investor [ ]
an eligible tax-deferred investor [ ]

Note: If you cannot make either certification, you likely should be completing the "Taxable Investors" portion of this section - please consult with your financial adviser.



2. Account Ownership/Investor Information (To be completed by the investor and/or their Trustee or Custodian.)



TAXABLE INVESTORS (CHECK ONE)

[ ] Individual Joint (specify type) __________________*   [ ] Trust
[ ] Corporation (attach corporate resolution)   [ ] LLC
[ ] Partnership   [ ] LLP   [ ] Other (specify type) __________________*

*    See page 4 for other choices



TAX-EXEMPT AND TAX-DEFERRED INVESTORS ONLY (CHECK ONE)

[ ] Traditional IRA   [ ] Roth IRA   [ ] Keogh   [ ] Foundation
[ ] Employee Benefit Plan   [ ] Employee Benefit Plan Trust
[ ] Other (specify type) _________________________*

*    See page 4 for other choices

ALL INVESTORS

Name of investor _________________________________
___________________________________________

Social Security or Taxpayer ID # _________________   Date of birth ___________

(Joint Owners: Please provide    _________________   Date of birth ___________
Tax ID and Birth Date for each.)



Note: Please provide below your legal/registered address. This may not be a P.O. Box. If you would like your statements mailed elsewhere, see Section 3.



Investors Street address _________________________
City, State and Zip ______________________________
If an individual, are you a US citizen? [ ] Yes [ ] No
If no, country or citizenship ____________________
If a Trust, Trustee's Name _______________________
Trustee's Social Security # ______________________
Date of birth of Trustee ___________
If an entity, incorporation/formation Date ___________ Place __________________ If an IRA/Keogh, Custodian's Name _______________________
Custodian's Tax ID _______________________ Contact# _______________________
Custodian's address ______________________________



If an IRA/Keogh Plan, the Custodian must specify, by checking the appropriate box, as to where primary copies of confirmations and statements are to be mailed: [ ] to the Custodian or [ ] to the IRA investor's mailing address



Note: For IRAs, the standard practice is for the Custodian's Tax ID # to be used when registering a holding in the Fund.



3. Interested Party("IP") or Alternate Mailing ("AM") Address



If you would like duplicate copies of your statements sent to a third party (other than your broker or financial adviser), or if you would like your statements sent to an alternate mailing address, please provide the necessary information:



IP [ ] AM [ ] Name _______________________________
Street address ___________________________________
City, State and Zip ______________________________



4. Investor Certifications



FOR AN INDIVIDUAL OR JOINT ACCOUNT, OR, FOR AN IRA, PLEASE CHECK ONE (OR MORE) OF THE FOLLOWING BOXES DESCRIBING YOUR STATUS AS AN "ACCREDITED INVESTOR":



[ ] A natural person who had an income in excess of $200,000 in each of the two most recent years (or joint income with your spouse in excess of $300,000 in each of those years) and who has a reasonable expectation of reaching the same income level in the current year;



[ ] A natural person who has a net worth1 (or joint net worth with your spouse) in excess of $1,000,000 (net worth for this purpose means total assets in excess of total liabilities);



FOR A TRUST, CORPORATION, KEOGH PLAN OR OTHER ENTITY, PLEASE CHECK ONE (OR MORE) OF THE FOLLOWING BOXES DESCRIBING YOUR STATUS AS AN "ACCREDITED INVESTOR":



[ ] A trust (i) with total assets in excess of $5,000,000, (ii) that was not formed for the purpose of investing in the Fund, and (iii) of which the person responsible for directing the investment of assets in the Fund has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;



[ ] An entity with total assets in excess of $5,000,000 that was not formed for the purpose of investing in the Fund and that is one of the following: (i) a corporation; (ii) a partnership; (iii) a limited liability company; (iv) a Massachusetts or similar business trust; or (v) an organization described in
Section 501(c)(3) of the Internal Revenue Code of 1986, as amended;



[ ] An entity licensed, or subject to supervision, by U.S. federal or state examining authorities as a "bank," "savings and loan association," "insurance company," or "small business investment company" (within the meaning of 17 C.F.R. Sections 230.501(a)) or an account for which a bank or savings and loan association is subscribing in a fiduciary capacity;



[ ] A broker or dealer registered with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act");



[ ] An investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");



[ ] An entity that has elected to be treated or qualifies as a "business development company" within the meaning of Section 2(a)(48) of the 1940 Act or
Section 202(a)(22) of the Advisers Act;



[ ] An insurance company as defined in Section 2(13) of the Securities Act of 1933, as amended ("1933 Act");



[ ] A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

[ ] A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;



[ ] An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a selfdirected plan, with investment decisions made solely by persons that are "accredited investors" (as defined in Regulation D under the 1933 Act); or



[ ] An entity in which all of the equity owners are "accredited investors" (as described above).



FOR INVESTORS IN ANY OF THE BELOW STATES:



[ ] If you are an investor from a State listed below, in addition to being an "accredited investor," you must also meet the minimum net worth or minimum net worth and minimum annual income standard for your State as described below. In each case, net worth is to be calculated excluding the value of your home, furnishings and automobiles:



     Arizona: (a) Net worth of at least $225,000 or (b) net worth of at least
              $60,000 and an annual income of least $60,000.



BY COMPLETING THE SECTION ABOVE AND SIGNING BELOW YOU FURTHER REPRESENT THAT:



- You are of legal age and legally competent to execute the Subscription Agreement and Power of Attorney Signature Page.




- Your subscription, if made as custodian for a minor, is a gift you have made to such minor or, if not a gift, the above representations as to net worth or annual income apply to such minor personally.




- Your subscription monies were not derived from activities that may contravene United States (federal or state) or international anti-money laundering laws and regulations. You are not (i) an individual, entity or organization named on a United States Office of Foreign Assets Control ("OFAC") "watch list" and do not have any affiliation with any kind of such individual, (ii) a foreign shell bank, (iii) a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the Financial Action Task Force, (iv) a senior foreign political figure(1), an immediate family member(2) or close associate(3) of a senior foreign political figure within the meaning of the USA PATRIOT Act of 2001(4). You agree to promptly notify the Managing Member should you become aware of any change in the information set forth in this representation. You acknowledge that, by law, the Managing Member may be obligated to "freeze" your account, either by prohibiting additional subscriptions, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Managing Member may also be required to report such action and to disclose your identity to OFAC. You represent and warrant that all of the information which you have provided to the Fund in connection with the Subscription Agreement is true and correct, and you agree to provide any information the Managing Member or its agents deem necessary to comply with the Fund's anti-money laundering program and related responsibilities from time to time. If you have indicated in this Subscription Agreement that you are an intermediary subscribing in the Fund as a record owner in your capacity as agent, representative or nominee on behalf of one or more underlying investors ("Underlying Investors"), you agree that the representations, warranties and covenants are made by you on behalf of yourself and the Underlying Investors.



-    You are not a charitable remainder trust.



- You are not (A) a non-resident alien or (B) a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended) for purposes of U.S. Federal income taxation.



- If you are a fiduciary executing this Investor Certificate on behalf of a Plan (the "Fiduciary"), you represent and warrant that you have considered the following with respect to the Plan's investment in the Fund and have determined that, in review of such considerations, the investment is consistent with the Fiduciary's responsibilities under ERISA: (i) the fiduciary investment standards under ERISA in the context of the Plan's particular circumstances; (ii) the permissibility of an investment in the Fund under the documents governing the Plan and the Fiduciary; and (iii) the risks associated with an investment in the Fund and the fact that redemptions are permitted only quarterly and are limited to 15% of the Fund's net asset value as of any quarter end.



- You understand that it may be a violation of state and federal law for you to provide this certification if you know that it is not true. You have received the prospectus of the Fund. You understand that an investment in the Fund involves a considerable amount of risk and that some or all of the investment may be lost. You understand that an investment in the Fund is suitable only for investors who can bear the risk associated with the limited liquidity of the investment and should be viewed as a long-term investment.



- You understand that the Fund and its affiliates are relying on the certifications and agreements made herein in determining your qualification and suitability as an investor in the Fund. You understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make these certifications, and agree to indemnify Man Investments Inc. and its affiliates and hold them harmless from any liability that you may incur as a result of this certification being untrue in any respect.



- You understand that units of Man-AHL 130, LLC are not deposits or obligations of any bank, are not guaranteed by any bank, are not insured by the FDIC or any other agency and involve investment risks, including the possible loss of the principal amount invested.


----------

* As used herein, "net worth" means the excess of total assets at fair market value, including home, over total liabilities. For the purpose of determining "net worth", the principal residence owned by an individual shall be valued at either (A) cost, including the cost of improvements, net of current encumbrances upon the property, or (B) the appraised value of the property as determined by an institutional lender, net of current encumbrances upon the property.


(1) A "senior foreign political figure" is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

(2) "Immediate family" of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws.

(3) A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(4) The United States "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001", Pub. L. No. 107-56 (2001).

5. Financial Account Information



Upon repurchase of your units by the Fund, do you want the proceeds paid to you by:

[ ]  check? (If so, check the box and proceed to Section 6)
[ ]  wire transfer? (If so, check the box and provide the information below)
Bank Name                ___________________________
ABA Routing Number       ___________________________
Credit to:               ___________________________
Account Number           ___________________________
For further credit to:   ___________________________
Name(s) on the Account   ___________________________
                         ___________________________
Account Number           ___________________________




6. Acknowledgements and Signature



YOU ACKNOWLEDGE AND AGREE AS FOLLOWS:



- You either are, or not required to be, registered with the Commodity Futures Trading Commission and a member of the National Futures Association.



- If you are signing on behalf of an entity, you are duly authorized to open this account and to conduct transactions in this account on behalf of that entity.



- You are purchasing units for your own account, and not with a view to the distribution, assignment, transfer or other disposition of the units.



-    You have received the current prospectus for the Fund.



- You are eligible to invest in the Fund and you have checked the appropriate box (or boxes) in Section 4 describing your eligibility.



-    All of the information provided herein is true, accurate, and complete.



- You authorize us to use other sources of information, including obtaining a credit report or other financial responsibility report about you, at any time to verify the information provided herein and to determine the identity of the owners of your account. Upon written request, we will provide the name and address of the credit reporting agency used.



- By signing below, you hereby agree to be bound by the terms of the Limited Liability Company Agreement of the Fund including its Power of Attorney provisions, as set forth in section 12.1 of the Agreement. To the extent you believe it necessary, you have consulted with your tax and legal advisors regarding your investment in the Fund.






You agree that the Fund, the Distributor and their managers, directors, officers and employees will not be held liable for any loss, liability, damage, or expense for relying upon this application or any instructions including telephone instructions they reasonably believe are authentic. If a taxpayer identification number is not provided and certified, all dividends paid will be subject to Federal backup withholding.




7. Power of Attorney



- I irrevocably appoint Man Investments (USA) Corp. (the "Managing Member") and each officer thereof as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, deliver and record any documents or instruments which the Managing Member considers appropriate to carry out the provisions of the Limited Liability Company Agreement, including the Limited Liability Company Agreement itself.




TAXPAYER IDENTIFICATION NUMBER CERTIFICATION



UNDER PENALTIES OF PERJURY, YOU CERTIFY THAT:



1. THE NUMBER SHOWN ON THIS FORM IS YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER (OR YOU ARE WAITING FOR A NUMBER TO BE ISSUED TO YOU);



2. YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE (A) YOU ARE EXEMPT FROM BACKUP WITHHOLDING, OR (B) YOU HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE ("IRS") THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED YOU THAT YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING; AND



3. YOU ARE A U.S. PERSON (INCLUDES A U.S. RESIDENT ALIEN) AND AGREE TO NOTIFY THE FUND WITHIN 60 DAYS OF THE DATE THAT YOU CEASE TO BE A U.S. PERSON.



YOU MUST CROSS OUT ITEM 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

REMINDER FOR IRAS/KEOGH PLANS ONLY: THE CUSTODIAN MUST ALSO SIGN THIS
APPLICATION.



Investor:





Signature                                         Date
          -------------------------------------        -----------------
Title                                             Date
      -----------------------------------------        -----------------





Signature                                         Date
          -------------------------------------        -----------------
Title                                             Date
      -----------------------------------------        -----------------



Custodian





-----------------------------------------------
(Name, Authorized Signature)



Checklist



Did you remember to:



-    SIGN THE APPLICATION?



-    FILL OUT ALL APPLICABLE SECTIONS OF THE APPLICATION?



-    FILL OUT THE DOLLAR AMOUNT OF THE INVESTMENT?



-    ATTACH YOUR CHECK OR ISSUE PROPER WIRE INSTRUCTIONS?



8. Financial Adviser/Dealer Information (To be completed by the Financial Adviser/Dealer.)



I hereby authorize Man Investments Inc. (the "Selling Agent") to act as my agent in connection with transactions under this authorization form and confirm the Unit Class selection made in Section 1. I guarantee the signatures on this application and the legal capacity of the signers. Further, I have confirmed the eligibility certifications appearing above under Sections 1 and 4.



I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Member with respect to an investment in the Units, as set forth in the Fund's Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.



I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.



The Registered Representative MUST sign below in order to substantiate compliance with Rule 2810 of the NASD's Conduct Rules.



Representative's name ____________________________
Adviser/Dealer name ______________________________
Branch office address ____________________________
City, State and ZIP ______________________________
Representative's E-mail address __________________
Branch number ________________ Representative's number _________________________
Branch phone number ________________ Fax number ________________________________


-----------------------------------------------   ----------------
Authorized Representative's signature             Date
(Note: The same individual should not sign in both places).


-----------------------------------------------   ----------------
Principal/Branch Office Manager's signature       Date
Principal/Branch Office Manager's name ____________________________________
Name for Account Registration ____________________________________
Account Number ___________________________________
Clearing firm name/number ____________________________________



Investment dates are expected to be as of the first business day of each calendar month.



Your Financial Adviser may require earlier alternate delivery instructions other than those listed below.



Applications for investment at the next investment date must be received at least five business days prior to that date.



Please forward this application as follows:



ORIGINAL COPIES



-    IF BY OVERNIGHT COURIER (FEDEX, ETC.), TO:
     Man-AHL 130, LLC
     T.B.D



-    IF BY U.S. POSTAL SERVICE, TO:
     Man-AHL 130, LLC
     T.B.D.

ADVANCE COPIES (WITH ORIGINALS TO FOLLOW)



-    IF BY FAX, TO:
     Man-AHL 130, LLC
     T.B.D.



-    IF BY SCAN.PDF FILE VIA E-MAIL, TO:
     T.B.D



Funds to be invested at the next investment date should be forwarded as follows:



- IF BY FUND/SERV (THROUGH YOUR FINANCIAL ADVISER/DEALER), PLEASE TRANSMIT NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE NEXT INVESTMENT DATE.



- IF BY FEDERAL FUNDS WIRE, PLEASE TRANSMIT FOR RECEIPT FIVE BUSINESS DAYS PRIOR TO THE NEXT INVESTMENT DATE, TO:



     T.B.D.
     T.B.D.
     ABA Number T.B.D.
     Account name - Man-AHL 130, LLC
     Account Number - T.B.D.
     Ref: (Name of Account Owner)



- IF BY CHECK, PLEASE MAKE PAYABLE TO THE ORDER OF "MAN-AHL 130, LLC" AND MAIL OR COURIER (SEE ADDRESSES ABOVE) IN TIME TO ALLOW RECEIPT BY NO LATER THAN 14 CALENDAR DAYS PRIOR TO THE NEXT INVESTMENT DATE.



- NO CASH POLICY - THE FUND DOES NOT ACCEPT CASH. `CASH' FOR THE PURPOSES OF THIS POLICY INCLUDES CURRENCY, CASHIER'S CHECKS, BANK DRAFTS, TRAVELERS CHECKS AND MONEY ORDERS. IN ADDITION, THE FUND DOES NOT ACCEPT THIRD PARTY CHECKS OR CREDIT CARD CONVENIENCE CHECKS.



INVESTOR TYPES - NOTES/OTHER CHOICES:



JOINT ACCOUNTS: "Tenants in Common", "Joint Tenants with Rights of Survivorship", "Community Property", "Tenancy by the Entirety" - Joint owners will be considered to be Joint Tenants with Rights of Survivorship unless you indicate otherwise or if that registration is not available in your state.



OTHER: "Gift to Minor", "Foundation", "Exempt Organization", "Association", "Insurance Company - General Account", "Insurance Company - Separate Account", "Employee Benefit Plan", "Employee Benefit Plan Trust", or if other than the above, please specify on page 1.

                         [PAGE LEFT BLANK INTENTIONALLY]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          Man Investments (USA) Corp. or an affiliate will pay, without reimbursement by Registrant, all organizational and initial offering costs, as described in the Prospectus.

          The following is an estimate of the costs of preparing, filing and distributing this Registration Statement and the Prospectus which it includes.


                                                                 Approximate
                                                                    Amount
                                                                 -----------
Securities and Exchange Commission Registration Fee...........    $  1,770*
National Association of Securities Dealers, Inc. Filing Fee...       1,500*
Printing Expenses.............................................      75,000
Fees of Certified Public Accountants..........................      17,500
Blue Sky Expenses (Excluding Legal Fees)......................      30,000
Fees of Counsel...............................................     280,000
Advertising and Sales Literature..............................      25,000
Miscellaneous Offering Costs..................................      19,823
                                                                  --------
Total.........................................................    $450,000


----------
* Fees marked with an asterisk are exact rather than estimated and approximate.


+ All of the foregoing fees will be paid by the Managing Member, not the Fund, and without reimbursement by the Fund.


                                   ----------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article XIV of the Limited Liability Company Agreement (attached as Exhibit A to the prospectus which forms a part of this Registration Statement) provides for the indemnification of the Managing Member and certain of its affiliates by the Registrant. "Affiliates" shall mean any person performing services on behalf of the Fund who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Member; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Member; or (3) is an officer or director of the Managing Member; or (4) if the Managing Member is an officer, director, partner or trustee, is any entity for which the Managing Member acts in any such capacity. Indemnification is to be provided for any loss suffered by the registrant which arises out of any action or inaction, if the party, in good faith, determined that such course of conduct was in the best interest of the Registrant and such conduct did not constitute negligence or misconduct. The Managing Member and its affiliates will only be entitled to indemnification for losses incurred by such affiliates in performing the duties of the Managing Member and acting wholly within the scope of the authority of the Managing Member.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.





          The Managing Member invested $10,000 of "seed capital" in the Registrant on May 26, 2005.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

 Exhibit
  Number    Description of Document
---------   -----------------------
  1.01**    Form of General Distributor's Agreement between the Registrant and
(amended)   Man Investments Inc.

   1.02     Form Selling Agreement between Man Investments Inc. and Additional
            Selling Agents.

 3.01(i)*   Certificate of Formation of the Registrant.

   3.02     Limited Liability Company Agreement of the Registrant (included as
            Exhibit A to the Prospectus).

  5.01* Form of Opinion of Sidley Austin Brown & Wood LLP relating to the legality of the Units.

   8.01     Form of Opinion of Sidley Austin Brown & Wood LLP with respect to
(amended)   federal income tax consequences.

 10.01** Form of Administration Agreement between the Fund and the Administrator.

  10.02*    Form of Customer Agreement between the Registrant and Man
            Financial Inc.

  10.03*    Form of Trading Advisory Agreement between Registrant and Man-AHL
            (USA) Ltd.

 10.04**    Form of Escrow Agreement among the Registrant, the Escrow Agent, the
            Selling Agent and the Managing Member.

  10.05     Form of Subscription Agreement (included with the Prospectus).

  23.02     Consent of Sidley Austin Brown & Wood LLP.

  23.04     Consent of Deloitte & Touche LLP.

  23.05     Consent of PricewaterhouseCoopers LLP.

  99.01     Securities and Exchange Commission Release No.
            33-6815--Interpretation and Request for Public Comment--Statement of the Commission Regarding Disclosure by Issuers of Interests in
            Publicly Offered Commodity Pools (54 Fed. Reg. 5600; February 6,
            1989).

  99.02     Commodity Futures Trading Commission--Interpretative Statement and
            Request for Comments--Statement of the Commodity Futures Trading
            Commission Regarding Disclosure by Commodity Pool Operators of Past
            Performance Records and Pool Expenses and Requests for Comments (54
            Fed. Reg. 5597; February 6, 1989).

  99.03     North American Securities Administrators Association, Inc.
            Guidelines for the Registration of Commodity Pool Programs.

  99.04 Prospectus of Man-Glenwood Lexington LLC filed with the Securities and Exchange Commission on August 11, 2005, Registration No.
            333-118854, is incorporated herein by reference.

  99.05     Prospectus of Man-Glenwood Lexington TEI, LLC filed with the
            Securities and Exchange Commission on August 11, 2005, Registration
            No. 333-120945, is incorporated herein by reference.


----------

*    Previously filed.



**   To be filed by amendment.


ITEM 17.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Managing Member of the Registrant has duly caused this Registration Statement or Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Chicago in the State of Illinois on the 11th day of October, 2005.


MAN-AHL 130, LLC

By: MAN INVESTMENTS (USA) CORP.
    MANAGING MEMBER


By: /s/ JOHN M. KELLY
    ---------------------------------
    John M. Kelly
    President and Director

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Registration Statement Amendment has been signed below by the following persons on behalf of the Managing Member of the Registrant, in the capacities and on the date indicated.


              Signature                 Title with Registrant        Date
              ---------                 ---------------------        ----


/s/ JOHN M. KELLY                     President and Director    October 11, 2005
-----------------------------------   (Principal Executive
John M. Kelly                     Officer)


/s/ ALICIA DERRAH                     Chief Financial           October 11, 2005
-----------------------------------   Office
Alicia Derrah

/s/ MICHAEL LOZOWSKI                  Director                  October 11, 2005
-----------------------------------
Michael Lozowski


/s/ STEVEN ZORIC                      Vice President,           October 11, 2005
-----------------------------------   Secretary and Director
Steven Zoric


          Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Man Investments (USA) Corp.

MAN INVESTMENTS (USA) CORP.
Managing Member



By /s/ JOHN M. KELLY                                            October 11, 2005
   --------------------------------
   John M. Kelly
   President and Director

   As filed with the Securities and Exchange Commission on October 11, 2005


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    EXHIBITS

                                       To


                                 AMENDMENT NO. 1


                                    FORM S-1

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                                   ----------

                                MAN-AHL 130, LLC
             (Exact name of registrant as specified in its charter)

================================================================================

                                  EXHIBIT INDEX


 Exhibit
  Number    Description of Document
---------   -----------------------
  1.01**    Form of General Distributor's Agreement between the Registrant and
(amended)   Man Investments Inc.

   1.02     Form Selling Agreement between Man Investments Inc. and Additional
            Selling Agents.

 3.01(i)*   Certificate of Formation of the Registrant.

   3.02     Limited Liability Company Agreement of the Registrant (included as
            Exhibit A to the Prospectus).

  5.01* Form of Opinion of Sidley Austin Brown & Wood LLP relating to the legality of the Units.

   8.01     Form of Opinion of Sidley Austin Brown & Wood LLP with respect to
(amended)   federal income tax consequences.

 10.01** Form of Administration Agreement between the Fund and the Administrator.

  10.02*    Form of Customer Agreement between the Registrant and Man
            Financial Inc.

  10.03*    Form of Trading Advisory Agreement between Registrant and Man-AHL
            (USA) Ltd.

 10.04**    Form of Escrow Agreement among the Registrant, the Escrow Agent, the
            Selling Agent and the Managing Member.

  10.05     Form of Subscription Agreement (included with the Prospectus).

  23.02     Consent of Sidley Austin Brown & Wood LLP.

  23.04     Consent of Deloitte & Touche LLP.

  23.05     Consent of PricewaterhouseCoopers LLP.

  99.01     Securities and Exchange Commission Release No.
            33-6815--Interpretation and Request for Public Comment--Statement of the Commission Regarding Disclosure by Issuers of Interests in
            Publicly Offered Commodity Pools (54 Fed. Reg. 5600; February 6,
            1989).

  99.02     Commodity Futures Trading Commission--Interpretative Statement and
            Request for Comments--Statement of the Commodity Futures Trading
            Commission Regarding Disclosure by Commodity Pool Operators of Past
            Performance Records and Pool Expenses and Requests for Comments (54
            Fed. Reg. 5597; February 6, 1989).

  99.03     North American Securities Administrators Association, Inc.
            Guidelines for the Registration of Commodity Pool Programs.

  99.04 Prospectus of Man-Glenwood Lexington LLC filed with the Securities and Exchange Commission on August 11, 2005, Registration No.
            333-118854, is incorporated herein by reference.

  99.05     Prospectus of Man-Glenwood Lexington TEI, LLC filed with the
            Securities and Exchange Commission on August 11, 2005, Registration
            No. 333-120945, is incorporated herein by reference.


----------

*    Previously filed.



**   To be filed by amendment.